UNITED STATES


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                   ------------------------------------------

                                    FORM 8-K


                   ------------------------------------------


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE


                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) October 31, 2003


                   National Medical Health Card Systems, Inc.
                   ------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


      Delaware                        000-26749                  11-2581812
------------------------              ---------                  ----------
(State or Other Jurisdiction        (Commission                (IRS Employer
of Incorporation)                   File Number)             Identification No.)



26 Harbor Park Drive, Port Washington, New York                    11050
------------------------------------------------                   -----
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code:   (516) 626-0007
                                                     ---------------

                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 1. Changes in Control of Registrant



     Under the terms of a preferred stock purchase agreement dated as of October 30, 2003 (the "purchase agreement"), between National Medical Health Card Systems, Inc. (the "Company") and New Mountain Partners, L.P. ("New Mountain"), New Mountain will purchase $80 million of the Company's series A convertible preferred stock. The preferred stock provides for an initial annual cash dividend equal to 7% of the investment amount, which decreases to 3.5% after the fifth anniversary of issuance. The preferred stock will be convertible into common stock at a price of $11.50 per share of common stock, or an aggregate of approximately 7 million of the Company's common shares. The Company will use
approximately  $50  million  of  the  New  Mountain   investment  to  conduct  a
self-tender in which it will offer to purchase from all of the Company's stockholders up to 4.5 million shares of common stock at a price of $11.00 per share. The remaining funds, estimated to be $22 million net of transaction costs, are expected to be used for growth opportunities.

     Bert  E.  Brodsky,  the  Company's  chairman  of  the  board,  and  certain stockholders related to Mr. Brodsky, who currently own in the aggregate in excess of 4.6 million common shares and options and warrants to purchase approximately 300,000 shares, have agreed under a support agreement dated October 30, 2003, between the Company, New Mountain, Mr. Brodsky and certain stockholders related to Mr. Brodsky, to tender approximately 4.5 million shares pursuant to the tender offer. The net effect of the approximately 7 million newly issued, convertible preferred shares, less the anticipated repurchase of in excess 4.5 million shares in the tender offer, will increase diluted common shares outstanding (assuming conversion of the new preferred shares) from approximately 10.2 million to 12.7 million shares, or a 23.5% increase. Upon completion of the tender offer as contemplated in the purchase agreement, New Mountain will own approximately 70% of the outstanding equity of the Company, and approximately 55% of the outstanding equity of the Company on a fully diluted basis. The Company will incur no debt from this transaction. However, the Company expects a one-time, non-cash reduction in arriving at net income available for common stockholders. After the transactions are consummated, New Mountain will have the right to designate 60% of the Board of Directors. Steven
B. Klinsky, founder and chief executive officer of New Mountain Capital, LLC, will succeed Mr. Brodsky as non-executive chairman. Mr. Brodsky and James Bigl, the Company's president and chief executive officer, will remain as members of the board of directors. New Mountain will initially be entitled to designate and elect six of the Company's directors. The remaining two seats will be filled by persons deemed to be independent directors under Nasdaq National Market standards, and will be nominated by a board nominating committee. The contemplated transactions are subject to satisfaction of certain closing conditions, including stockholder and regulatory approvals. The Company expects that the self-tender will be commenced and completed during either the fourth calendar quarter of 2003 or the first calendar quarter of 2004.

 Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.



(c)  Exhibits.


     2.01 Preferred Stock Purchase Agreement by and between National Medical Health Card Systems, Inc. and New Mountain Partners, L.P. dated October 30, 2003 (including the Form of Amendment to the Certificate of Incorporation, the Form of Certificate of Designations and the Form of Registration Rights Agreement).

     9.01 Support Agreement by and among National Medical Health Card Systems, Inc., Bert E. Brodsky, Bert E. Brodsky Revocable Trust, P.W. Capital Corp., Lee
J. Brodsky, David C. Brodsky, Jeffrey H. Brodsky, Jessica Brodsky Miller, each Irrevocable Trust of Lee J. Brodsky, David C. Brodsky, Jeffrey H. Brodsky and Jessica Brodsky Miller, and New Mountain Partners, L.P. dated October 30, 2003.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

Date: November 13, 2003               By:/s/James Bigl
                                         ----------------------------------
                                            James Bigl
                                            Chief Executive Officer

                                                                 EXHIBIT 2.01



                       PREFERRED STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.,

                                       AND

                           NEW MOUNTAIN PARTNERS, L.P.

                             DATED: OCTOBER 30, 2003

                                TABLE OF CONTENTS



ARTICLE 1          DEFINITIONS....................................................................................1

    1.1     Definitions...........................................................................................1

ARTICLE 2          PURCHASE AND SALE OF SERIES A PREFERRED STOCK.................................................10

    2.1     Purchase and Sale of Series A Preferred Stock........................................................10
    2.2     Increase in Purchase Amount..........................................................................10
    2.3     Certification of Designation.........................................................................10
    2.4     Closing..............................................................................................10
    2.5     Use of Proceeds......................................................................................11
    2.6     Additional Issuances; Adjustment.....................................................................11

ARTICLE 3          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................12

    3.1     Corporate Existence and Power........................................................................12
    3.2     Subsidiaries.........................................................................................12
    3.3     Corporate Authorization; No Contravention............................................................13
    3.4     Governmental Authorization; Third Party Consents.....................................................14
    3.5     Binding Effect.......................................................................................14
    3.6     Capitalization of the Company and its Subsidiaries...................................................14
    3.7     SEC Documents; Sarbanes-Oxley Compliance.............................................................15
    3.8     Absence of Certain Developments......................................................................17
    3.9     No Undisclosed Liabilities...........................................................................17
    3.10    Compliance with Laws.................................................................................17
    3.11    Litigation...........................................................................................18
    3.12    Material Contracts...................................................................................18
    3.13    Environmental........................................................................................19
    3.14    Taxes................................................................................................20
    3.15    Title to Property and Assets; Leases.................................................................21
    3.16    Compliance with ERISA................................................................................21
    3.17    Labor Relations; Employees...........................................................................23
    3.18    Certain Payments.....................................................................................23
    3.19    Insurance............................................................................................24
    3.20    Intellectual Property................................................................................24
    3.21    Affiliate Transactions...............................................................................24
    3.22    Investment Company Act...............................................................................25
    3.23    Private Offering.....................................................................................25
    3.24    Board Approval; Stockholder Approval.................................................................25
    3.25    Series A Preferred Stock.............................................................................26
    3.26    No Brokers or Finders................................................................................26
    3.27    Disclosure...........................................................................................27
    3.28    Suitability..........................................................................................27
    3.29    Off Balance Sheet Arrangements.......................................................................27
    3.30    Regulatory Compliance................................................................................27

ARTICLE 4          REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...............................................28

    4.1     Existence and Power..................................................................................28
    4.2     Authorization; No Contravention......................................................................28
    4.3     Governmental Authorization; Third Party Consents.....................................................29
    4.4     Binding Effect.......................................................................................29
    4.5     Purchase for Own Account, Etc........................................................................29
    4.6     Receipt of Information...............................................................................30
    4.7     No Brokers or Finders................................................................................30
    4.8     Sufficient Funds.....................................................................................30
    4.9     Litigation...........................................................................................30

ARTICLE 5          COVENANTS OF THE COMPANY......................................................................30

    5.1     Conduct of Business..................................................................................30
    5.2     No Solicitation......................................................................................34
    5.3     Regulatory Approval; Litigation......................................................................35
    5.4     Board of Directors...................................................................................36
    5.5     Access...............................................................................................36
    5.6     Employee Benefits Matters............................................................................37
    5.7     Payment of Dividends.................................................................................37
    5.8     Consents.............................................................................................38
    5.9     Legends..............................................................................................38
    5.10    Confirmation of Surplus..............................................................................38

ARTICLE 6          STOCKHOLDERS MEETING; TENDER OFFER............................................................39

    6.1     Preparation of Proxy Statement; Stockholders Meeting.................................................39
    6.2     Tender Offer.........................................................................................40
    6.3     Other Matters........................................................................................41

ARTICLE 7          CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO CLOSE..............................41

    7.1     Conditions to Closing................................................................................41

ARTICLE 8          CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO CLOSE................................44

    8.1     Conditions to Closing................................................................................44

ARTICLE 9          REGISTRATION RIGHTS; RIGHT OF FIRST OFFER;  OTHER AGREEMENTS OF THE COMPANY...................45

    9.1     Registration Rights..................................................................................45
    9.2     Other Registration Rights............................................................................45
    9.3     Right of First Offer.................................................................................45
    9.4     Rule 144.............................................................................................46
    9.5     Availability of Common Stock.........................................................................46
    9.6     No Rights Plan.......................................................................................47

ARTICLE 10         TERMINATION OF AGREEMENT......................................................................47

    10.1    Termination..........................................................................................47
    10.2    Survival after Termination...........................................................................49
    10.3    Termination Payment..................................................................................49

ARTICLE 11         INDEMNIFICATION...............................................................................50

    11.1    Indemnification......................................................................................50
    11.2    Terms of Indemnification.............................................................................51

ARTICLE 12         MISCELLANEOUS.................................................................................51

    12.1    Survival.............................................................................................51
    12.2    Fees and Expenses....................................................................................52
    12.3    Notices..............................................................................................52
    12.4    Successors and Assigns...............................................................................53
    12.5    Amendment and Waiver.................................................................................54
    12.6    Counterparts.........................................................................................54
    12.7    Headings.............................................................................................54
    12.8    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.........................................54
    12.9    Severability.........................................................................................55
    12.10   Entire Agreement.....................................................................................55
    12.11   Further Assurances...................................................................................55
    12.12   Public Announcements.................................................................................55
    12.13   Specific Performance.................................................................................56
    12.14   Subsidiaries.........................................................................................56


                             EXHIBITS AND SCHEDULES

Exhibit A                   Amended Bylaws
Exhibit B                   Articles of Amendment
Exhibit C                   Certificate of Designations
Exhibit D                   Management Rights Letter
Exhibit E                   Board of Directors
Exhibit F                   Offer Conditions
Exhibit G                   Opinion of Fulbright & Jaworski L.L.P.
Exhibit H                   Registration Rights Agreement

Schedule 3.2                Subsidiaries
Schedule 3.3                Corporate Authorization; No Contravention
Schedule 3.4                Governmental Authorization; Third Party Consents
Schedule 3.6                Capitalization of the Company and its Subsidiaries
Schedule 3.7                SEC Documents; Sarbanes-Oxley Compliance
Schedule 3.8                Absence of Certain Developments
Schedule 3.9                Undisclosed Liabilities
Schedule 3.10(a)            Compliance with Laws
Schedule 3.11               Litigation
Schedule 3.12(a)            Material Contracts
Schedule 3.12(b)            Non-Competition Agreements
Schedule 3.13               Environmental
Schedule 3.14               Taxes
Schedule 3.15               Title to Property and Assets; Leases
Schedule 3.16               Compliance with ERISA
Schedule 3.17               Labor Relations; Employees
Schedule 3.20               Intellectual Property
Schedule 3.21(a)            Affiliate Transactions
Schedule 3.21(b)            Ongoing Intercompany Transactions
Schedule 3.26               No Brokers and Finders

Schedule 4.3                Governmental Authorization; Third Party Consents

Schedule 5.1(a)(i)          Conduct of Business; Capital Expenditures
Schedule 5.1(a)(ii)         Conduct of Business; Contractual Obligations
Schedule 5.1(a)(iii)        Conduct of Business; Financing and Indebtedness
Schedule 5.1(a)(vi)         Conduct of Business; Sell, Lease, etc.

Schedule 7.1.6              Material Contracts

                       PREFERRED STOCK PURCHASE AGREEMENT

     PREFERRED STOCK PURCHASE AGREEMENT, dated as of October 30, 2003 (as the same may be amended, supplemented or modified in accordance with the terms hereof, this "Agreement"), by and between National Medical Health Card Systems, Inc., a Delaware corporation (the "Company") and New Mountain Partners, L.P., a Delaware limited partnership (the "Purchaser").

     WHEREAS, the Company proposes to issue and sell to the Purchaser, and the Purchaser proposes to buy, for an aggregate purchase price of $80,000,003 (subject to increase pursuant to Section 2.2), an aggregate of 6,956,522 shares (subject to adjustment pursuant to Section 2.2) of Series A 7% Convertible Preferred Stock, par value $0.10 per share (the "Series A Preferred Stock"); and

     WHEREAS, it is a condition to the willingness of the Purchaser to execute and deliver this Agreement that the Company, the Purchaser and certain stockholders of the Company execute and deliver the Support Agreement (as defined below).

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

     1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:

     "Acquisition  Proposal"  has the  meaning  assigned to such term in Section
5.2.

     "Actions" means actions, causes of action, suits, claims, complaints, demands, litigations or legal, administrative or arbitral proceedings.

     "Additional Shares" has the meaning assigned to such term in Section 2.2.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and, for purposes of Section 3.21 only, with respect to any individual, the spouse, parent, sibling, child, step-child, grandchild, niece or nephew of such individual or the spouse thereof and any trust for the benefit of such Stockholder or any of the foregoing. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" has the meaning assigned to such term in the Preamble.

     "Alternative  Transaction  Notice" has the meaning assigned to such term in
Section 10.1(a)(v).

     "Amended Bylaws" means the Amended and Restated Bylaws of the Company, in the form attached hereto as Exhibit A, which shall provide for committees for the declaration of dividends on the Series A Preferred Stock (one committee of Series A Directors and one committee of Independent Directors) and remove provisions relating to the classification of the Board of Directors.

     "Articles of Amendment" means the Amendment to the Certificate of Incorporation of the Company, in the form attached hereto as Exhibit B, which shall, among other things, increase the number of authorized shares of Preferred Stock to 15,000,000 shares, increase the authorized number of shares of Common Stock to ensure that there are a sufficient number of shares of Common Stock outstanding to allow for the conversion of the Series A Preferred Stock and remove provisions relating to the classification of the Board of Directors.

     "associate" has the meaning assigned in Rule 12b-2 promulgated by the Commission under the Exchange Act.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee thereof.

     "Board Recommendation" has the meaning assigned to such term in Section 6.1(b).

     "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York City are authorized or obligated by law or executive order to remain closed.

     "Bylaws" means the bylaws of the Company, as the same may have been amended and in effect as of the Closing Date.

     "Certificate of Designations" means the certificate of designations setting forth the designation, powers and preferences of the Series A Preferred Stock, substantially in the form attached hereto as Exhibit C.

     "Certificate of Incorporation" means the certificate of incorporation of the Company, as the same may have been amended and in effect as of the Closing Date.

     "Change in the Board Recommendation" has the meaning assigned to such term in Section 6.1(b).

     "Claims" means losses, claims, damages or liabilities, joint or several, Actions or proceedings (whether commenced or threatened).

     "Closing" has the meaning assigned to such term in Section 2.4.

     "Closing Amount" has the meaning assigned to such term in Section 2.4.

     "Closing Date" has the meaning assigned to such term in Section 2.4.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

     "Common Stock" means the Common Stock, par value $0.001 per share, of the Company.

     "Company" has the meaning assigned to such term in the Preamble.

     "Company Agreements" has the meaning assigned to such term in Section 3.1.

     "Company Benefit Plans" means all employee benefit plans providing benefits to any current or former employee or director of the Company or any of its Subsidiaries or any beneficiary or dependent thereof that are sponsored or maintained by the Company or any of its Subsidiaries or ERISA Affiliates or to which the Company or any of its Subsidiaries or ERISA Affiliates contributes or is obligated to contribute, including without limitation all employee welfare benefit plans within the meaning of Section 3(1) of ERISA, all employee pension benefit plans within the meaning of Section 3(2) of ERISA, and all bonus, incentive, deferred compensation, vacation, stock purchase, stock option, restricted stock, severance, termination pay and fringe benefit plans.

     "Company Options" has the meaning assigned to such term in Section 3.6.

     "Confidentiality Agreement" means the confidentiality agreement dated July 24, 2003, between New Mountain Capital and the Company.

     "Contemplated Transactions" means the transactions contemplated by this Agreement and the exhibits hereto, including without limitation the issuance, purchase and sale of the Series A Preferred Stock, the adoption of the Articles of Amendment, and the Offer.

     "Contractual Obligation" means, as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust, credit agreement, note, evidence of indebtedness or other instrument, written or otherwise, to which such Person is a party or by which it or any of its property is bound.

     "Conversion  Shares"  has the  meaning  assigned  to such  term in  Section
4.5(c).

     "Decrees" has the meaning assigned to such term in Section 3.10(a).

     "DGCL" means the Delaware General Corporation Law.

     "Employment Agreement" means a contract, offer letter or agreement of the Company or any of its Subsidiaries with or addressed to any individual who is rendering or has rendered services thereto as an employee or consultant, pursuant to which the Company or any of its Subsidiaries has any actual or contingent liability or obligation in excess of $75,000 to provide compensation and/or benefits in consideration for past, present or future services.

     "Environmental Claim" means any claim, action, cause of action, investigation of which the Company or any of its Subsidiaries has knowledge, or written notice by any Person to the Company or any of its Subsidiaries alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, or (b) circumstances forming the basis of any violation or liability, or alleged violation or liability, of any Environmental Law.

     "Environmental Laws" means all Federal, state, local, and foreign statute, law, regulation, ordinance, rule, common law, judgment, order, decree or other governmental requirement or restriction relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; provided that Environmental Laws does not include the Occupational Safety and Health Act or any other similar Requirement of Law governing worker safety or workplace conditions.

     "Equitable Principles" means applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether in a proceeding at equity or at law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder from time to time.

     "ERISA Affiliate" means each entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Company or its Subsidiaries within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Company or its Subsidiaries under Section 414(o) of the Code, or is under "common control" with the Company or its Subsidiaries, within the meaning of Section 4001(a)(14) of ERISA.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Commission from time to time.

     "Existing Plans" has the meaning assigned to such term in Section 3.6.

     "Fully Diluted Basis" has the meaning assigned to such term in Section 2.1.

     "GAAP" means United States generally accepted accounting principles.

     "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any international regulatory body or self regulatory organization having or asserting jurisdiction over a Person, its business or its properties.

     "HFG Credit Facility" means the Receivables Purchase Agreement and the Loan Agreement, each as in effect on the date hereof.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder by the Federal Trade Commission from time to time.

     "Intellectual Property" has the meaning assigned to such term in Section 3.20.

     "knowledge of the Company" means the actual knowledge of the chairman or any executive officer of the Company or any of its Subsidiaries, after due inquiry of those persons employed by the Company or its Subsidiaries charged with administrative or operational responsibility for such matter.

     "Leases" has the meaning assigned to such term in Section 3.15.

     "Licenses" has the meaning assigned to such term in Section 3.10(b).

     "Lien"  means  any  mortgage,   deed  of  trust,   pledge,   hypothecation,
assignment, encumbrance, lien (statutory or other), voting or other restriction, preemptive right or other security interest of any kind or nature whatsoever.

     "Loan Agreement" means the Loan and Security Agreement, dated as of January 29, 2002, as amended on the date hereof, between NMHC Funding, LLC, a Delaware limited liability company, and HFG Healthco-4 LLC, a Delaware limited liability company.

     "Management Rights Letter" means the management rights letter between the Company and the Purchaser, substantially in the form attached hereto as Exhibit D.

     "Material Adverse Effect" means any material adverse change in or affecting
(i) the business, properties, assets, liabilities, operations, results of operations (financial or otherwise), condition, or prospects of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company or any of the Company's Subsidiaries to consummate the Contemplated Transactions; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse
Effect: (A) any change in the market price or trading volume of the capital stock of the Company after the date hereof, (B) any changes, events or occurrences in the United States securities markets which are not specific to the Company, (C) any changes, events, developments or effects resulting from general economic conditions, which are not specific to the Company or its Subsidiaries and which do not affect the Company or its Subsidiaries in a materially disproportionate manner and (D) any changes resulting from the execution or announcement of this Agreement and the Contemplated Transactions.

     "Material Contracts" has the meaning assigned to such term in Section 3.12.

     "Materials of Environmental Concern" means chemicals, pollutants, contaminants, industrial, toxic or hazardous wastes, substances or constituents, petroleum and petroleum products (or any by-product or constituent thereof), asbestos or asbestos-containing materials, lead or lead-based paints or materials, PCBs, or radon, or any other materials that are regulated by, or may form the basis of liability under, any Environmental Law.

     "Maximum Number" has the meaning assigned to such term in Section 6.2.

     "NASD" means the National Association of Securities Dealers, Inc.

     "NASDAQ" means The Nasdaq Stock Market Inc.'s National Market System.

     "NYSE" means the New York Stock Exchange.

     "Offer" has the meaning assigned to such term in Section 6.2.

     "Offer Conditions" has the meaning assigned to such term in Section 6.2.

     "Offer Consideration" has the meaning assigned to such term in Section 6.2.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, company, limited liability company, trust, unincorporated association, Governmental Authority, or any other entity of whatever nature.

     "Preferred Stock" has the meaning assigned to such term in Section 3.6.

     "Proposed Securities" has the meaning assigned to such term in Section 9.3(a)(i).

     "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     "Proxy Statement" has the meaning assigned to such term in Section 6.1(a).

     "Purchase Price" has the meaning assigned to such term in Section 2.1.

     "Purchaser" has the meaning assigned to such term in the Preamble.

     "Qualified  Acquisition  Proposal" has the meaning assigned to such term in
Section 5.2.

     "Receivables Purchase Agreement" means the Receivables Purchase and Transfer Agreement, dated as of January 29, 2002, as amended on the date hereof, among the Company, the other providers named therein and NMHC Funding, LLC, as purchaser.

     "Registrable Securities" means the Series A Preferred Stock, the Common Stock and other securities, if any, issuable upon conversion of the Series A Preferred Stock, any securities issued pursuant to Purchaser's rights under
Section 9.3, and any other securities included in the term Registrable Securities in the Registration Rights Agreement, in each case, until any such security is effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, or is distributed to the public by the holder thereof pursuant to Rule 144.

     "Registration Rights Agreement" shall have the meaning assigned to such term in Section 9.1.

     "Registration Statement" means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "Required Vote" has the meaning assigned to such term in Section 3.24(c).

     "Requirement of Law" means, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law (including, without limitation, laws related to Taxes and Environmental Laws), treaty, rule, regulation, ordinance, qualification, standard, license or franchise or determination of an arbitrator or a court or other Governmental Authority, including the NYSE or NASD or any national securities exchange or automated quotation system on which the Common Stock is listed or admitted to trading, in each case applicable to, or binding upon, such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated hereby.

     "Return" has the meaning assigned to such term in Section 5.1(a)(ix).

     "Rule 144" means Rule 144 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

     "Sarbanes-Oxley  Act" has the  meaning  assigned  to such  term in  Section
3.7(a).

     "SEC Reports" means each registration statement, report, proxy statement or information statement (other than preliminary materials) or other documents filed by the Company or any of its Subsidiaries with the Commission pursuant to the Securities Act or the Exchange Act or the rules and regulations thereunder since June 30, 2001, each in the form (including exhibits and any amendments) filed with the Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the Commission from time to time.

     "Series A Preferred Stock" has the meaning assigned to such term in the Recitals hereto.

     "Shares" mean the shares of Common Stock.

     "Stockholders Meeting" has the meaning assigned to such term in Section 6.1(b).

     "Subsidiary" of any specified Person means any other Person more than 50% of the outstanding voting securities of which is owned or controlled, directly or indirectly, by such specified Person or by one or more other Subsidiaries of such specified Person, or by such specified Person and one or more other Subsidiaries of such specified Person. For the purposes of this definition, "voting securities" means securities which ordinarily have voting power for the election of directors (or other Persons having similar functions), whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency, or other ownership interests ordinarily constituting a majority voting interest.

     "Superior  Proposal"  has the  meaning  assigned  to such  term in  Section
6.1(b).

     "Support Agreement" means the Support Agreement, dated as of the date hereof, by and among the Company, the stockholders listed therein and the Purchaser.

     "Support Payment" has the meaning assigned to such term in Section 10.3.

     "Tax Claim" has the meaning assigned to such term in Section 5.1(a)(ix).

     "Tax" or "Taxes" means any taxes, assessment, duties, fees, levies, imposts, deductions, or withholdings, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers' compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes, or other governmental charges of any nature whatsoever, imposed by any taxing authority of any government or country or political subdivision of any country, and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon and includes any liability for Taxes of another Person by Contract, as a transferee or successor, under Treasury Regulation 1.1502-6 or analogous state, local or foreign Requirement of Law provision or otherwise.

     "Tax Holdback" has the meaning assigned to such term in Section 10.3.

     "Tendered Shares" has the meaning assigned to such term in the Support Agreement.

     "Termination  Payment"  has the  meaning  assigned  to such term in Section
10.3.

     "Transaction Expenses" has the meaning assigned to such term in Section 12.2(b).

     "Voting Securities" mean any class or classes of stock of the Company pursuant to which the holders thereof have the general power under ordinary circumstances to vote with respect to the election of the Board of Directors, irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

                                   ARTICLE 2

                  PURCHASE AND SALE OF SERIES A PREFERRED STOCK

     2.1 Purchase and Sale of Series A Preferred Stock. Subject to the terms set forth herein and in reliance upon the representations set forth below, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company 6,956,522 shares of Series A Preferred Stock, for an aggregate purchase price of $80,000,003 (subject to increase pursuant to Section 2.2) (the "Purchase Price"). Immediately following the Closing, and assuming the Maximum Number are tendered into the Offer, the Purchaser shall own 54.6% (subject to adjustment pursuant to Section 2.2) of the equity of the Company on a fully diluted basis (i.e., assuming the exercise of all Company Options (whether or not vested) and the issuance of all shares of Common Stock listed on Schedule 3.6, the granting and exercise of all the options or securities allowed pursuant to Section 5.6(iii) and the conversion of the Series A Preferred Stock into Common Stock, all as of the Closing ("Fully Diluted Basis")).

     2.2 Increase in Purchase Amount. If the Company and the Purchaser so agree, at the Closing the Company shall issue and sell to the Purchaser additional shares of Series A Preferred Stock for a purchase price of $11.50 per share (the "Additional Shares"). The Company and the Purchaser agree that if the Company issues and sells to the Purchaser any Additional Shares, the Company will increase the Maximum Number by a number of shares (rounded up to the nearest whole share) equal to (x) the amount of the additional proceeds received from the issuance of the Additional Shares divided by (y) the Offer Consideration.

     2.3 Certification of Designation. The Series A Preferred Stock shall have the powers, rights and other terms set forth in the form of Certificate of Designations attached hereto as Exhibit C.

     2.4 Closing. The issuance, sale and purchase of the Series A Preferred Stock shall take place at a closing (the "Closing") to be held at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, at 10:00 A.M., local time, on the Closing Date. On the first Business Day after the conditions set forth in Sections 7.1 and 8.1 (other than those to be satisfied on the Closing Date, which shall be satisfied or waived on such date) have been satisfied or waived by the party entitled to waive such conditions or such later date and time as the parties may agree in writing (the "Closing Date"), (A) the Purchaser shall (x) deliver to the Company by wire transfer in immediately available funds to an account or accounts designated in writing by the Company to the Purchaser at least two Business Days prior to the Closing Date, funds in an amount equal to the Purchase Price (which funds will be used by the Company in accordance with Section 2.5) and (y) make or cause to be made the deliveries set forth in Section 8.1 and (B) the Company shall (w) accept for payment and pay for shares validly tendered in the Offer and not withdrawn as set forth in Section 6.2, (x) issue and deliver to the Purchaser all of the shares of the Series A Preferred Stock registered in the name of the Purchaser,
(y) pay to the Purchaser or its designated Affiliate by wire transfer of immediately available funds to an account or accounts designated in writing by the Purchaser to the Company at least two Business Days before the Closing an amount equal to $1,450,000 (the "Closing Amount") and (z) make or cause to be made the deliveries set forth in Section 7.1.

     2.5 Use of Proceeds. Up to $50,000,005 (subject to adjustment pursuant to Section 2.2) of the amount received by the Company in respect of the Purchase Price shall be used by the Company solely to purchase the Shares pursuant to and in accordance with the Offer, and the Company shall not, without the prior written consent of the Purchaser, borrow any moneys or use any funds, from whatever source, to finance the Offer and the balance of the Purchase Price shall be used for working capital and other purposes approved by the Board of Directors.

     2.6 Additional Issuances; Adjustment. (a) In the event that at any time after the Closing the representation and warranty set forth in the last sentence of Section 3.6 (as adjusted pursuant to Section 2.2) is determined not to have been true as of the Closing, the Company shall issue to the Purchaser, at no cost to the Purchaser, and as an adjustment to the purchase price paid by the Purchaser per share of Series A Preferred Stock, an additional amount of Series A Preferred Stock such that, if such issuance of additional Series A Preferred Stock had been made at the Closing, such representation and warranty would have been true and accurate in all respects at the Closing.

     (b) If at the time of any required adjustment pursuant to Section 2.6(a), all shares of Series A Preferred Stock have been converted into shares of Common Stock, the Company shall promptly issue to the Purchaser, at no cost to the Purchaser and as an adjustment to the purchase price paid by the Purchaser per share of Series A Preferred Stock, an additional amount and kind of Common Stock equal to the amount and kind of Common Stock issuable upon the conversion (based on the conversion ratio in effect at the time the last shares of Series A Preferred Stock were converted into shares of Common Stock) of the amount of Series A Preferred Stock which would have been issued with respect to such adjustment pursuant to Section 2.6(a) if such adjustment had been made immediately prior to the time the last shares of Series A Preferred Stock were converted into shares of Common Stock.

     (c) Any additional shares of Series A Preferred Stock and Common Stock issued to the Purchaser pursuant to this Section 2.6 shall be treated as if they were issued at the Closing and shall reflect any dividends or other distributions which would have accrued or have been payable with respect to, and the application of any anti-dilution, ratable treatment or similar provisions (as set forth in the Certificate of Incorporation, Certificate of Designations, applicable law or otherwise) which would have been applicable to, such shares of Series A Preferred Stock and Common Stock had they been issued at the Closing.

     (d) In connection with any issuances of stock pursuant to this Section 2.6, the Company (i) shall take all action necessary to cause its Certificate of Incorporation or Certificate of Designations to be amended to increase the authorized capital of the Company to permit such issuances and (ii) shall reserve a sufficient number of shares of Common Stock for issuance to the Purchaser upon the conversion of any shares of Series A Preferred Stock so issued. Any shares of Series A Preferred Stock or Common Stock issued to the Purchaser pursuant to this Section 2.6 shall, when issued, be validly issued and fully paid and nonassessable with no personal liability attaching to the ownership thereof and free and clear of all Liens.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchaser as follows:

     3.1 Corporate Existence and Power. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power and authority to own and operate its properties, to lease the properties it operates as lessee and to carry on its business as currently conducted and currently contemplated to be conducted; and (c) has (or will have, as applicable) all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Support Agreement, the Registration Rights Agreement, the Management Rights Letter, the Articles of Amendment, the Amended Bylaws and the Certificate of Designations (collectively, the "Company Agreements"). The Company is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the conduct of its business or the nature of the property owned requires such qualification except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

     3.2 Subsidiaries. Except as set forth on Schedule 3.2, the Company has no Subsidiaries and no interest or investments in any corporation, partnership, limited liability company, trust or other entity or organization. Each Subsidiary listed on Schedule 3.2 has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate (or, in the case of an entity other than a corporation, other) power and authority to own and operate its properties, to lease the properties it operates as lessee and to carry on its business as currently conducted and currently contemplated to be conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such qualification except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.2, all of the issued and outstanding stock (or equivalent interests) of each
Subsidiary set forth on Schedule 3.2 has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company free and clear of any Liens and there are no rights, options or warrants outstanding or other agreements to acquire shares of stock (or equivalent interests) of such Subsidiary. Schedule 3.2 sets forth the capitalization of each of the Subsidiaries, including the amount and kind of equity interests held by the Company in the Subsidiary and the percentage interest represented thereby.

     3.3 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of each Company Agreement and the consummation of the Contemplated Transactions, (a) subject to the satisfaction of the matters described in Section 3.24(c), have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or Bylaws or the organizational documents of its Subsidiaries; (c) do not entitle any Person to exercise any statutory or contractual preemptive rights to purchase shares of capital stock or any equity interest in the Company and (d) subject to receipt or satisfaction of the approvals, consents, exemptions, authorizations or other actions, notices or filings set forth on Schedule 3.4, and except as may result from any facts or circumstances relating solely to the Purchaser or its Affiliates, do not violate or result in any breach or contravention of, a default under, or an acceleration of any obligation under or the creation (with or without notice, lapse of time or both) of any Lien under, result in the termination or loss of any right or the imposition of any penalty under any Contractual Obligation of the Company or its Subsidiaries or by which their respective assets or properties are bound or any Requirement of Law applicable to the Company or its Subsidiaries or by which their respective assets or properties are bound except for any of the foregoing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.3, no event has occurred and no condition exists which (upon notice or the passage of time or both) would constitute, or give rise to: (i) any breach, violation, default, change of control or right to cause the Company to repurchase or redeem under, (ii) any Lien on the assets of the Company or any of its Subsidiaries under, (iii) any termination right of any party, or any loss of any right or imposition of any penalty, under or (iv) any change or acceleration in the rights or obligations of any party under, any material Contractual Obligation of the Company or its Subsidiaries (or by which their respective assets or properties are bound) or the Certificate of Incorporation or Bylaws or the organizational documents of the Company's Subsidiaries except for any of the foregoing that, individually or in the aggregate, would not be material to the Company and its Subsidiaries taken as a whole.

     3.4 Governmental Authorization; Third Party Consents. Except as set forth on Schedule 3.4, no approval, consent, qualification, order, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority, or any other Person in respect of any Requirement of Law, Contractual Obligation or otherwise, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the issuance, sale and delivery of the Series A Preferred Stock) by the Company, or enforcement against the Company, of the Company Agreements or the consummation of the Contemplated Transactions except for any of the foregoing that, if not obtained, given or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.5 Binding Effect. Each of the Company Agreements has been (or will, as of the Closing, be, as applicable) duly authorized, executed and delivered by the Company and, subject to Equitable Principles, constitutes (or will, as of the Closing, constitute, as applicable) the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     3.6 Capitalization of the Company and its Subsidiaries. The authorized stock of the Company consists of (i) 25,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.10, of the Company (the "Preferred Stock"). As of the date hereof, (a) no shares of Preferred Stock are issued or outstanding, (b) 7,651,918 shares of Common Stock were issued and outstanding, (c) 3,050,000 shares of Common Stock were reserved for or subject to issuance upon the exercise of outstanding Company Options, and (d) shares of Common Stock are issuable in connection with the earn-out provision in connection with the acquisition by the Company of Portland Professional Pharmacy and Portland Professional Pharmacy Associates as set forth on Schedule 3.6.
Schedule 3.6 sets forth a true and correct list of all outstanding rights, options or warrants to purchase shares of any class or series of stock of the Company (collectively, the "Company Options") and a true and correct list of each of the Company's stock option, incentive, purchase or other plans pursuant to which options or warrants to purchase stock of the Company may be issued (collectively, the "Existing Plans"). Except (1) as set forth in subsection (d) in the first sentence of this Section 3.6, (2) for shares of Common Stock issued pursuant to the exercise of outstanding Company Options, and (3) for shares of Common Stock issuable upon conversion of the Series A Preferred Stock, on the Closing Date there will be no shares of Common Stock or any other equity security of the Company issued or outstanding and no shares of Common Stock or any other equity security of the Company or any of its Subsidiaries issuable upon conversion or exchange of any security of the Company or any of its Subsidiaries nor will there be any rights, options or warrants outstanding or other agreements to acquire shares of stock of the Company or any of its Subsidiaries nor will the Company or any of its Subsidiaries be contractually obligated to issue any shares of stock or to purchase, redeem or otherwise acquire any of its outstanding shares of stock. Neither the Company nor any of its Subsidiaries has created any "phantom stock," stock appreciation rights or other similar rights the value of which is related to or based upon the price or value of the Common Stock. Neither the Company nor any of its Subsidiaries has outstanding debt or debt instruments providing for voting rights with respect to the Company or such Subsidiary to the holders thereof. No stockholder of the Company or any of its Subsidiaries or other Person is entitled to any preemptive or similar rights to subscribe for shares of stock of the Company or any of its Subsidiaries. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and nonassessable. Except as set forth on Schedule 3.6 hereto, neither the Company nor any of its Subsidiaries has granted to any Person the right to demand or request that the Company or such Subsidiary effect a registration under the Securities Act of any securities held by such Person or to include any securities of such Person in any such registration by the Company or such Subsidiary. Immediately following the Closing, and assuming that the Maximum Number are tendered into the Offer, the shares of Common Stock issuable upon conversion of the Series A Preferred Stock that will be issued to the Purchaser under this Agreement will represent, in the aggregate, no less than 54.6% (as adjusted pursuant to Section 2.2) of the outstanding capital stock of the Company on a Fully Diluted Basis, and the voting power of such issued shares of Series A Preferred Stock will represent, in the aggregate, no less than 54.6% (as adjusted pursuant to Section 2.2) of the total number of votes able to be cast on any matter by Voting Securities of the Company on a Fully Diluted Basis.

     3.7 SEC Documents; Sarbanes-Oxley Compliance. (a) The Company has made available to the Purchaser the SEC Reports filed with the Commission prior to the date hereof. The Company and each of its Subsidiaries have timely filed each registration statement, report, proxy statement or information statement (other than preliminary materials) or other documents required to be filed by it with the Commission pursuant to the Securities Act or the Exchange Act or the rules and regulations thereunder since June 30, 2001. As of their respective dates, the SEC Reports (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and complied in all material respects with the then applicable accounting requirements, (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except for those statements, if any, as have been modified by subsequent filings with the Commission prior to the date hereof, and (iii) with respect to SEC Reports filed after July 30, 2002, at the time filed included or were accompanied by the certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the "Sarbanes-Oxley Act") to be filed or submitted by the Company's principal executive officer and principal financial officer (each of which certification was true and correct and complied with the Sarbanes-Oxley Act) and otherwise complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act. The financial statements and other financial information included in each of the SEC Reports fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company and its Subsidiaries as of, and for the periods presented in, the applicable SEC Reports. Except as set forth on Schedule 3.7, each of the consolidated balance sheets of the Company and its Subsidiaries included in or incorporated by reference into the SEC Reports (including the related notes and schedules) present fairly, in all material respects, the financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of operations, cash flows and shareholders' equity of the Company and its Subsidiaries included in or incorporated by reference into the SEC Reports (including any related notes and schedules) present fairly, in all material respects, the results of operations and cash flows of the Company and its Subsidiaries for the periods set forth, in each case in conformity with GAAP consistently applied during the periods involved, except as may be noted (subject, in the case of unaudited statements, to those exceptions as may be permitted by Form 10-Q of the Commission and to normal year-end audit adjustments).

     (b) The management of the Company has (i) designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation, to the Company's outside auditors and the audit committee of the Board of Directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's outside auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. A summary of any of those disclosures made by management to the Company's auditors and audit committee has been furnished to Purchaser. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (c) Since June 30, 2001, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.

     (d) To the knowledge of the Company, no employee of the Company or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any law, rule, regulation, order, decree or injunction. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any contractor, subcontractor or agent of the Company or any such Subsidiary of the Company has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any of its Subsidiaries in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. ss.1514A(a).

     3.8 Absence of Certain Developments. Since June 30, 2002, except as set forth on Schedule 3.8 and except as described in the SEC Reports filed with the Commission prior to the date hereof (a) each of the Company and its Subsidiaries has operated in the ordinary course, (b) there has been no occurrence or event of the type set forth in Section 5.1(a) and (c) there has occurred no fact, event, circumstance or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

     3.9 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) liabilities or obligations disclosed or reserved against in the SEC Reports filed with the Commission prior to the date hereof, (b) liabilities or obligations which arose after the last date of any such SEC Report, in the ordinary course of business consistent with past practice that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect and (c) except as set forth on Schedule 3.9, liabilities incurred in connection with the Contemplated Transactions that are not in breach of this Agreement.

     3.10 Compliance with Laws. (a) Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth on Schedule 3.10(a), neither the Company nor any of its Subsidiaries in the conduct of its business, is, or since June 30, 2001, has been, in violation of any Requirement of Law, or any judgments, orders, rulings, injunctions or decrees of a Governmental Authority (collectively, "Decrees"), applicable thereto or to the employees conducting such business, except for violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

     (b) Licenses. The Company and its Subsidiaries as applicable, have obtained or made, as the case may be, all permits, licenses, authorizations, orders and approvals, and all filings, applications and registrations with, all
Governmental Authorities ("Licenses"), that are required to conduct the businesses of the Company and its Subsidiaries in the manner and to the full extent as currently conducted or currently contemplated to be conducted except where such failure to obtain or make, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. None of such Licenses is subject to any restriction or condition that limits or would reasonably be expected to limit in any material way the full operation of the Company or its Subsidiaries as currently conducted or currently contemplated to be conducted. Each of the Licenses has been duly obtained, is valid and in full force and effect, and is not subject to any pending or threatened proceeding to limit, condition, suspend, cancel, suspend, or declare such License invalid. Neither the Company nor any of its Subsidiaries is in default in any material respect with respect to any of the Licenses, and to the knowledge of the Company no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a default by the Company or any such Subsidiary under any License.

     3.11 Litigation. Except as set forth on Schedule 3.11, there is no legal action, suit, arbitration, proceeding or, to the knowledge of the Company, other legal, administrative or other governmental investigation or inquiry pending or claims asserted (or, to the knowledge of the Company, any threat thereof) to which the Company or any of its Subsidiaries or relating to any of the Company Agreements or the Contemplated Transactions or against any officer, director or employee of the Company in connection with such Person's relationship with or actions taken on behalf of the Company that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to prohibit or materially delay the Closing. The Company is not subject to any Decree that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

     3.12 Material Contracts. (a) Schedule 3.12(a) sets forth as of the date hereof a true, correct and complete list of the following Contractual Obligations (including every written amendment, modification or supplement to the foregoing or other material amendment, modification or supplement to the foregoing that is binding on the Company or any of its Subsidiaries) to which the Company or any of its Subsidiaries is a party: (i) any Contractual
Obligation that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the Commission), (ii) Contractual Obligations that collectively represent the top 20 agreements (based on rebate receipts) with pharmaceutical manufacturers for the Company and its Subsidiaries during the Company's last fiscal year, (iii) Contractual Obligations that collectively represent the top 20 agreements (based on revenue) for pharmacy benefit management services provided by the Company and its Subsidiaries during the Company's last fiscal year, (iv) Contractual Obligations that collectively represent the top 20 (based on payments) pharmacy agreements during the Company's last fiscal year, (v) any Contractual Obligation (other than a Contractual Obligation described in one of the other provisions of this Section 3.12(a) without regard to any threshold contained therein) that involves annual expenditures during the Company's last fiscal year by the Company or any Company Subsidiary in excess of $200,000 and is not otherwise cancelable by the Company or any of its Subsidiaries without any financial or other penalty on 90-days' or less notice, (vi) any Lease for real property or (vii) any other Contractual Obligation that is material to the Company or its Subsidiaries (each Contractual Obligation referenced above in clauses (i) through (vii) individually, a "Material Contract" and collectively, "Material Contracts"); provided that, with respect to Company Material Contracts described above, such list shall identify the date of such contract and any communications (written or, to the knowledge of the Company, oral) received by the Company or its Subsidiaries from any party to such contract or on behalf of any such party that such party intends to cancel, terminate, seek re-bidding of or fail to renew such contract. Except as set forth on Schedule 3.12(a), the Company has delivered or made available true, correct and complete copies of all such Contractual Obligations to counsel to Purchaser.

     (b) All of the Material Contracts are valid, binding and in full force and effect in all material respects and enforceable by the Company in accordance with their respective terms in all material respects, subject to Equitable Principles. The Company is not in material default or breach under any of its Contractual Obligations or organizational documents and, to the knowledge of the Company, no other party to any of its Contractual Obligations is in material default or breach thereunder (and no event has occurred which with the passage of time or the giving of notice or both would result in a material default or breach by the Company or, to the knowledge of the Company, by any other party thereunder). Except as set forth on Schedule 3.12(b), neither the Company nor any of its Subsidiaries is a party to any non-competition agreement or any other agreement or obligation that materially limits or will materially limit the Company or any of its Subsidiaries from engaging in any line of business in any territory.

     3.13 Environmental. Except as set forth on Schedule 3.13, the Company and its Subsidiaries are, and have been, in compliance with all Environmental Laws, except where such non-compliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice that alleges that the Company or its Subsidiaries is not in compliance with any Environmental Laws, and to the knowledge of the Company, there are no circumstances that could reasonably be expected to prevent or interfere with such compliance in the future. There is no Environmental Claim pending, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries with respect to the operations or business of the Company or its Subsidiaries, or against any Person whose liability for any Environmental Claim the Company or its Subsidiaries has retained or assumed either contractually or by operation of law. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, there has been no release at any time of any Materials of Environmental Concern at, on, about, under or within any real property currently, or to the knowledge of the Company, formerly owned, leased, operated or controlled by the Company or any of its Subsidiaries or any of their predecessors.

     3.14 Taxes. Except as set forth on Schedule 3.14 hereto, all Returns required to be filed by the Company and each of its Subsidiaries have been timely filed (after giving effect to any valid extensions of time in which to make such filings) and all such Returns are true, complete, and correct in all material respects. All Taxes that are due or claimed to be due from the Company and each of its Subsidiaries have been timely paid, other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses
(i) and (ii), adequate reserves have been established on the books and records of the Company and its Subsidiaries in accordance with GAAP. There are no proposed, asserted, ongoing or to the knowledge of the Company, threatened, assessments, examinations, claims, deficiencies, Liens or other litigation with regard to any Taxes or Returns of the Company or any of its Subsidiaries. To the knowledge of the Company, the accruals and reserves on the books and records of the Company and its Subsidiaries in respect of any Tax liability for any taxable period not finally determined are adequate to meet any assessments of Tax for any such period. The Company is not a United States real property holding corporation as defined in Section 897(c)(2) of the Code. Except as set forth on
Schedule 3.14, the Company and each of its Subsidiaries are not currently the beneficiary of any extension of time within which to file any Tax Return. All material amounts required to be collected or withheld by the Company or any of its Subsidiaries have been collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly and timely remitted. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No taxing authority in a jurisdiction where the Company or its Subsidiaries do not file Tax Returns has made a written claim or assertion that the Company or its Subsidiaries are or may be subject to taxation by such jurisdiction. Except as set forth on Schedule 3.14, the Company and each of its Subsidiaries is not a party to or bound by any Tax sharing or Tax allocation or similar Contractual Obligation. True and complete copies of all income Tax Returns that have been filed by the Company or any of its Subsidiaries for Tax periods after December 31, 1999 have been delivered or made available to the Purchaser. The Company and each of its Subsidiaries (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group of which the Company was the common parent) or (B) does not have any liability for the Taxes of any Person (other than the Company) under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local, or foreign Requirement of Law), as a transferee or successor, by contract, or otherwise. The Company and each of its Subsidiaries has not agreed, and is not required to include in income any adjustment pursuant to Section 481(a) of the Code (or analogous provision of foreign, state, or local Requirement of Law) by reason of a change in accounting method or otherwise, and the Company and each of its Subsidiaries does not have knowledge that the Internal Revenue Service (or other taxing authority) has proposed or is considering any such change in accounting. The Company and each of its Subsidiaries will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) "closing agreement" as described in Code ss. 7121 (or any corresponding or similar provision of state, local or foreign income Tax Requirement of Law) executed on or prior to the Closing Date; (B) installment sale or open transaction disposition made on or prior to the Closing Date; or (C) prepaid amount received on or prior to the Closing Date.

     3.15 Title to Property and Assets; Leases. Except as set forth on Schedule 3.15, each of the Company and its Subsidiaries has good and marketable title, free and clear of all Liens to all of its assets, including all real property and interests in real property owned in fee simple by the Company and its Subsidiaries and all real property leased, subleased or otherwise occupied by the Company and its Subsidiaries and any assets and properties which it purports to own, except (i) Liens for taxes not yet due and payable and (ii) Liens that do not interfere with the use, utility or value of such assets in any material respect. All leases to which the Company or any of its Subsidiaries is a party (collectively, the "Leases") are valid and binding and in full force and effect in accordance with their respective terms on the Company and its Subsidiaries and, to the knowledge of the Company, with respect to each other party to any such Leases, except, in each case, subject to Equitable Principles. No material default (or event which, with the giving of notice or passage of time, or both, would constitute a material default) by the Company or any of its Subsidiaries, or to the knowledge of the Company by any other party thereto, has occurred and is continuing under the Leases. The Company and its Subsidiaries enjoy a peaceful and undisturbed possession under all such Leases to which any of them is a party as lessee. With respect to each Lease, to the knowledge of the Company, either (a) such Lease is not subject or subordinate to any mortgage, deed of trust or other lien which has priority over such Lease, or (b) the holder of any such lien has entered into a valid, binding and enforceable nondisturbance agreement in favor of the lessee pursuant to which the Lease cannot be extinguished or terminated by reason of any foreclosure or other acquisition of title by such holder if the lessee thereunder is not in default under the Lease as of the date of acquisition of title. As used herein, the term "Lease" shall also include subleases or other occupancy agreements (and any amendments thereto) and the term "lessee" shall also include any sublessee or other occupant. Neither the Company nor any of its Subsidiaries own any real property.

     3.16 Compliance with ERISA. Except as set forth on Schedule 3.16, the Company has made available to the Purchaser true and complete copies of each Employment Agreement and each material Company Benefit Plan, as well as certain related documents, including, but not limited to, (a) the actuarial report for such Company Benefit Plan (if applicable) for each of the last two years, (b) the most recent determination letter from the IRS (if applicable) for such Company Benefit Plan, (c) the two most recent annual reports (Series 5500 and related schedules) required under ERISA (if any), (d) the most recent summary plan descriptions (with all material modifications) and (e) all material communications to any current or former employees of the Company relating to any material Company Benefit Plan or Employment Agreement. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (A) each of the Company Benefit Plans has been operated and administered in all material respects in compliance with its terms and all applicable laws; (B) each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified; and (C) there are no pending, or to the knowledge of Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto or pursuant to any Employment Agreement. Neither the Company nor any ERISA Affiliate currently sponsors, maintains or contributes to, and is not required to contribute to, nor has ever sponsored, maintained or contributed to, and been required to contribute to, or incurred any liability with respect to any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) that is subject to Section 302 of the Code or Title IV of ERISA. No non-exempt "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Benefit Plan which could, individually or in the aggregate, reasonably be expected to result in a material liability to the Company. No material liability under any Company Benefit Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which the Company has received notice that such insurance company is insolvent or is in rehabilitation or any similar proceeding. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Company Benefit Plan is under audit or, to the knowledge of the Company, investigation by, or is the subject of a proceeding with respect to, the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation, and, to the knowledge of the Company, no such audit, investigation or proceeding is threatened. Except as set forth on
Schedule 3.16, with respect to each Company Benefit Plan which provides medical benefits, short-term disability benefits or long-term disability benefits (other than any "pension plan" within the meaning of Section 3(2) of ERISA), all claims incurred by the Company under such Company Benefit Plan are either insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims or covered under a contract with a health maintenance organization pursuant to which such health maintenance organization bears the liability for such claims. Except as set forth on Schedule 3.16 hereto or disclosed in the SEC Reports filed with the Commission prior to the date hereof, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event such as termination of employment) (i) result in, or cause any increase, acceleration or vesting of, any payment, benefit or award under any Company Benefit Plan or Employment Agreement to any director or employee of Company or any of its Subsidiaries, (ii) give rise to any obligation to fund for any such payments, awards or benefits, (iii) give rise to any limitation on the ability of the Company or any of its Subsidiaries to amend or terminate any Company Benefit Plan, or (iv) result in any payment or benefit that will or may be made by the Company or any of its Subsidiaries or affiliates that will be characterized as an "excess parachute payment," within the meaning of Section 280G of the Code. Except as set forth on Schedule 3.16, neither the Company nor any of its Subsidiaries or ERISA Affiliates has any liability to provide any post-retirement or post-termination life, health, medical or other welfare benefits to any current or former employees or beneficiaries or dependents thereof which, individually or in the aggregate, is material, except for health continuation coverage as required by Section 4980B of the Code or
Part 6 of Title I of ERISA or applicable state healthcare continuation coverage laws which, individually or in the aggregate, is at no material expense to the Company and its Subsidiaries. With respect to each Company Benefit Plan, there are no understandings, agreements or undertakings that would prevent the Company from amending or terminating such Company Benefit Plan at any time without incurring material liability thereunder other than in respect of accrued obligations and medical or welfare claims incurred prior to such amendment or termination.

     3.17 Labor Relations; Employees. Except as set forth on Schedule 3.17, the Company is not in any material respect delinquent in payments to any of its current or former employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by such employee or for reimbursement of expenses. The Company is in material compliance with all applicable Requirements of Law respecting employment, employment practices, labor, terms and conditions of employment and wages and hours. The Company is not a party to any Contractual Obligation with any labor union, and no labor union has since July 1, 2001 requested or sought to represent any of the employees, representatives or agents of the Company. There is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against or involving the Company. To the knowledge of the Company, no key employee has announced plans to terminate his or her employment with the Company.

     3.18 Certain Payments. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, or other Person associated with or acting on behalf of any of them, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Subsidiary or any Affiliate of the Company or any Subsidiary, or (iv) in violation of any Requirement of Law, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

     3.19 Insurance. The Company and its Subsidiaries maintain, with financially sound and reputable insurers, insurance in such amounts, including deductible arrangements, and of such a character as is, in the judgment of the Board of Directors, reasonable in light of the risks faced by the Company in the conduct of its business. All policies of title, fire, liability, casualty, business interruption, workers' compensation and other forms of insurance including, but not limited to, directors and officers insurance, held by the Company and its Subsidiaries, are in full force and effect in accordance with their terms. Neither the Company nor any of its Subsidiaries is in default in any material respect under any provisions of any such policy of insurance that has not been remedied and no such Person has received notice of cancellation of any such insurance.

     3.20 Intellectual Property. The Company and its Subsidiaries own the entire and unencumbered right, title and interest in and to, or possess adequate licenses or other rights to use, all intellectual property, including but not limited to, patents, trademarks, service marks, trade names, trade secrets, copyrights, domain names, computer software (including but not limited to code, data, databases and documentation) and know-how used in, or necessary to, the business as currently conducted or currently contemplated to be conducted by the Company or any of its Subsidiaries (the "Intellectual Property") except where such failure to so own or possess, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. All Intellectual Property which is a material patent, trademark, service mark, trade name, copyright or domain name is set forth on Schedule 3.20. The Company and each of its Subsidiaries have performed all commercially reasonable acts to protect and maintain its material Intellectual Property, including but not limited to paying all required fees and Taxes to maintain all registrations and applications of such Intellectual Property in full force and effect. Except as set forth on Schedule 3.20, none of the Company or any of its Subsidiaries has received any written notice of infringement of or conflict with (or knows of such infringement of or conflict with) asserted rights of others with respect to the use of Intellectual Property. To the knowledge of the Company, the Company and its Subsidiaries do not in the conduct of their business infringe or conflict with any right of any third party. Except as set forth on Schedule 3.20, neither the Company nor any of its Subsidiaries have asserted within two years of the date hereof, any claim against any third party that such party has violated, infringed, misappropriated or misused, in any material respect, any Intellectual Property. The Company and its Subsidiaries have taken commercially reasonable precautions to preserve and protect the availability, confidentiality, security and integrity of data held or transmitted by or through the Company and its Subsidiaries' computer networks, software, hardware, and other systems.

     3.21  Affiliate  Transactions.  (a) Except for  transactions  described  on
Schedule 3.21(a) and transactions contemplated by the Support Agreement, (i)(w) no current officer, director or employee of the Company or any of its Subsidiaries, (x) to the knowledge of the Company, no former officer, director or employee of the Company or any of its Subsidiaries, (y) to the knowledge of the Company, no Affiliate or associate of any current officer, director or employee of the Company or any of its Subsidiaries and (z) to the knowledge of the Company, no Affiliate or associate of any former officer, director or employee of the Company or any of its Subsidiaries has, directly or indirectly, any interest in any contract, arrangement or property (real or personal, tangible or intangible) used by the Company or any such Subsidiary or in their respective businesses, or in any supplier, distributor or customer of the Company or any such Subsidiary (other than indirectly through such Person's ownership of the securities of a corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent (1%) of the stock of such corporation is beneficially owned by such Person) and
(ii) neither the Company nor any of its Subsidiaries shares any assets, rights or services with any entity that is controlled by any current officer, director or employee of the Company or any of its Subsidiaries or, to the knowledge of the Company, by any former officer, director or employee of the Company or any of its Subsidiaries.

     (b) Except as set forth on Schedule 3.21(b), each ongoing intercompany transaction set forth on Schedule 3.21(a) is on terms that are (i) consistent with the past practice of the Company and (ii) at least as favorable in the aggregate for such transaction to the Company as would be available with independent third parties dealing at arms' length.

     3.22 Investment Company Act. Neither the Company nor any of its Subsidiaries is, and, after giving effect to consummation of the transactions contemplated hereby and by the other Company Agreements, will be, an "investment company" or an entity "controlled by" an "investment company" (as such terms are defined in the Investment Company Act of 1940, as amended).

     3.23 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Series A Preferred Stock. No registration of the Series A Preferred Stock pursuant to the provisions of the Securities Act will be required by the offer, sale, or issuance of the Series A Preferred Stock pursuant to this Agreement and no registration of the Conversion Stock upon conversion of the Series A Preferred Stock in accordance with the Certificate of Designations will be required, assuming the accuracy of the Purchaser's representations contained in Section 4.5.

     3.24 Board Approval; Stockholder Approval. (a) The Board of Directors at a meeting duly called and held has unanimously determined the Contemplated Transactions to be advisable and in the best interests of the Company and its stockholders and has approved the Contemplated Transactions. The Board of Directors of the Company has received the opinion of its financial advisor, Southwest Securities, to the effect that, as of the date of such opinion, the issuance of the Series A Preferred Stock and the Offer are fair from a financial point of view to the holders of the Common Stock other than Affiliates of the Company.

     (b) The Board of Directors has taken all action required in order to (i) exempt the Purchaser, in respect to its purchase and conversion of the Series A Preferred Stock and any other securities of the Company acquired pursuant to the Contemplated Transactions, from "interested stockholder" status as defined under
Section 203 of the DGCL and (ii) exempt the Contemplated Transactions from the requirements of, and from triggering any provisions under, any "moratorium," "control share," "fair price," "interested stockholder," "affiliate transaction," "business combination" or other anti-takeover laws and regulations of any Governmental Authority.

     (c) The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is required under the DGCL to approve the Articles of Amendment and the affirmative vote of the holders of a majority of the total votes cast in person or by proxy at the Stockholders Meeting is required under the rules of NASDAQ to approve the Contemplated Transactions (collectively, the "Required Vote"). Except for the Required Vote, no approval of the Company Agreements or of the Contemplated Transactions by the holders of any shares of stock of the Company is required in connection with the execution or delivery of the Company Agreements or the consummation of the Contemplated Transactions, whether pursuant to the DGCL, the Certificate of Incorporation or Bylaws, the rules and regulations of the NASD, NASDAQ or otherwise.

     3.25 Series A Preferred Stock. (a) All shares of the Series A Preferred Stock, when issued and delivered in accordance with the terms of this Agreement, the Certificate of Designations and the other Company Agreements, will be duly and validly issued and outstanding, entitled to the benefits contemplated by the Certificate of Designations, fully paid and nonassessable and free and clear of any Liens (other than any Liens granted by the Purchaser), not subject to preemptive or other similar rights, and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

     (b) All shares of the Common Stock issued and delivered upon conversion of the Series A Preferred Stock, in accordance with the terms of the Certificate of Designation, will, when so issued and delivered, be duly and validly issued and outstanding, fully paid and nonassessable and free and clear of any Liens (other than any Liens granted by the Purchaser) and not subject to preemptive or other similar rights.

     3.26 No Brokers or Finders. Except as set forth on Schedule 3.26, no agent, broker, finder, or investment or commercial banker or other Person (if any) engaged by or acting on behalf of the Company or any Subsidiary or Affiliate is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of the Company Agreements or the Contemplated Transactions (except for the Closing Amount as set forth in Section 2.4).

     3.27 Disclosure. Neither this Agreement nor any certificate, instrument or written statement furnished or made to the Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein in light of the circumstances under which they were made not misleading.

     3.28 Suitability. Neither the Company nor any of its directors, officers, Subsidiaries or, to the knowledge of the Company, other Affiliates (a) has ever been convicted of or, to the knowledge of the Company since July 28, 1999, indicted for any felony or any crime involving fraud, misrepresentation or moral turpitude, (b) is subject to any Decree barring, suspending or otherwise limiting the right of the Company or such Person to engage in any activity or
(c) has ever been denied any License affecting the Company's or such Person's ability to conduct any activity currently conducted or currently contemplated to be conducted by the Company, nor, to the knowledge of the Company, is there any basis upon which such License may be denied.

     3.29 Off Balance Sheet Arrangements. Except as disclosed in Management's Discussion and Analysis of Financial Conditions and Results of Operations in the Company's Form 10-K for the fiscal year ending June 30, 2003, neither the Company nor any of its Subsidiaries has or is subject to any "Off-Balance Sheet Arrangement" (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Exchange Act).

     3.30 Regulatory Compliance. (a) The Company and each of its Subsidiaries are in material compliance with (i) to the extent applicable, all rules and regulations of the Medicare and Medicaid programs, including any guidance interpreting such rules and regulations; (ii) all federal laws, rules, regulations and applicable guidance relating to health care fraud and abuse, including, without limitation: (A) the Anti-Kickback Law, 42 U.S.C. ss.1320a-7b, 42 C.F.R. ss.1001.952, (B) the federal false coding statute, 42 U.S.C. ss.1320a-7a, (C) the federal physician self-referral prohibition, 42 U.S.C. ss.1395nn, 42 C.F.R. ss.411.351 et seq., and (D) the false claims act, 31 U.S.C. ss.3729 et seq.; (iii) any and all state laws relating to health care fraud and abuse; (iv) state laws relating to Medicaid or any other state health care or health insurance programs; (v) federal or state laws relating to billing or claims for reimbursement submitted to any third party payor; and (vi) any other federal or state laws relating to fraudulent, abusive or unlawful practices connected in any way with the provision of health care items or services, or the billing for or claims for reimbursement for such items or services provided to a beneficiary of any state, federal or other governmental health care or health insurance program or any private payor.

     (b) Since July 28, 1999, neither the Company, any Subsidiary of the Company, nor any director, officer, or, to the knowledge of the Company, any employee or agent, of the Company or any Subsidiary of the Company, with respect to actions taken on behalf of the Company or a Subsidiary of the Company, (i) has been assessed a civil money penalty under Section 1128A of the Social Security Act or any regulations promulgated thereunder, (ii) has been excluded from participation in any federal health care program or state health care program (as such terms are defined by the Social Security Act), (iii) has been convicted of any criminal offense relating to the delivery of any item or service under a federal health care program relating to the unlawful manufacture, distribution, prescription, or dispensing of a prescription drug or a controlled substance or (iv) is a party to or subject to any action or proceeding concerning any of the matters described above in clauses (i) through
(iii).

     (c) The Company and each of its Subsidiaries are in compliance in all material respects with all Requirements of Law with respect to matters relating to patient or individual healthcare information, including, without limitation, the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104-191, as amended, and any rules or regulations promulgated thereunder (collectively, the "Healthcare Information Laws"). The Company and each of its Subsidiaries (i) have undertaken all necessary surveys, audits, inventories, reviews, analyses, or assessments (including any necessary risk assessments) on all areas required for material compliance under all Healthcare Information Laws, (ii) have developed a plan and time line for coming into material compliance with all Healthcare Information Laws (the "Compliance Plan") and
(iii) have implemented those provisions of the Compliance Plan to ensure that such entity is and will remain in material compliance with all Healthcare Information Laws.

     (d) The Company and each of its Subsidiaries (i) are in material compliance with all Requirements of Law and any other applicable guidance relating to the operation of pharmacies, the repackaging of drug products, the wholesale distribution of prescription drugs or controlled substances, and the dispensing of prescription drugs or controlled substances, (ii) are in material compliance with all Requirements of Law and any other applicable guidance relating to the labeling, packaging, advertising, or adulteration of prescription drugs or controlled substances and (iii) are not subject to any sanction or other adverse action by any Governmental Authority for the matters described above in clauses
(i) and (ii).

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Company as follows:

     4.1 Existence and Power. The Purchaser (a) is duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

     4.2 Authorization; No Contravention. The execution, delivery and performance by the Purchaser of each Company Agreement to which it is a party and the Contemplated Transactions (a) have been duly authorized by all necessary corporate or other action, (b) do not contravene the terms of the Purchaser's organizational documents, and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Purchaser or any Requirement of Law applicable to the Purchaser, except for such violations, conflicts, breaches or Liens which, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the Purchaser's ability to consummate the Contemplated Transactions.

     4.3 Governmental  Authorization;  Third Party Consents. Except as listed in
Schedule 4.3 or, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Purchaser's legal power or ability to own the Series A Preferred Stock and exercise the rights incident thereto, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by the Purchaser, or enforcement against the Purchaser, of this Agreement or the consummation of the Contemplated Transactions.

     4.4 Binding Effect. This Agreement has been duly executed and delivered by the Purchaser and, subject to Equitable Principles, constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

     4.5 Purchase for Own Account, Etc. (a) Purchase for Own Account. The shares of Series A Preferred Stock are being acquired by the Purchaser for its own account and with no current intention of distributing or reselling such shares of Series A Preferred Stock or any part thereof in any transaction that would be in violation of the securities laws of the United States of America or any state, without prejudice, however, to the rights of the Purchaser at all times to sell or otherwise dispose of all or any part of the Series A Preferred Stock under an effective Registration Statement under the Securities Act or under an exemption from said registration available under the Securities Act. The
Purchaser understands and agrees that if the Purchaser should in the future decide to dispose of any Series A Preferred Stock, it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. The Purchaser agrees to the imprinting, so long as required by law, of a legend on all certificates representing shares of Series A Preferred Stock.

     (b) Purchaser Status. The Purchaser is an "Accredited Investor" (as defined in Rule 501(a)) under the Securities Act.

     (c) Restricted Shares. The Purchaser understands (i) that the shares of the Series A Preferred Stock have not been, and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock (the "Conversion Shares") will not (subject to Section 9.1) be registered under the Securities Act or any state securities laws, by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and (ii) the shares of the Series A Preferred Stock and the Conversion Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

     4.6 Receipt of Information. The Purchaser represents that it has had an opportunity to ask questions and receive answers and documents from the Company regarding the business, properties, prospects and financial condition of the Company and concerning the terms and conditions of the offering of the Series A Preferred Stock and to obtain additional information necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser had access.

     4.7 No Brokers or Finders. Except as contemplated by this Agreement (including the Closing Amount), no agent, broker, finder, or investment or commercial banker or other Person (if any) engaged by or acting on behalf of the Purchaser or any of its Affiliates is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or the Contemplated Transactions.

     4.8 Sufficient Funds. The Purchaser will have at the Closing funds sufficient to perform its obligations under this Agreement and to consummate the Contemplated Transactions.

     4.9 Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or relating to any of the Company Agreements or the Contemplated Transactions which, if determined adversely to the Purchaser, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Purchaser's ability to consummate the Contemplated Transactions. The Purchaser is not subject to any Decree that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Purchaser's ability to consummate the Contemplated Transactions.

                                   ARTICLE 5

                            COVENANTS OF THE COMPANY

     5.1 Conduct of Business. (a) Except as expressly contemplated by this Agreement or consented to in writing by the Purchaser, from the date hereof through the Closing Date, the Company and its Subsidiaries shall conduct their businesses in the ordinary course, consistent with past practice and generally in a manner such that the representations and warranties contained in Article 3, to the extent such matters are within the Company's or any of its Subsidiary's control, shall continue to be true and correct in all material respects on and as of the Closing Date (except for representations and warranties made as of a specific date) as if made on and as of the Closing Date. The Company shall give the Purchaser prompt notice of any event, condition or circumstance known or that becomes known to the Company occurring from the date hereof through the Closing Date that would constitute a violation or breach of (i) any representation or warranty, whether made as of the date hereof or as of the Closing Date, or (ii) any covenant of the Company contained in this Agreement; provided, however, that no such notification shall relieve or cure any such breach or violation of any such representation, warranty or covenant or otherwise affect the accuracy of any such representation or warranty for the purposes of Section 7.1; provided further, however, that the unintentional failure to give notice shall not give rise to a claim for damages by the Purchaser. Without limiting the generality of the foregoing, except as otherwise expressly contemplated by the terms of this Agreement or agreed in writing by the Purchaser, from and after the date hereof and through and including the Closing Date, the Company shall not, and will cause its Subsidiaries not to:

          (i) make capital expenditures which are more than $100,000 individually or $300,000 in the aggregate except (x) pursuant to agreements or commitments entered into by the Company or any of its Subsidiaries prior to the date hereof and included on Schedule 3.12(a), (y) unless otherwise reserved against in the Company's most recent financial statements filed with the Commission prior to the date hereof, or (z) except as set forth on
     Schedule 5.1(a)(i);

          (ii) enter into any or amend any Contractual Obligation, other than in the ordinary course of business, or, in any event, involving more than $100,000 individually or $300,000 in the aggregate except as set forth on
     Schedule 5.1(a)(ii);

          (iii) enter into, modify, make, renew, extend or otherwise alter any credit agreement, note or other similar agreement (including any interest rate or currency swap, hedge, collar or straddle or similar transaction) or instrument to which the Company or a Subsidiary is a party or incur or otherwise become liable with respect to any indebtedness, other than (x) trade payables incurred in the ordinary course of business and consistent with past practice, (y) amendments of the HFG Credit Facility that would not impose any additional obligations on the Company or any of its Subsidiaries or otherwise adversely affect the Company or any of its Subsidiaries or (z) as set forth on Schedule 5.1(a)(iii);

          (iv) enter into any Contractual Obligation with respect to the acquisition of any business, assets or property (real, personal or mixed, tangible or intangible, including stock or other equity interests in, or evidences of the indebtedness of, any other corporation, partnership or entity), other than acquisitions of assets in the ordinary course of business and consistent with past practice;

          (v) form any joint venture or partnership;

          (vi) sell, lease, license, surrender, relinquish, encumber, pledge, transfer, amend, convey or otherwise dispose of any business, property or assets (whether tangible or intangible) having an aggregate market value of in excess of $100,000 individually or $300,000 in the aggregate, except (x) sales of the inventory or (y) transactions pursuant to the Receivables Purchase Agreement, in the case of each of clauses (x) and (y) made in the ordinary course of business consistent with past practice or (z) as set forth on Schedule 5.1(a)(vi);

          (vii) fail to maintain any material property of the Company or any of its Subsidiaries in customary repair, order and condition consistent with the Company's or such Subsidiary's current maintenance policies, ordinary wear and tear excepted;

          (viii) discontinue, permit to lapse or otherwise fail to keep in full force and effect any material policies of insurance or knowingly take any action that would cause any such policy to terminate or be terminable prior to the expiration of its stated term;

          (ix) except as required by applicable law, make or change any material Tax election of the Company or any of its Subsidiaries, change any annual Tax accounting period of the Company or any of its Subsidiaries, adopt or change any Tax accounting method of the Company or any of its Subsidiaries, file any return, declaration, report, claim for refund, or information return or statement relating to Taxes (including any schedule or attachment thereto, and including any amendment thereof, a "Return") relating to the Company or any of its Subsidiaries in a manner that is materially inconsistent with past practice, enter into any closing agreement relating to material Taxes of the Company or any of its Subsidiaries, settle any material claim made by any Governmental Authority including social security administration, domestic or foreign, having jurisdiction over the assessment, determination, collection or other imposition of Tax or assessment relating to the Company or any of its Subsidiaries (a "Tax Claim"), surrender any right to claim a refund of Taxes relating to the Company or any of its Subsidiaries, consent to any extensions or waivers of the limitations period applicable to any Tax Claim or assessment relating to the Company or any of its Subsidiaries, or enter into a Tax sharing agreement or similar arrangement with respect to the Company or any of its Subsidiaries;

          (x) purchase, redeem or otherwise acquire, split, combine or reclassify, directly or indirectly, any of the Common Stock or other equity securities or give notice of any intention to exercise any right to purchase, redeem or otherwise acquire, split, combine or reclassify, any of the Common Stock or other equity securities (including any such purchase, redemption, acquisition or notice in accordance with the terms of the Certificate of Incorporation or Bylaws or any stockholders agreement);

          (xi) except pursuant to the exercise of (x) Company Options disclosed on Schedule 3.6 or (y) options permitted to be granted pursuant to Section 5.6(iii), issue or sell, or issue any rights to purchase or subscribe for, or subdivide or otherwise change, any shares of the Company's or any of its Subsidiaries' stock or other securities or similar rights;

          (xii) declare or pay any dividends on or make other distributions (whether in cash, stock or property or any combination thereof), directly or indirectly, in respect of the Common Stock;

          (xiii) amend the Certificate of Incorporation or Bylaws or the organizational documents of any Subsidiary, except as contemplated herein;

          (xiv) settle any material Claim of, or against, the Company or its Subsidiaries;

          (xv) change any method of accounting or accounting practice used by the Company or any of its Subsidiaries, except for any change required by GAAP, by any Governmental Authority or by a change in law;

          (xvi) cause or permit, by any act or failure to act, any material License to expire or to be revoked, suspended, or modified, or take any action that could reasonably be expected to cause any Governmental
     Authority to institute proceedings for the suspension, revocation, or adverse modification of any material License;

          (xvii) maintain any significant amount of investments in or trade in equities or other speculative securities;

          (xviii) take any corporate or other action in furtherance of any of the foregoing; or

          (xix) agree to do any of the foregoing.

     (b) The Company shall promptly file with the Commission a Current Report on Form 8-K pursuant to Item 1 of such Form when such form is required to be filed.

     5.2 No Solicitation. Without limiting the Company's other obligations under this Agreement, the Company agrees that, from the date hereof until the Closing, neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its Subsidiaries, or any purchase or sale of 30% or more of the consolidated assets (including without limitation stock of its Subsidiaries) of it and its Subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, the equity securities of the Company that, if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 20% or more of the total voting power of the Company (or of the surviving parent entity in such transaction) or any of its Subsidiaries (any such proposal, offer or transaction, including any single or multi-step transaction or series of related transactions (other than a proposal or offer made by the Purchaser or any of its Affiliates) being hereinafter referred to as an "Acquisition Proposal"), (ii) have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal; provided, however, that the foregoing shall not prohibit the Company,
(A) from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with regard to a bona fide tender offer or exchange offer, or (B) from participating in negotiations or discussions with or furnishing information to any Person in connection with an unsolicited bona fide Acquisition Proposal which is submitted in writing by such Person to the Board of Directors of the Company after the date hereof; provided further, however, that prior to participating in any such discussions or negotiations or furnishing any information, (i) the Company receives from such Person an executed confidentiality agreement on terms no less favorable to the Company than the Confidentiality Agreement, a copy of which shall be provided only for informational purposes to the Purchaser, and (ii) the Board of Directors of the Company shall have concluded in good faith, after consulting with its outside financial advisors and counsel, that such
Acquisition Proposal is reasonably likely to be or to result in a Superior Proposal (as defined in Section 6.1(b) hereto) (an Acquisition Proposal which meets all of the conditions set forth in this clause (B), including the Board of Directors of the Company having reached the conclusion set forth in clause
(B)(ii), being herein referred to as a "Qualified Acquisition Proposal"), or (C) after the Board of Directors of the Company has received a Qualified Acquisition Proposal, from engaging in negotiations and discussions with the Stockholders (as defined in the Support Agreement) with respect to such Qualified Acquisition Proposal. If the Board of Directors of the Company receives an Acquisition Proposal, the Company shall promptly inform the Purchaser in writing of the terms and conditions of such proposal and the identity of the Person making it, and will keep the Purchaser informed, on a current basis, of the status and terms of any such proposals or offers by any Person (whether written or oral). The Company will, and will cause its Affiliates to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date hereof with any Persons (other than the Purchaser and its Affiliates) conducted heretofore with respect to any Acquisition Proposal, and request the return or destruction of all non-public information furnished in connection therewith. The Company shall not release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which such party or its Subsidiaries is a party; provided, however, that the Company may waive any provisions of a standstill agreement so long as (A) the Company promptly informs the Purchaser in writing of such waiver and the identity of the Person requesting such waiver (and the Company hereby agrees that it will keep the Purchaser informed, on a current basis, of the status and terms of any proposal made by the Person requesting such waiver), (B) such waiver is limited to allowing the party subject to the standstill agreement (x) to submit to the Board of Directors of the Company, on a confidential basis, a written Acquisition Proposal and (y) if such Acquisition Proposal is a Qualified
Acquisition Proposal, to pursue discussions and negotiations with respect to such Qualified Acquisition Proposal with the Company, and (C) the Company otherwise observes the terms of this Section 5.2 with respect to such Acquisition Proposal.

     5.3 Regulatory Approval; Litigation. (a) Each of the Purchaser and the Company agrees that it will use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing all things, which may be required to obtain all necessary actions or non-actions, waivers, consents and approval from Governmental Authorities, including without limitation, (x)(i) preparing and filing, or causing to be prepared and filed, with the appropriate Governmental Authorities, the requisite notification with respect to the Contemplated Transactions pursuant to the HSR Act, (ii) promptly supplying all information requested by Governmental Authorities in connection with the HSR Act notification and cooperating with each other in responding to any such request,
(iii) using all reasonable efforts to cause the applicable HSR Act waiting periods to be terminated early or to expire without further inquiry or extension of time by any Governmental Authority and (iv) otherwise causing the HSR Requirements to be satisfied, including by supplying all information requested by Governmental Authorities in connection therewith and (y) obtaining the consent of the NASDAQ for the listing of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, subject only to official notice of issuance; provided, however, that, in connection with obtaining any such action, non-action, waiver, consent or approval, the Purchaser shall not be required to agree, and the Company, without the consent of the Purchaser shall not agree, to any condition or action that the Purchaser reasonably believes would, individually or in the aggregate, adversely affect Purchaser's ability to obtain the benefits (financial or otherwise) from the Contemplated Transactions (including benefits set forth in the Company Agreements).

     (b) The Purchaser and the Company agree that if any Action is brought seeking to restrain or prohibit or otherwise relates to consummation of the Contemplated Transactions, the parties shall use all commercially reasonable efforts to defend such Action, whether judicial or administrative, and to seek to have any stay or temporary restraining order entered by any court or Governmental Authority reversed or vacated.

     5.4 Board of Directors. At or prior to the Closing Date, the Company will take all action necessary (including without limitation using its reasonable best efforts to cause the resignation of the current members of the Company's (and Subsidiaries') Boards of Directors (and committees thereof)) (or, if necessary, to increase the size of such Boards of Directors) so that, on such date the composition of the Company's Board of Directors shall be as set forth in Exhibit E hereto.

     5.5 Access. (a) From the date hereof until the Closing, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the Purchaser reasonable access during normal business hours, during the period prior to the Closing, to all its books, records, properties, plants and personnel and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to the Purchaser (i) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state laws, as applicable, and (ii) all other information concerning it and its business, properties and personnel as the Purchaser may reasonably request. The Purchaser will hold any information obtained pursuant to this
Section 5.5 in confidence in accordance with, and will otherwise be subject to, the provisions of the Confidentiality Agreement. Any investigation by the Purchaser shall not affect the representations and warranties of the Company or the conditions to its obligations to consummate the transactions contemplated by this Agreement.

     (b) From the date hereof until the Closing, the Company shall promptly keep the Purchaser and its representatives informed of any material development in the business of the Company or its Subsidiaries provided that the unintentional failure to keep the Purchaser and its representatives informed shall not give rise to a claim for damages by any Purchaser. Without limiting the foregoing, from the date hereof until the Closing, the Company shall cause its officers to consult and cooperate with representatives of the Purchaser in order to facilitate a smooth transition as of the Closing. Nothing in this Section 5.5 shall give the Purchaser or its Affiliates any approval rights over the day-to-day activities of the Company.

     5.6 Employee Benefits Matters. Without limiting the generality of the foregoing, except as otherwise expressly agreed in writing by the Purchaser, the Company shall not, and shall cause its Subsidiaries not to, take any of the following actions:

          (i) enter into any new Employment Agreement unless such agreement (x) is in the ordinary course consistent with past practice, (y) is terminable at will without severance or (z) does not obligate the Company or any Subsidiary to provide compensation and/or benefits in excess of $120,000 per year unless an offer letter is outstanding, which offer letter is disclosed on Schedule 3.16, or amend any existing Employment Agreement or hire any executive officer of the Company or any of its Subsidiaries;

          (ii) adopt any new Company Benefit Plan or, except as may be required by applicable law, amend any existing Company Benefit Plan; provided, however, that the Company's 1999 Stock Option Plan may be amended to increase the stock options available for grant thereunder, not to exceed an amount in excess of 2,000,000 options in the aggregate;

          (iii) except in the ordinary course of business consistent with past practice, grant any stock options or other equity-based compensation to any employee or director of the Company or any of its Subsidiaries; provided, however, that the amount of Shares subject to options or other equity-based compensation awards permitted to be granted pursuant to this Section 5.6(iii) shall not exceed 90,000 (such amount to be increased by the amount of any Company Options cancelled after the date hereof);

          (iv) increase the salaries, wages, or other compensation or benefits of any employee or director of the Company or any of its Subsidiaries, except for such increases with respect to employees who are not officers of the Company or any of its Subsidiaries that are in the ordinary course of business consistent with past practice and do not result in an aggregate increase in the annual cost of compensation and benefits for employees of the Company and its Subsidiaries of more than five percent (5%) over such annual costs as in effect on the date hereof; or

          (v) agree to do any of the foregoing.

     5.7 Payment of Dividends. (a) Except as set forth in Section 5.7(c), the Company agrees that after the Closing, so long as it is not prohibited from doing so under any Requirement of Law (including any fiduciary obligation of the Board of Directors), (a) it will pay cash dividends on the Series A Preferred Stock, as promptly as practicable, on a current basis and (b) if the Company has insufficient surplus to declare such dividends, it will review the values of its assets and will revalue its assets to the extent possible so as to enable it to pay such dividends, as promptly as practicable, on a current basis.

     (b) In addition, for so long as the Initial Holders (as defined in the Certificate of Designations) beneficially own (x) 33% or more of the Series A Preferred Stock issued on the Closing Date (as adjusted for any split, subdivision, combination, recapitalization or similar event from the Closing Date until the date of determination) or (y) 15% or more of the combined voting power of the then outstanding Voting Securities, whichever is lower, the Company shall refrain and shall cause its Subsidiaries to refrain from entering into any agreements which would preclude the payment of dividends on the Series A Preferred Stock, excluding the HFG Credit Facility and any agreements for any replacement, refinancing or extension thereof provided that such renewal, refinancing or extension (i) does not provide for borrowings in excess of the amount that may be borrowed under the HFG Credit Facility and (ii) is on substantially similar terms as, or terms no more restrictive with respect to the payment of dividends than, the HFG Credit Facility, and shall seek a waiver under any agreements which would prevent such payments at any time.

     (c) The Company and the Purchaser agree that no dividends on shares of Series A Preferred Stock shall be declared by the Board of Directors of the Company (A) during the period that a Default or Event of Default (as such terms are defined in the Loan Agreement, as amended from time to time) shall have occurred and be continuing under the Loan Agreement, as amended from time to time, (B) if the payment of any such dividend would result in an Event of Termination (as defined in the Receivables Purchase Agreement, as amended from time to time), (C) if the payment of any such dividend would result in a Group-Wide Event of Termination (as defined in the Receivables Purchase Agreement, as amended from time to time) and (D) if the payment of any such dividend would result in a Servicer Termination Event (as defined in the Receivables Purchase Agreement, as amended from time to time).

     5.8 Consents. The Company shall (and shall cause its applicable Subsidiary to), on or prior to the Closing, obtain all consents listed or required to be listed on Schedule 3.4 hereto.

     5.9 Legends. Any legends placed on the Series A Preferred Stock or the Common Stock or other securities issuable, if any, pursuant to the Contemplated Transactions shall be removed by the Company upon delivery of an opinion of counsel reasonably acceptable to the Company stating that such legend is no longer necessary.

     5.10 Confirmation of Surplus. Prior to the Closing Date, the Board of Directors of the Company shall take all such action as it deems necessary to be reasonably satisfied that the Contemplated Transactions may be effected in a manner consistent with Section 160 of the DGCL.

                                   ARTICLE 6

                       STOCKHOLDERS MEETING; TENDER OFFER

     6.1 Preparation of Proxy Statement; Stockholders Meeting. (a) As promptly as reasonably practicable following the date hereof, the Company shall prepare and file with the Commission a proxy statement (such proxy statement and any amendments or supplements thereto, the "Proxy Statement") with respect to the Contemplated Transactions. The Proxy Statement shall seek approval of the matters to be submitted for approval at the Stockholders Meeting as provided below. The Company shall use reasonable best efforts to have the Proxy Statement cleared by the Commission as promptly as reasonably practicable after filing with the Commission. The Company shall, as promptly as practicable after receipt thereof, provide the Purchaser copies of any written comments and advise the Purchaser of any oral comments, with respect to the Proxy Statement received from the Commission. The Company shall provide the Purchaser with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement thereto prior to filing such with the Commission, and with a copy of all such filings made with the Commission. Notwithstanding any other provision herein to the contrary, neither the Proxy Statement nor any amendment or supplement thereto shall be filed or made without the approval of the Purchaser (which approval shall not be unreasonably withheld or delayed). The Company will use reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable. If at any time any information should be discovered by the Company which should be set forth in an amendment or supplement to the Proxy Statement so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall promptly notify the Purchaser and, to the extent required by applicable law, an appropriate amendment or supplement describing such information shall be promptly filed with the Commission and disseminated to the stockholders of the Company.

     (b) The Company shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable after the date hereof for the purpose of obtaining the Required Vote (including, without limitation, with respect to the issuance of the Series A Preferred Stock and the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock, the Articles of Amendment and such other amendments to the Certificate of Incorporation as may be necessary or appropriate to give effect to any of the Contemplated Transactions (including without limitation the grant of right of first offer as contemplated by Article 9 hereof), and any other action that may be required with respect to any of the transactions contemplated by this Agreement) (the "Stockholders Meeting") and shall take all lawful action to solicit the approval of all such matters by the Company's stockholders. The Company shall include in the Proxy Statement the recommendation of the Board of Directors in favor of approval of all such matters (the "Board Recommendation") and the written opinion of Southwest Securities, dated the date hereof, to the effect that, as of the date hereof, the issuance of the Series A Preferred Stock and the Offer are fair, from a financial point of view, to the holders of the Common Stock other than Affiliates of the Company; provided, that, the Company shall not be required to include the Board Recommendation in the Proxy Statement if, at the time of the mailing of the Proxy Statement, the Board of Directors of the Company would be permitted to make a Change in the Board Recommendation pursuant to the next sentence of this Section 6.1(b). The Board of Directors of the Company shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to the Purchaser such recommendation (a "Change in the Board Recommendation"); provided, however, that the Board of Directors of the Company may make a Change in the Board Recommendation in connection with an unsolicited bona fide Acquisition Proposal which is submitted in writing to the Board of Directors of the Company after the date hereof if the Company shall have complied in all respects with the requirements of Section 5.2 with respect to such Acquisition Proposal; provided that the Board of Directors of the Company shall have concluded in good faith, after consulting with its outside financial advisors and counsel that such Acquisition Proposal is financially superior to the holders of the Common Stock than the Contemplated Transactions, taking into account all relevant factors (including financing, required approvals and the timing and likelihood of consummation and the post-closing prospects for the Company) (a "Superior Proposal") and that the failure to take such action would reasonably be likely to violate the obligations of the directors under Delaware law. Unless this Agreement shall have been terminated in accordance with its terms, the Company shall comply with all of its obligations under this Agreement, including calling and holding a Stockholders Meeting under this Section 6.1(b) and submitting the matters set forth in Section 3.24(c) to a vote of the stockholders of the Company, even if the Board of Directors of the Company determines at any time after the date hereof to make a Change in the Board Recommendation.

     6.2 Tender Offer. As promptly as reasonably practicable following the date hereof, but in any event not later than one (1) Business Day after the mailing of the Proxy Statement as set forth in Section 6.1(a), the Company shall commence (within the meaning of Rule 13e-4(a)(4) under the Exchange Act), an offer (the "Offer") to purchase up to 4,545,455 outstanding Shares (as adjusted pursuant to Section 2.2) (the "Maximum Number") at a price of $11.00 per Share, net to the seller in cash (as paid pursuant to the Offer, the "Offer Consideration"), in compliance with the applicable provisions of Rule 13e-4 and Rule 13e-3, if applicable, and Regulation MA of the Commission, and pursuant to documentation in form and substance reasonably satisfactory to the Purchaser. The obligation of the Company to consummate the Offer and to accept for payment and pay for Shares validly tendered in the Offer and not withdrawn, up to the Maximum Number, shall be subject only to the conditions set forth in Exhibit F hereto (the "Offer Conditions"). The Company expressly reserves the right, in its sole discretion, to waive any such condition (other than the Minimum Condition as defined in the Offer Conditions) and make any other changes in the terms and conditions of the Offer; provided that no such change may be made unless previously approved by the Purchaser in writing which approval shall not be unreasonably withheld.

     6.3 Other Matters. The Company shall use its reasonable best efforts to cause the completion of the Offer to occur on the Business Day immediately following the day the Stockholders Meeting occurs. After receipt of a written notice from the Company that all of the conditions set forth in Section 8.1 have been satisfied or waived and subject to the satisfaction or waiver of all of the conditions set forth in Section 7.1, other than the condition that the Company shall have accepted for payment all Shares validly tendered into the Offer and not withdrawn, up to the Maximum Number, the Purchaser shall deliver to the Company written notice indicating that all of the conditions set forth in
Section 7.1 have been satisfied or waived by the Purchaser other than the condition that the Company shall have accepted for payment all Shares validly tendered in the Offer and not withdrawn, up to the Maximum Number. Subject to the satisfaction or waiver of all of the Offer Conditions and the conditions set forth in Section 8.1 and upon receipt of the Purchaser's notice, the Company will accept for payment all Shares validly tendered into the Offer and not withdrawn, up to the Maximum Number. The Company and the Purchaser will each use their respective reasonable best efforts to cause the Closing to occur immediately after the Company shall have accepted for payment all Shares validly tendered into the Offer and not withdrawn, up to the Maximum Number.

                                   ARTICLE 7

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                            OF THE PURCHASER TO CLOSE

     7.1 Conditions to Closing. The obligation of the Purchaser to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Purchaser:

     7.1.1 Representations and Covenants. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than those which are qualified as to materiality, Material Adverse Effect or other similar term, which shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except that representations and warranties made as of a specific date shall be true and correct in all material respects (except as aforesaid) on such date); the Company shall have in all material respects performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date; and the Company shall have delivered to the Purchaser a certificate, dated the date of the Closing Date and signed by an executive officer of the Company, to the foregoing effect.

     7.1.2 Opinion of Counsel to the Company. The Purchaser shall have received the legal opinion of Fulbright & Jaworski L.L.P., counsel to the Company, dated the Closing Date, addressed to the Purchaser, with respect to the matters set forth in Exhibit G hereto.

     7.1.3 No Actions. (a) No Action shall be pending or overtly threatened by any Governmental Authority or any other party against the Company or any of its directors or the Purchaser, which Action is reasonably likely to (x) restrain or prohibit the consummation of any of the Contemplated Transactions, or (y) result in damages that alone or together with the costs and expenses of defending such Action are material in relation to the Company and its Subsidiaries, taken as a whole.

     (b) No law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the Contemplated Transactions.

     7.1.4 Stockholder Approval. The Required Vote shall have been obtained and shall be in full force and effect.

     7.1.5 No Material Adverse Effect. Since the date hereof, no event or development shall have occurred (or failed to occur) and there shall be no circumstance (and the Purchaser shall not have become aware of any previously existing circumstance) that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

     7.1.6 Material Contracts. No more than one of the Contractual Obligations listed on Schedule 7.1.6 (i) shall not be in full force and effect at the Closing or (ii) shall, to the knowledge of the Company, be terminated during the current term or not be renewed upon the expiration of its current term.

     7.1.7 Consents. Any and all consents, approvals, orders, Licenses and other actions (i) necessary to be obtained from Governmental Authorities in order to consummate the Contemplated Transactions and for the Company to operate its business as currently conducted and as currently contemplated to be conducted following the Closing shall have been obtained and delivered to Purchaser without any limitation, restriction or requirement that would adversely affect the ability of the Purchaser to obtain the benefits (financial or otherwise) from the Contemplated Transactions, and any applicable waiting periods (and any extensions thereof) shall have been terminated or shall have expired, and (ii) necessary to be obtained from parties other than Governmental Authorities in order to consummate the Contemplated Transactions and for the Company to operate its business as currently conducted and as currently contemplated to be conducted following the Closing (except for those consents, approvals, orders, Licenses and other actions, the failure of which to obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect) shall have been obtained and delivered to Purchaser without any material adverse change in the terms or conditions of any Contractual Obligation, and all such consents, approvals, orders, Licenses and other actions shall be in full force and effect.

     7.1.8 NASDAQ Listing. The shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall have been approved for listing on NASDAQ, subject only to official notice of issuance.

     7.1.9 Completion of the Offer. All of the Offer Conditions shall be satisfied and the Company shall have accepted for payment all Shares validly tendered in the Offer and not withdrawn, up to the Maximum Number.

     7.1.10 Company Agreements. The Company shall have entered into the Registration Rights Agreement and the Management Rights Letter. The Articles of Amendment and the Certificate of Designations in the forms attached hereto as Exhibits B and C shall, respectively, have been filed with and accepted for record by the Secretary of State of Delaware in accordance with the DGCL. The Company shall have adopted the Amended Bylaws in the form attached hereto as Exhibit A.

     7.1.11 Employment. James J. Bigl, the President and Chief Executive Officer of the Company, shall continue to be an active employee of the Company, and the Employment Agreement between Company and James J. Bigl, dated May 3, 2000 amended by amendments no. 1 - 6 in the form in effect on the date hereof shall be in full force and effect on the Closing Date.

     7.1.12 Board of Directors. The Board of Directors of the Company shall have been reconstituted as set forth on Exhibit E, effective as of the Closing.

                                   ARTICLE 8

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                             OF THE COMPANY TO CLOSE

     8.1 Conditions to Closing. The obligation of the Company to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the
Company:

     8.1.1 Representations and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except that representations and warranties made as of a specific date shall be true and correct in all material respects on such date); the Purchaser shall have in all material respects performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and the Purchaser shall have delivered to the Company a certificate, dated the date of the Closing Date and signed by the Purchaser, to the foregoing effect.

     8.1.2 No Actions. (a) No Action shall be pending or overtly threatened by any Governmental Authority or any other party against the Company or any of its directors or the Purchaser, which Action is reasonably likely to (x) restrain or prohibit the consummation of any of the Contemplated Transactions, or (y) result in damages that alone or together with the costs and expenses of defending such Action are material in relation to the Company and its Subsidiaries, taken as a whole.

     (b) No law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal or otherwise relates to the consummation of any of the Contemplated Transactions.

     8.1.3 Stockholder Approval. The Required Vote shall have been obtained and shall be in full force and effect.

     8.1.4 Consents. Any and all consents, approvals, orders, Licenses and other actions necessary to be obtained (a) from Governmental Authorities in order to consummate the Contemplated Transactions and for the Company to operate its business as currently conducted and as currently contemplated to be conducted following the Closing and (b) from parties other than Governmental Authorities in order to consummate the Contemplated Transactions shall have been obtained (except for those consents, approvals, orders, Licenses and other actions, the failure of which to obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect), and any applicable waiting periods (and any extensions thereof) shall have been terminated or shall have expired.

     8.1.5 Completion of the Offer. The Minimum Condition shall be satisfied.


                                   ARTICLE 9

                   REGISTRATION RIGHTS; RIGHT OF FIRST OFFER;
                         OTHER AGREEMENTS OF THE COMPANY

     9.1 Registration Rights. On or prior to the Closing Date, the Company shall enter into a Registration Rights Agreement (the "Registration Rights Agreement") with respect to the Registrable Securities having the terms set forth in Exhibit H hereto.

     9.2 Other Registration Rights. The Company shall not grant any right of registration under the Securities Act relating to any of its securities to any Person other than the Purchaser if such rights would or could reasonably be expected to frustrate, impede or limit the Purchaser's rights pursuant to the Registration Rights Agreement.

     9.3 Right of First Offer. (a) From the Closing Date, and for as long as the Purchaser beneficially owns (x) 33% or more of the Series A Preferred Stock issued on the Closing Date (as adjusted for any split, subdivision, combination, recapitalization or similar event from the Closing Date until the date of determination) or (y) 15% or more of the combined voting power of the then outstanding Voting Securities, whichever is lower, in the event the Company proposes to issue Common Stock of any kind (including any warrants, options or securities or units comprising securities convertible into or exchangeable for Common Stock or rights to acquire the same) of the Company, other than (1) stock options to acquire shares of Common Stock or restricted Common Stock issued after the Closing Date to employees, consultants, officers or non-employee directors of the Company which issuances have been approved by the Board of Directors and the Compensation Committee of the Board of Directors pursuant to any stock option, restricted stock, stock purchase or stock bonus plan, agreement or arrangement that has been approved by the Board of Directors and the Compensation Committee of the Board of Directors and any shares of Common Stock issuable upon the exercise of such stock options; (2) securities issued upon conversion of the Series A Preferred Stock; (3) securities issuable as dividends or distributions on shares of the Company's Series A Preferred Stock;
(4) securities issued as consideration for the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization agreement if such issuance is approved by the Board of Directors; (5) securities issuable upon exercise of outstanding Company Options and Common Stock issuable in connection with prior acquisitions by the Company, each as set forth on Schedule 3.6; (6) securities issuable upon conversion or exchange of (a) securities issued in accordance with this Section 9.3 or (b) securities issued pursuant to clauses
(1) through (5) above, then the Company shall:

          (i) deliver to the Purchaser written notice setting forth in reasonable detail (1) the terms and provisions of the securities proposed to be issued (the "Proposed Securities"); (2) the price and other terms of the proposed sale of such securities; (3) the amount of such securities proposed to be issued; and (4) such other information as the Purchaser may reasonably request in order to evaluate the proposed issuance; and

          (ii) offer to issue to the Purchaser a portion of the Proposed Securities equal to a percentage determined by dividing (x) the number of shares of Common Stock beneficially owned by the Purchaser (assuming conversion of all shares of Series A Preferred Stock into Common Stock), by
     (y) the total number of shares of Common Stock then outstanding.

     The Purchaser must exercise the purchase rights hereunder within 20 Business Days after receipt of such notice from the Company.

     (b) Upon the expiration of the offering period described above, or if the Purchaser shall default in paying for or purchasing the Proposed Securities on the terms offered by the Company, the Company shall thereafter be free to sell such Proposed Securities that the Purchaser has not elected to purchase during the 120 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Purchaser. Any Proposed Securities offered or sold by the Company after such 120-day period must be reoffered to the Purchaser pursuant to this Section 9.3.

     (c) The  election by the  Purchaser  not to exercise  its rights under this
Section 9.3 in any one instance shall not affect its rights (other than in respect of a reduction in their percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving the Purchaser the rights described in this Section 9.3 shall be void and of no force and effect, and the Company shall not register such sale or issuance on the books and records of the Company.

     9.4 Rule 144. The Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Purchaser may reasonably request, all to the extent required to enable the Purchaser to sell the Series A Preferred Stock or the Common Stock into which the Series A Preferred Stock may be converted pursuant to and in accordance with Rule 144. Such action shall include, but not be limited to, making available adequate current public information meeting the requirements of paragraph (c) of Rule 144.

     9.5 Availability of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Series A Preferred Stock, at least the full number of shares of Common Stock then issuable upon the conversion of such securities. The Company will, from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of the Series A Preferred Stock.

     9.6 No Rights Plan. From the date hereof and for as long as the Purchaser beneficially owns Common Stock representing at least 15% of the total voting power of the Company (assuming conversion of all then outstanding shares of Series A Preferred Stock into Common Stock, regardless of whether such securities are actually then convertible), without the prior written consent of the Purchaser, the Company shall not adopt or enter into any "poison pill" rights plan or any similar plan or agreement or declare or pay any dividend of any rights to purchase stock of the Company in connection with such a plan or agreement.

                                   ARTICLE 10

                            TERMINATION OF AGREEMENT

     10.1 Termination. (a) This Agreement may be terminated prior to the Closing as follows:

          (i) by either the Purchaser or the Company if (A) the Closing shall not have occurred before April 30, 2004, or (B) the approval of the Company's stockholders, as set forth in Section 6.1(b) hereof, shall not have been obtained by reason of the failure to obtain the Required Vote at a duly held meeting of stockholders or any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 10.1(a)(i) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement or willful breach of a representation or warranty has been the cause of or resulted in the failure of the Closing to occur on or before such date;

          (ii) at the election of the Purchaser, if (A) prior to the Closing Date there shall have been a breach of any of the Company's representations, warranties, covenants or agreements, which breach would result in the failure to satisfy any of the conditions set forth in Section 7.1, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the Company, (B) the Board of Directors shall have (x) failed to make the Board Recommendation, (y) withdrawn the Board Recommendation or (z) modified or qualified, in any manner adverse to the Purchaser, the Board Recommendation (or resolved or proposed to take any such action referred to in clause (x), (y) or (z)), in each case whether or not permitted by the terms hereof, (C) the Company shall have breached its obligations under this Agreement by reason of either a breach of Section 5.2, a failure to call and hold the Stockholders Meeting in accordance with Section 6.1(b), a failure to prepare and mail to its stockholders the Proxy Statement in accordance with Section 6.1(a) or a failure to commence the Offer in accordance with Section 6.2 or to consummate the Offer promptly upon satisfaction of the Offer Conditions in accordance with Section 6.2 after receipt of the notice from the Purchaser pursuant to Section 6.3, unless such failure was caused by the actions or inactions of the Purchaser (or its representatives) in violation in any material respect of their obligations under this Agreement, or (D) any of the stockholders party to the Support Agreement shall have breached any of their respective obligations under Sections 1 and 2 of the Support Agreement in any material respects and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by such stockholder;

          (iii) at the election of the Company, if prior to the Closing Date there shall have been a breach of any of the Purchaser's representations, warranties, covenants or agreements, which breach would result in the failure to satisfy any of the conditions set forth in Section 8.1, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the Purchaser;

          (iv) at the election of the Company or the Purchaser, if any Governmental Authority has taken any Action, which Action is final and not subject to appeal, seeking to prevent the consummation of the Closing or any other Contemplated Transaction and the Company or the Purchaser, as the case may be, reasonably and in good faith deem it impracticable or inadvisable to proceed in view of such Action; provided, however, that the party terminating this Agreement pursuant to this Section 10.1(iv) shall have used all commercially reasonable efforts to have such Action vacated;

          (v) at the election of the Company, if (A) the Company is not in breach in any material respect of any of the terms of this Agreement, (B) the Board of Directors of the Company shall have made a Change in the Board Recommendation in accordance with Section 6.1 and authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies the Purchaser in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice (the "Alternative Transaction Notice"),
     (C) the Purchaser does not make, prior to five Business Days after receipt of the Alternative Transaction Notice, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable as the Superior Proposal taking into account all relevant factors (including financing, required approvals, the timing and likelihood of consummation and the post-closing prospects for the Company) and (D) the Company prior to such termination pays to the Purchaser in immediately available funds the fees and expenses required to be paid pursuant to Section 10.3 and Section 12.2(b); or

          (vi) at any time on or prior to the Closing Date, by mutual written consent of the Company and the Purchaser.

     (b) If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Sections 10.2 and 10.3.

     10.2 Survival after Termination.  If this Agreement  terminates pursuant to
Section 10.1 and the Contemplated Transactions are not consummated, this Agreement shall become null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of any party on account of the non-satisfaction of the conditions set forth in Articles 7 and 8 or on account of the termination of this Agreement, each resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement. Notwithstanding anything in this Agreement to the contrary, the provisions of Sections 3.26 and 4.7, this Section 10.2, Sections 10.3, 11.1 and 11.2 and Article 12 shall survive any termination of this Agreement.

10.3     Termination Payment.  If

          (i) this Agreement shall be terminated at a time at which the Purchaser is entitled to terminate this Agreement pursuant to Section 10.1(a)(ii)(A) and either (x) within twelve (12) months of such termination the Company or any of its Subsidiaries enters into any agreement with respect to, or consummates, any Acquisition Proposal that was received prior to such termination or (y) within (3) months of such termination the Company or any of its Subsidiaries enters into any agreement with respect to, or consummates, any Acquisition Proposal, or

          (ii) this Agreement shall be terminated at a time at which the Purchaser is entitled to terminate this Agreement pursuant to Section 10.1(a)(ii)(B) and the approval of the Company's stockholders, as set forth in Section 6.1(b), shall not have been obtained by reason of the failure to obtain the Required Vote at a duly held meeting of stockholders or any adjournment thereof, or

          (iii) this Agreement shall be terminated at a time at which the Purchaser is entitled to terminate this Agreement pursuant to Section 10.1(a)(ii)(C), then, in each such case, the Company shall promptly, but in no event later than the date of such termination (or in the case of clause
     (i), if later, the date the Company or its Subsidiary enters into such agreement with respect to or consummates (whichever is earlier) such Acquisition Proposal), pay the Purchaser (to the account or accounts designated by the Purchaser) a termination payment in an amount equal to $2,000,000 (the "Termination Payment"), by wire transfer of immediately available funds, in addition to any amount to which Purchaser is then entitled pursuant to Section 12.2(b).

     If the Company elects to terminate this Agreement pursuant to Section 10(a)(v), the Company, prior to such termination, shall pay to the Purchaser (to the account or accounts designated by the Purchaser) the Termination Payment, by wire transfer of immediately available funds, in addition to any amount to which Purchaser is then entitled pursuant to Section 12.2(b).

     Notwithstanding the foregoing, if the Purchaser is paid any amounts pursuant to Section 3(f) of the Support Agreement (the "Support Payment"), any such amounts paid, less the amount of the Tax Holdback, shall reduce the amount of the Termination Payment payable to the Purchaser pursuant to this Section
10.3 (but shall not reduce any amount that the Purchaser is entitled to pursuant to Section 12.2(b)); provided, however, that if a Termination Payment becomes payable pursuant to this Section 10.3 prior to the time that a Support Payment is payable, the Company shall pay the Termination Payment to the Purchaser in accordance with this Section 10.3 and the Purchaser shall pay over to the Company the amount of any Support Payment received by the Purchaser, less the amount of the Tax Holdback, as and when the Support Payment is actually received. As used herein, the term "Tax Holdback" shall mean the amount that Purchaser reasonably believes will be necessary to satisfy any potential indemnification obligations that the Purchaser may have under Section 3(f)(iv) of the Support Agreement.

                                   ARTICLE 11

                                 INDEMNIFICATION

     11.1 Indemnification. The Company hereby agrees to indemnify, defend and hold harmless the Purchaser, its Affiliates and its directors, managers, officers, agents, advisors, representatives, employees, successors and assigns (each, a "Purchaser Indemnitee") from and against all Claims, including without limitation, interest, penalties and attorneys' fees and expenses, asserted against, resulting to, or imposed upon or incurred by such Purchaser Indemnitee by a third party and arising out of or resulting from any allegation or Claim in respect of any wrongful action or inaction by the Company in connection with the authorization, execution, delivery and performance of this Agreement or the Company Agreements, except to the extent that the Purchaser Indemnitee has committed a material breach of its representations, warranties or obligations under this Agreement, which breach is the cause of the Company's wrongful action or inaction. If the Closing occurs, any payment by the Company to any Purchaser Indemnitee pursuant to Section 11.1 shall be treated for all income tax purposes as an adjustment to the price paid by the Purchaser for the Series A Preferred Stock pursuant to this Agreement.

     11.2 Terms of Indemnification. The obligations and liabilities of the Company with respect to Claims by third parties will be subject to the following terms and conditions: (a) a Purchaser Indemnitee will give the Company prompt notice of any Claims asserted against, resulting to, imposed upon or incurred by such Purchaser Indemnitee, directly or indirectly, and the Company will undertake the defense thereof by representatives of their own choosing which are reasonably satisfactory to such Purchaser Indemnitee; provided that the failure of any Purchaser Indemnitee to give notice as provided in this Section 11.2 shall not relieve the Company of its obligations under this Article 11, except to the extent that such failure has materially and adversely affected the rights of the Company; (b) if within a reasonable time after notice of any Claim, the Company fails to defend, such Purchaser Indemnitee will have the right to undertake the defense, compromise or settlement of such Claims on behalf of and for the account and at the risk of the Company, subject to the right of the Company to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof; (c) if there is a reasonable probability that a Claim may materially and adversely affect a Purchaser Indemnitee other than as a result of money damages or other money payments, such Purchaser Indemnitee will have the right at its own expense to defend, or co-defend, such Claim; (d) neither the Company nor the Purchaser Indemnitee will, without the prior written consent of the other, settle or compromise any Claim or consent to entry of any judgment relating to any such Claim; (e) with respect to any Claims asserted against a Purchaser Indemnitee, such Purchaser Indemnitee will have the right to employ one counsel of its choice in each applicable jurisdiction (if more than one jurisdiction is involved) to represent such Purchaser Indemnitee if, in such Purchaser Indemnitee's reasonable judgment, a conflict of interest between such Purchaser Indemnitee and the Company exists in respect of such Claims, and in that event the fees and expenses of such separate counsel shall be paid by the Company; and (f) the Company will provide each Purchaser Indemnitee reasonable access to all records and documents of the Company relating to any Claim.

                                   ARTICLE 12

                                  MISCELLANEOUS

     12.1 Survival. All representations and warranties, covenants and agreements of the Company and the Purchaser contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Purchaser or any controlling Person thereof or by or on behalf of the Company, any of its officers and directors or any controlling Person thereof, and such representations and warranties shall expire on the Closing Date (except as provided in Section 2.6). The covenants and agreements contained herein shall survive in accordance with their terms.

     12.2 Fees and Expenses. (a) The Company shall pay its own expenses incurred in connection with the negotiation, execution, delivery, performance and consummation of this Agreement and the Contemplated Transactions (including without limitations expenses incurred in connection with the Offer and the filing, printing and mailing of the Proxy Statement).

     (b) Unless this Agreement is terminated pursuant to Section 10.1(a)(i)(B) (provided such termination is not at a time that the Purchaser is entitled to terminate this Agreement pursuant to another provision of Section 10.1(a) and be reimbursed for its expenses under this Section 12.2(b)), 10.1(a)(ii)(D) or 10.1(a)(iii), whether or not the Contemplated Transactions are consummated and without limiting Section 10.3, the Company shall reimburse the Purchaser for the reasonable, documented out-of-pocket expenses of the Purchaser or any of their Affiliates (whether or not incurred prior to the date hereof) not to exceed $1,500,000 in the aggregate, including, without limitation, the fees, disbursements and other reasonable expenses of attorneys, accountants and any other advisors thereto, arising out of or relating to the negotiation, execution, delivery, performance and consummation of this Agreement and the Contemplated Transactions and all filing fees and expenses incurred by the Purchaser in connection with any filing by the Purchaser under the HSR Act ("Transaction Expenses"); provided, that if this Agreement is terminated pursuant to Section 10(a)(i)(A), the Transaction Expenses shall be reimbursed only if within twelve (12) months of such termination the Company or any of its Subsidiaries enters into any agreement with respect to, or consummates, any Acquisition Proposal that was received prior to such termination. Such reimbursement shall be made from time to time not later than the third Business Day following the date on which the Purchaser provides a written documented statement of their theretofore unreimbursed expenses to the Company.

     (c) On the Closing Date, the Company shall pay to the Purchaser the Closing Amount, as set forth in Section 2.4.

     12.3 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given if delivered personally or telecopied, on the date of such delivery, or if sent by reputable overnight courier, on the first Business Day following the date of such mailing, as follows:

                  (a) if to the Company:

                  National Medical Health Card Systems, Inc.
                  26 Harbor Park Drive
                  Port Washington, New York  11050
                  Attn:  Chief Financial Officer
                  Telecopy:  (516) 626-8002

                  with a copy to:

                  Fulbright & Jaworski L.L.P.
                  666 Fifth Avenue
                  New York, New York  10103
                  Attention:  Steven I. Suzzan, Esq.
                  Telecopy:  (212) 318-3400

                  (b) if to the Purchaser:

                  New Mountain Partners, L.P.
                  712 Fifth Avenue, 23rd Floor
                  New York, New York  10019
                  Attn:  Mr. Steven B. Klinsky
                  Telecopy:  (212) 582-1816

                  with a copy to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, New York  10004
                  Attn:  Aviva F. Diamant, Esq.
                  Telecopy:  (212) 859-4000

     Any party may by notice given in accordance with this Section 12.3 designate another address or Person for receipt of notices hereunder.

     12.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Other than the parties hereto and their successors and permitted assigns, and except as set forth in Article 11, no Person is intended to be a beneficiary of this Agreement. No party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto; provided, however, that, without the prior written consent of the Company, (x) prior to the Closing the Purchaser may assign all or any portion of its rights hereunder (along with the corresponding obligations) to any Affiliate of the Purchaser and (y) after the Closing the Purchaser may assign all or any portion of its rights hereunder (along with the corresponding obligations) to any purchaser or transferee of shares of the Series A Preferred Stock. Any assignee of any Purchaser pursuant to the proviso of the foregoing sentence shall be deemed to be a "Purchaser" for all purposes of this Agreement.

     12.5 Amendment and Waiver. (a) No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law, in equity or otherwise.

     (b) Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Company (in the case of any amendment, supplement, modification or waiver after the Closing, with the approval of not less than a majority of the directors not appointed by the Purchaser) and the Purchaser.

     12.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     12.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     12.8 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the Requirements of Law of the State of New York without giving effect to the principles of conflict of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any Action arising out of or relating to this Agreement and the Contemplated Transactions (and agrees not to commence any Action relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement, or such other address as may be given by one or more parties to the other parties in accordance with the notice provisions of Section 12.2, shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any and all rights to trial by jury in connection with any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     12.9 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     12.10 Entire Agreement. This Agreement, together with the schedules and exhibits hereto, and the Company Agreements referred to herein or delivered pursuant hereto, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the schedules and exhibits hereto, and the Company Agreements referred to herein or delivered pursuant hereto, supersede all prior agreements and understandings between the parties with respect to such subject matter.

     12.11 Further Assurances. Subject to the terms and conditions of this Agreement, from time to time after the Closing, the Company and the Purchaser agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the Contemplated Transactions and to otherwise carry out the intent of the parties hereunder. In furtherance and not in limitation of the foregoing, the Company agrees to all actions necessary to give effect to the voting rights of the Series A Preferred Stock in accordance with the terms thereof.

     12.12 Public Announcements. Except as required by any Requirement of Law, none of the parties hereto will issue or make any reports, statements or releases to the public with respect to this Agreement or the Contemplated Transactions without consulting the other parties, and, during the period from the date hereof until thirty (30) days after the Closing Date, without the approval of the other parties (such approval not to be unreasonably withheld or delayed).

     12.13 Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief or any requirement for a bond.

     12.14 Subsidiaries. Whenever this Agreement provides that a Subsidiary of the Company is obligated to take or refrain from taking any action, the Company shall cause such Subsidiary to take or refrain from taking such action.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                     NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.



                                     By:  /s/  James Bigl
                                        ---------------------------------------
                                        Name:  James Bigl
                                        Title: Chief Executive Officer



                                     PURCHASER:

                                     NEW MOUNTAIN PARTNERS, L.P.

                                     By: New Mountain Investments, L.P.,
                                           its general partner

                                        By: New Mountain GP, LLC,
                                              its general partner



                                           By:  /s/ Steven Klinsky
                                              --------------------------------
                                           Name:    Steven Klinsky
                                           Title:   Chief Executive Officer

                                     FORM OF

                         CERTIFICATE OF AMENDMENT OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, Inc.

                     -----------------------------------------



               Pursuant to Section 242 of the General Corporation
                          Law of the State of Delaware

                    -----------------------------------------



     National Medical Health Card Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     First: That the Board of Directors of the Corporation, at a meeting duly held on ________ __, 2003, adopted a unanimous resolution proposing and declaring advisable an amendment (the "Amendment") to the Corporation's Certificate of Incorporation (the "Certificate") and directed that such proposed Amendment be submitted for the consideration of the Corporation's stockholders at a special meeting thereof. The proposed Amendment is as follows:

     1. Article Fifth, Section 1 is amended to read in its entirety as follows:

               Fifth: Section 1. Classes and Number of Shares. The total number of shares of all classes of stock which the Corporation has authority to issue is fifty million (50,000,000) shares, consisting of twenty-five million (35,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock"), and fifteen million (15,000,000) shares of Preferred Stock, par value $0.10 per share (the "Preferred Stock").

     2. Article Fifth, Section 2(g) is amended to read in its entirety as follows:

                    (g) the voting  powers,  if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (a) the right to more or less than one vote per share on any or all matters voted upon by the stockholders and (b) the right to vote, as a series by itself or together with any other series or class of stock or together with all series or classes of stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with all series of Preferred Stock as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the Board may determine.

     3. Article Fifth, Section 3(c) is amended to read in its entirety as follows:

                    (c) Except as otherwise  required by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon the stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware. As used herein the term Certificate of Incorporation shall include any certificate of designations relating to any series of Preferred Stock, whether or not so specified.

     4. Article Fifth, Section 4 is amended to add the following provision to the end thereof:

                    (e) Any provision of the Series A Preferred  Stock set forth in this Certificate of Incorporation (including the certificate of designations relating to such series of Preferred Stock) may be amended solely by the affirmative vote, given in person or by proxy at a meeting called for such purpose, or written consent, of the holders of at least a majority of the Series A Preferred Stock at any time issued and outstanding, acting as a single class, provided that such amendment was approved by the Required Vote (as defined in this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock)) of the Independent Directors (including any certificate of designations relating to any series of Preferred Stock)) in addition to any vote of the Board of Directors required by law.

     5. Article Seventh is amended to read in its entirety as follows:

                    Seventh:  In  the  furtherance  and  not  in  limitation  of objects, purposes and powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

     6. Article Eighth is amended to read in its entirety as follows:

                    Eighth:  Subject to the rights of the  holders of any series of Preferred Stock, special meetings of stockholders of the Company may be called only by (i) the Chairman of the Board, (ii) the President of the Corporation or (iii) the Secretary of the Corporation within 10 calendar days after receipt of the written request of a majority of the total number of Directors which the Corporation would have if there were no vacancies. At any annual or special meeting of stockholders of the Corporation, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws of the Corporation.

     7. Article Ninth is amended to read in its entirety as follows:

                    Ninth: Board of Directors.  Directors shall be elected for a one-year term at each annual meeting of stockholders, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the next annual meeting of stockholders and shall serve until his successor is elected and qualified or until his earlier death, resignation or removal. Any vacancy on the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by a majority of the directors then in office, although less than a quorum, or a sole remaining director and any directors so chosen shall hold office for the remaining term of the vacant or newly created directorship. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock of the Corporation shall have the right, voting separately as a class or series to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto.

     Second: That thereafter, at a special meeting of the stockholders of the Corporation duly held on _______ __, 2003, the proposed Amendment was approved by the vote required by Section 242 of the General Corporation Law of the State of Delaware.

     Third: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this ____ day of ________, 2003.



                                    NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.


                                    By:________________________
                                      Name:
                                      Title:

                                    FORM OF

                          CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS


                                       OF


                                    SERIES A
                         7% CONVERTIBLE PREFERRED STOCK


                                       of


                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.


             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     National Medical Health Card Systems, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in its Certificate of Incorporation (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), its Board of Directors (the "Board of Directors") has adopted the following resolution creating a series of its Preferred Stock, par value $0.10 per share, designated as Series A Convertible Preferred Stock:

     RESOLVED, that a series of authorized Preferred Stock, par value $0.10 per share, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                                   SECTION 1
                            Designation and Amount.

     The shares of such series shall be designated as the "Series A 7% Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 6,956,522 shares of Series A Preferred Stock.

                                   SECTION 2
                                      Rank.

     The Series A Preferred Stock shall, with respect to payment of dividends, distributions, redemption payments and rights upon any Liquidation of the Corporation, rank (i) senior to all Junior Securities, (ii) on a parity with all Parity Securities and (iii) junior to all Senior Securities.

                                   SECTION 3
                          Dividends and Distributions.

(a)     Payment and Accrual of Dividends.

     (i) From (and including) the Issuance Date until the fifth anniversary of such date, the holders of the issued and outstanding shares of Series A Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors or a duly authorized committee thereof, out of profits, surplus or other funds of the Corporation legally available therefor, a cumulative dividend on each share of Series A Preferred Stock at the rate of 7% per annum on the Accrued Value thereof. Such dividends shall be fully cumulative and accumulate and accrue on a daily basis (computed on the basis of actual number of days elapsed in a year of 365 or 366 days, as the case may be) and compound and be payable in cash quarterly in arrears on the Dividend Payment Dates at the rate indicated above and in the manner set forth herein (whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends).

     (ii) From (and including) the fifth anniversary of the Issuance Date, the holders of the issued and outstanding shares of Series A Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors or a duly authorized committee thereof, out of profits, surplus or other funds of the Corporation legally available therefor, a cumulative dividend on each share of Series A Preferred Stock at the rate of 3.5% per annum on the Accrued Value thereof. Such dividends shall be fully cumulative and accumulate and accrue on a daily basis (computed on the basis of actual number of days elapsed in a year of 365 or 366 days, as the case may be) and compound and be payable in cash quarterly in arrears on the Dividend Payment Dates at the rate indicated above and in the manner set forth herein (whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends). For avoidance of doubt, pursuant to clauses (i) and (ii) of this Section 3(a), dividends shall accumulate and accrue, but not compound, on a daily basis, and dividends shall compound quarterly and be added to Accrued Value on a Dividend Payment Date only if such dividends have not been paid on such Dividend Payment Date.

     (iii) Each such dividend shall be payable on the applicable Dividend Payment Date to the holders of record of shares of the Series A Preferred Stock, as they appear on the stock ledger of the Corporation at the close of business on the day immediately preceding such Dividend Payment Date. Notwithstanding the foregoing, the Corporation shall not pay any dividend on the Series A Preferred Stock (A) during the period that a Default or Event of Default (as such terms are defined in the Loan Agreement, as amended from time to time) shall have occurred and be continuing under the Loan Agreement, as amended from time to time, (B) if the payment of any such dividend would result in an Event of Termination (as defined in the Receivables Purchase Agreement, as amended from time to time), (C) if the payment of any such dividend would result in a Group-Wide Event of Termination (as defined in the Receivables Purchase Agreement, as amended from time to time) or (D) if the payment of any such dividend would result in a Servicer Termination Event (as defined in the Receivables Purchase Agreement, as amended from time to time). Any dividend that is not otherwise paid in cash on the applicable Dividend Payment Date (whether due to the Corporation's inability to pay such dividend in cash or as a result of the prohibitions of any of clauses (A) through (D) of this Section 3(a)(iii) or otherwise) shall automatically, and without any action on the part of the Corporation, accrue and compound and be added to the Accrued Value on such Dividend Payment Date. Once such dividends have been added to the Accrued Value, dividends shall accrue and accumulate thereon in accordance with clause (i) or
(ii) of this  Section  3(a),  as  applicable,  until such time,  if any, as such dividends, together with all accrued and unpaid dividends thereon, are subsequently paid in cash by the Corporation (at which time such dividends, to the extent paid as aforesaid, shall be deducted from the Accrued Value). Dividends shall cease to accrue and accumulate in respect of the Series A Preferred Stock on the Optional Redemption Date, the Redemption Date or the Conversion Date for such shares as the case may be, unless (1) in the case of the Optional Redemption Date or the Redemption Date, the Corporation fails to pay any amount necessary for such redemption (including any accrued but unpaid dividends required to be paid at such time) when due in accordance with Section 4(c) or Section 5(c) hereof, as applicable, or, (2) in the case of a Conversion Date, the Corporation fails to deliver certificates representing the Common Stock or other assets or securities issuable upon such conversion within three Business Days of the Conversion Date; in the case of either clause (1) or (2) above, dividends shall continue to accumulate and accrue from the Redemption Date or the Conversion Date, as the case may be, at the rate indicated above, or from the Optional Redemption Date as set forth in Section 4(f), until such payment and/or delivery is made. Any holder may request in writing that the Corporation pay any dividend or all dividends authorized with respect to any or all Dividend Payment Dates by means of wire transfer to an account specified by the holder in such notice. Such notice shall not apply to a Dividend Payment Date if received less than five days prior thereto.

     (iv) All dividend payments paid (or accrued) with respect to shares of Series A Preferred Stock shall be paid pro rata (or accrued pro rata for the benefit of the holders entitled thereto), based on the number of shares of Series A Preferred Stock owned by each such holder.

(b)      Restricted Payments.

     (i) Junior Securities. So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, directly or indirectly (whether by any Person, directly or indirectly, controlled by the Corporation or otherwise), unless (A) all unpaid dividends on the Series A Preferred Stock for all prior Dividend Periods shall have been paid in full, (B) sufficient consideration shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and the current dividend period with respect to any Parity Securities and (C) all Redemption Obligations have been fully discharged, (1) declare, pay or set apart for payment any dividend or other distribution on any Junior Securities or purchase, redeem or otherwise acquire any Junior Securities, (2) make any payment on account of, or set apart for payment money for, a sinking or other similar fund for the purchase, redemption or other retirement of any Junior Securities, or (3) make any distribution in respect of the Junior Securities, either directly or indirectly, and whether in cash, obligations of the Corporation, Common Stock, Convertible Securities or other property; other than, subject to Sections 7(b) and 8(f) hereof, to the extent applicable, distributions or dividends on Junior Securities which are payable solely in additional shares of Junior Securities.

(ii)     Parity Securities.

     (1) Except as provided in Section 3(b)(ii)(2) below, no dividends shall be paid or authorized and set apart for payment on any Parity Securities for any period unless (A) the Corporation has paid or authorized and set apart for payment, or contemporaneously pays or declares and sets apart for payment, on the Series A Preferred Stock all unpaid dividends for all Dividend Periods terminating on or prior to the date of payment of such dividends, (B) sufficient consideration shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and the current dividend period with respect to any Parity Securities and (C) all Redemption Obligations have been fully discharged. Except as provided in Section 3(b)(ii)(2) below, no dividends paid in cash shall be paid or authorized and set apart for payment on the Series A Preferred Stock for any period unless the Corporation has paid or authorized and set apart for payment, or contemporaneously pays or declares and sets apart for such payment, on any Parity Securities all accrued and unpaid dividends for all dividend periods terminating on or prior to the date of payment of such dividends.

     (2) If at any time the Corporation has failed to pay any unpaid dividends on any shares of Series A Preferred Stock on any Dividend Payment Date or on any Parity Securities on a stated payment date, as the case may be, the Corporation shall not, directly or indirectly (whether by any Person, directly or indirectly, controlled by the Corporation or otherwise), purchase any shares of the Series A Preferred Stock or Parity Securities (except for a consideration payable solely in shares of Junior Securities) or redeem fewer than all of the shares of the Series A Preferred Stock and Parity Securities then outstanding except for (x) the repurchase or redemption of shares of the Series A Preferred Stock made pro rata among the holders of the shares of the Series A Preferred Stock then outstanding, (y) the repurchase or redemption made pro rata with respect to all shares of the Series A Preferred Stock and Parity Securities then outstanding so that the amounts repurchased or redeemed shall in all cases bear to each other the same ratio that, at the time of the repurchase or redemption, the aggregate of the then applicable Liquidation Preference of all of the Series A Preferred Stock and the aggregate of the then applicable liquidation preference of all of the other Parity Securities then outstanding, respectively, bear to each other or (z) pursuant to Section 4 below.

     (3) Unless and until all unpaid dividends on shares of the Series A Preferred Stock and any Parity Securities at the time outstanding have been paid in full, all dividends paid by the Corporation upon shares of the Series A Preferred Stock or Parity Securities shall be authorized pro rata with respect to all shares of the Series A Preferred Stock and Parity Securities then outstanding, so that the amounts of any dividends authorized on shares of the Series A Preferred Stock and on the Parity Securities shall in all cases bear to each other the same ratio that, at the time of the declaration, all accrued but unpaid dividends in respect of prior Dividend Periods on shares of the Series A Preferred Stock and prior dividend periods on other Parity Securities, respectively, bear to each other.

                                  SECTION 4
                     Redemption at The Option of the holder.

     (a) No holder of shares of Series A Preferred Stock shall have any right to require the Corporation to redeem any shares of Series A Preferred Stock prior to the date that is the tenth anniversary of the Issuance Date. Thereafter, at any time on or following the date that is the tenth anniversary of the Issuance Date, each holder of shares of Series A Preferred Stock shall have the right, at the sole option and election of such holder, to require the Corporation to redeem all or any portion of the shares of Series A Preferred Stock owned by such holder at the Optional Redemption Price for each share of Series A Preferred Stock to be redeemed.

     (b) The holder of any shares of Series A Preferred Stock may exercise its right to require the Corporation to redeem such shares by surrendering to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose (provided that the Corporation shall at all times maintain an office or agency in the City of New York or in Nassau County, New York for such purposes) a certificate or certificates, duly endorsed, representing the shares of Series A Preferred Stock to be redeemed, accompanied by a written notice stating (i) the number of shares of Series A Preferred Stock to be redeemed, (ii) the date (the "Optional Redemption Date") upon which such holder elects such redemption to take place, which shall be no earlier than ten (10) Business Days from the date of surrender of such certificates and (iii) the account for delivery of the Optional Redemption Price.

     (c) The Corporation shall, on the Optional Redemption Date, pay to the holder of the shares being redeemed the Optional Redemption Price for each such share of Series A Preferred Stock. Such payment shall be made by wire transfer of immediately available funds to an account designated by such holder. In the event that less than all of the shares of Series A Preferred Stock represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be promptly issued to the holder thereof without cost to such holder.

     (d) Subject to Section 4(e), such redemption right shall be deemed to have been exercised (as contemplated in Section 4(b)) at the close of business on the Optional Redemption Date and the shares so redeemed shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease, and the rights of the holder thereof shall cease, at the close of business on the Optional Redemption Date; provided, however, that nothing in this sentence shall relieve the Corporation of its obligation to deliver the Optional Redemption Price to the person or persons entitled thereto pursuant to Section 4.

     (e) In the event that the Optional Redemption Price for each share of Series A Preferred Stock being redeemed is not paid on the Optional Redemption Date in accordance with Section 4(c) hereof, then, in addition to any other rights that may otherwise be available to holders of shares of Series A Preferred Stock pursuant to this Certificate of Designations or the Certificate of Incorporation, and notwithstanding Section 4(d) or any provision of this Certificate of Designations or the Certificate of Incorporation to the contrary,
(1) all shares of the Series A Preferred Stock redeemed pursuant to Section 4(d) shall be reissued or returned (as applicable) to all holders who exercised their option to redeem such shares, and the right to receive dividends thereon and all other rights of the holder thereof shall be deemed to have continued as if such redemption had not occurred and (2) if the holders of shares of Series A Preferred Stock do not have the right pursuant to Section 7(d) hereof, to elect at least a majority of the directors on the Board of Directors, then the total number of directors of the Corporation shall be increased by such number of directors, if any, as will be required to enable the holders of shares of Series A Preferred Stock to elect a majority of the directors on the Board of Directors (the "Default Number"), and the holders of shares of Series A Preferred Stock then outstanding, voting together as a single class, shall by affirmative vote of holders of a majority of the total number of shares of Series A Preferred Stock voting thereon, be entitled to elect, at a meeting of such stockholders or by written consent in lieu thereof, to the Board of Directors the Default Number of directors (the "Redemption Default Directors") (which directors shall be in addition to, and not in lieu of, any directors such holders may otherwise be entitled to elect pursuant to the terms of this Certificate of Designations and the Certificate of Incorporation and which directors shall each be required to satisfy any applicable qualifications existing under applicable law and any applicable rules of any self regulatory organization that are binding on the Corporation and shall be entitled to all rights of voting and participation as are directors of the Corporation generally). At any time during which the holders of shares of Series A Preferred Stock are entitled to elect Redemption Default Directors, in the event the Corporation pays in cash the aggregate Optional Redemption Price owed by it pursuant to Section 4, then the terms of any Redemption Default Director then in office shall terminate as of the time such payment is made, and the total number of directors of the Corporation shall decrease by the number of Redemption Default Directors then in office whose term shall have terminated and the holders of shares of Series A Preferred Stock shall cease to have any rights hereunder to elect Redemption Default Directors, in each case, unless and until one or more of the conditions specified above shall recur.

     (f) Failure to Discharge a Redemption Obligation. If the Corporation does not have sufficient funds or capital and surplus legally available to discharge any Redemption Obligation (or is otherwise prohibited from affecting such redemption), the Corporation shall take all actions required or permitted under the DGCL to permit such redemption of the Series A Preferred Stock, and the Corporation shall redeem as many shares of the Series A Preferred Stock as it may legally redeem, ratably from the holders thereof in proportion to the number of shares held by the holders from which shares are being redeemed, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of the Series A Preferred Stock as it legally may redeem until it has fully discharged all Redemption Obligations. Shares of the Series A Preferred Stock not redeemed as required pursuant to any Redemption Obligation shall accrue dividends at a rate equal to 10% per annum of the Accrued Value, accruing and compounding in the manner set forth in Section 3(a) hereof from the Optional Redemption Date, until such shares are redeemed by the Corporation in accordance with this Section 4 and all references herein to payment of the Optional Redemption Price shall be deemed to include a reference to such accrued dividends.

     (g) Other Purchases. Nothing contained in this Certificate of Designations shall limit any legal right of the Corporation or any of its Subsidiaries or Affiliates to purchase or otherwise acquire any shares of Series A Preferred Stock, at any price and upon any terms, in a negotiated transaction with a holder thereof.

                                   SECTION 5
                  Redemptioh at the Option of the Corporation.

     (a) Except as provided in this Section 5(a) and Section 5(b), shares of the Series A Preferred Stock shall not be redeemable at the election of the Corporation. From and after the date that is the fourth anniversary of the Issuance Date, the Corporation, at its option, may redeem within 45 days after a 225% Date any or all of the outstanding shares of Series A Preferred Stock, in the sole discretion of the Corporation (which redemption has been authorized by the Required Vote of the Independent Directors), to the extent it has funds legally available therefor, at a redemption price in cash equal to 100% of the Carrying Value, at the redemption date, of each share of Series A Preferred Stock to be redeemed, plus an amount equal to the aggregate of all unpaid dividends which have accrued and accumulated on the Accrued Value pursuant to
Section 3(a)(i) or (3)(a)(ii), as applicable, whether or not declared (and not previously included in Carrying Value), to the redemption date (any such date, a "Four Year Redemption Date"). No redemption shall be permitted pursuant to this
Section 5(a) at any time during which the Common Stock is not either listed on the New York Stock Exchange (the "NYSE") or traded on the National Association of Securities Dealers, Inc. National Market System ("NASDAQ"). A "225% Date" shall mean any date as of which the Closing Price of the Common Stock has equaled or exceeded 225% of the Conversion Price then in effect for at least 30 consecutive Trading Days immediately preceding such date and on such date; provided that such 30 day period cannot begin prior to the fourth anniversary of the Issuance Date.

     (b) From and after the date that is the seventh anniversary of the Issuance Date, the Corporation, at its option, may redeem any or all of the outstanding shares of Series A Preferred Stock, in the sole discretion of the Corporation (which redemption has been authorized by the Required Vote of the Independent Directors), to the extent it has funds legally available therefor, at a redemption price in cash equal to 100% of the Accrued Value, at the redemption date, of each share of Series A Preferred Stock to be redeemed, plus an amount equal to the aggregate of all unpaid dividends which have accrued and accumulated on the Accrued Value pursuant to Section 3(a)(i) or (3)(a)(ii), as applicable, whether or not declared (and not previously included in Accrued Value), to the redemption date (any such date, a "Seven Year Redemption Date;" each of the Four Year Redemption Date and the Seven Year Redemption Date sometimes being referred to herein as the "Redemption Date").

     (c) Not less than 15 days nor more than 45 days (such date as fixed by the Board of Directors of the Corporation is referred to herein as the "Redemption Record Date") prior to the date fixed for any redemption of shares of the Series A Preferred Stock pursuant to this Section 5, a notice specifying the Redemption Date and the time and place of the redemption and the number of shares to be redeemed shall be given by overnight courier or by certified mail return receipt requested, to the holders of record on the Redemption Record Date of the shares of the Series A Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation, calling upon each holder of record to surrender to the Corporation on the Redemption Date at the place designated in the notice such holder's certificate or certificates representing the number of shares specified in the notice of redemption (provided that the Corporation shall at all times maintain an office or agency in the City of New York or in Nassau County, New York for such purposes). Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. On or after the Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed shall present and surrender such holder's certificate or certificates for such shares to the Corporation at the place designated in the redemption notice and thereupon either (i) the Carrying Value, at the Four Year Redemption Date, of each share of Series A Preferred Stock to be redeemed, plus an amount equal to the aggregate of all unpaid dividends which have accrued and accumulated on the Accrued Value pursuant to Section 3(a)(i) or (3)(a)(ii), as applicable, whether or not declared (and not previously included in Carrying Value), to the Four Year Redemption Date or (ii) the Accrued Value at the Seven Year Redemption Date, of each share of Series A Preferred Stock to be redeemed, plus an amount equal to the aggregate of all unpaid dividends which have accrued and accumulated on the Accrued Value pursuant to Section 3(a)(i) or (3)(a)(ii), as applicable, whether or not declared (and not previously included in Accrued Value), to the Seven Year Redemption Date, as applicable, shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     (d) If a notice of redemption has been given pursuant to this Section 5 and, on or before the Redemption Date, the funds necessary for such redemption (including all dividends on the shares of Series A Preferred Stock to be redeemed, including accrued and unpaid dividends thereon, that will accrue to the Redemption Date) shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares of Series A Preferred Stock have not been surrendered for cancellation, on the Redemption Date dividends shall cease to accrue on the shares of the Series A Preferred Stock to be redeemed and the holders of such shares shall cease to be stockholders with respect to those shares, shall have no interest in the Corporation by virtue thereof and shall have no voting or other rights with respect thereto, except the conversion rights provided in subsection (e) of this Section 5 and Section 8 below and the right to receive the monies payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares of Series A Preferred Stock represented thereby shall no longer be outstanding. Subject to applicable escheat laws, any monies so set aside by the Corporation and unclaimed at the end of one year from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the redemption price, without interest. Any interest accrued on funds so deposited shall belong to the Corporation and be paid thereto from time to time.

     (e) If a notice of redemption has been given pursuant to this Section 5 and any holder of shares of Series A Preferred Stock shall, prior to the close of business on the business day immediately preceding the Redemption Date, give written notice to the Corporation pursuant to Section 8 below of the conversion of any or all of the shares to be redeemed held by the holder, then such redemption shall not become effective as to such shares to be converted and such conversion shall become effective as provided in Section 8 below, whereupon any funds deposited by the Corporation for the redemption of such shares shall immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall automatically and without further corporate action or notice be discharged from the trust.

     (f) In every case of redemption of fewer than all of the outstanding shares of the Series A Preferred Stock pursuant to this Section 5, the shares to be redeemed shall be selected pro rata among all holders of Series A Preferred Stock on the basis of the number of shares of Series A Preferred Stock owned by each such holder, provided that only whole shares shall be selected for redemption.

                                   SECTION 6
                         Liquidation; Change of Control.

     (a) In the event the Corporation shall (i) commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, (ii) consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation, or of any substantial part of its property, (iii) make an assignment for the benefit of its creditors, (iv) admit in writing its inability to pay its debts generally as they become due, (v) have a court of competent jurisdiction enter an order or decree which has not been withdrawn, dismissed or reversed that is for relief against the Corporation in an involuntary case under such law or to appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation, or of any substantial part of its property, and any such order or decree remains unstayed and in effect for 60 consecutive days, or (vi) otherwise liquidate, dissolve or wind up (any such event, a "Liquidation"), each holder of shares of the Series A Preferred Stock shall be entitled to receive the Liquidation Preference per share.

    (b) In the event of any Liquidation of the Corporation, holders of shares of Series A Preferred Stock (i) shall not be entitled to receive the Liquidation Preference of the shares held by them until payment in full or provision has been made for the payment of all claims of creditors of the Corporation and the liquidation preference of any Senior Securities, plus accrued and unpaid dividends thereon, if any, whether or not declared, to the payment date shall have been paid in full and (ii) shall be entitled to receive the Liquidation Preference of the shares held by them, in preference to and in priority over any distributions upon any Junior Securities. Upon payment in full of the Liquidation Preference to which the holders of shares of the Series A Preferred Stock are entitled, the holders of shares of the Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets by the Corporation. Subject to clause (i) above, if the assets of the Corporation are not sufficient to pay in full the Liquidation Preference payable to the holders of shares of the Series A Preferred Stock and the liquidation preference payable to the holders of any Parity Securities, the holders of all such shares shall share ratably in proportion to the full respective preferential amounts payable on such shares in any distribution.

     (c) For the purposes of this Section 6, neither the sale of all or substantially all of the assets of the Corporation nor the consolidation or merger of the Corporation with or into any other entity, shall be deemed to be a Liquidation of the Corporation, unless (i) such sale, consolidation or merger shall be in connection with a plan of Liquidation of the Corporation (in which event the holders of shares of the Series A Preferred Stock shall be entitled to receive the Liquidation Preference per share held by them) or (ii) a Change of Control (as defined below) of the Corporation shall occur (in which case, the holders of shares of the Series A Preferred Stock shall if they so request in writing, subject to the third and fourth sentence of this Section 6(c), be entitled to receive for each share of Series A Preferred Stock the Carrying Value, at the payment date, plus an amount equal to the aggregate of all unpaid dividends which have accrued and accumulated on the Accrued Value pursuant to
Section 3(a)(i) or (3)(a)(ii), as applicable, whether or not declared (and not previously included in Carrying Value), to the payment date). In the event of a Change of Control, the Corporation shall, not less than 30 days nor more than 60 days prior thereto, by overnight courier or certified mail return receipt requested, give notice thereof to the holders of the Series A Preferred Stock at their addresses as they appear on the books of the Corporation (which notice shall specify that the holders who desire to convert their shares must satisfy the requirements for conversion contained in Section 8 hereof and shall set forth the Conversion Price). Any holder of shares of Series A Preferred Stock who so wishes shall within 10 days of receipt of such notice give written notice to the Corporation that such holder wishes to receive the Carrying Value, at the payment date, plus an amount equal to the aggregate of all unpaid dividends which have accrued and accumulated on the Accrued Value pursuant to Section 3(a)(i) or (3)(a)(ii), as applicable, whether or not declared (and not previously included in Carrying Value), to the payment date for any or all shares of Series A Preferred Stock held by such holder. The Corporation shall not consummate a Change of Control without adequately assuring the holders of shares of the Series A Preferred Stock the right to receive the amounts such holders are entitled to pursuant to this Section 6(c) as of such date in accordance with applicable law.

     (d) A "Change of Control", with respect to the Corporation, means the occurrence of any of the following:

          (i) the acquisition by any Person or group of Persons of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
     Act) (other than by (x) the Corporation or a Subsidiary of the Corporation or (y) the holders of the Series A Preferred Stock or their respective Affiliates) of 50% or more of either (1) the then outstanding shares of Common Stock of the Corporation (the "Outstanding Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the Corporation (the "Outstanding Voting Securities"); provided, however, that any acquisition by any Person pursuant to a transaction that complies with clauses (1), (2) and (3) of paragraph (iii) of this definition shall not be a Change of Control;

          (ii) individuals who, as of the Issuance Date, constitute the Board of Directors or other similar governing body of the Corporation (the "Incumbent Board") (it being understood that any Designated Directors are members of the Incumbent Board) cease for any reason to constitute at least a majority of the Board of Directors or other similar governing body of the Corporation; provided, however, that any individual becoming a director, or having similar management supervisory functions (for purposes of this definition, a "director") subsequent to the date hereof or date of such meeting whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board of the Corporation; or

          (iii) consummation of a Business Combination unless, following such Business Combination,

               (1) all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities of the Corporation immediately prior to such Business Combination Beneficially Own, directly or indirectly, a majority or more of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Person resulting from such Business Combination (including a Person which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more Subsidiaries) (such resulting Person, a "Resulting Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities of the Corporation, as the case may be,

               (2) no Person or group of Persons or their Affiliates (excluding any Resulting Corporation and any holder of shares of Series A Preferred Stock or Affiliate thereof) Beneficially Owns, directly or indirectly, a majority or more of, respectively, the then outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then outstanding voting securities of the Resulting Corporation entitled to vote generally in the election of directors of the Resulting Corporation, and

               (3) at least a majority of the members of the board of directors or other similar governing body of the Resulting Corporation were members of the Incumbent Board or were approved by a majority of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board or other similar governing body, providing for such Business Combination.

                                   SECTION 7
                                 Voting Rights.

     (a) General. Each share of Series A Preferred Stock shall entitle the holder thereof to notice of, to attend and to vote at, in person or by proxy, any special or annual meeting of stockholders, on all matters entitled to be voted on by holders of Common Stock and any other series or class of Voting Securities voting together as a single class with all other shares entitled to vote thereon except in cases where a vote of the holders of the Series A Preferred Stock, voting separately as a class, is required by law or by the Certificate of Incorporation or by this Certificate of Designations. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series A Preferred Stock into shares of Common Stock, as of the record or other applicable date for determining the stockholders of the Corporation eligible to vote on any such matters.

     (b) Voting With Respect to Certain Matters. For so long as any shares of Series A Preferred Stock are outstanding, in addition to any vote or consent of stockholders required by applicable law or by the Certificate of Incorporation, the Corporation shall not effect or validate, without the affirmative vote, given in person or by proxy at any meeting called for such purpose, or written consent, of the holders of at least a majority of the Series A Preferred Stock at any time issued and outstanding, acting as a single class:

          (i) any reclassification of the Series A Preferred Stock or any amendment, alteration or repeal, or any replacement (including as a result of a merger or consolidation involving the Corporation in which a different certificate of incorporation governs the Corporation or the surviving corporation in the merger or otherwise by operation of law), of any provision of the Corporation's Certificate of Incorporation or Bylaws, which adversely affects the dividend or liquidation preferences, voting powers or other rights of the holders of the Series A Preferred Stock; and

          (ii) the declaration, payment or making of any dividend (other than dividends on the Series A Preferred Stock) or other distribution (in cash, property or obligations) in respect of, or any repurchase, redemption or other acquisition of, any of the Corporation's equity securities or any Convertible Securities, or any derivative or similar securities with respect to any of the foregoing.

     (c)  In  connection  with any right to vote as a single  class  pursuant to
Section 7(b), each holder of shares of Series A Preferred Stock shall have one vote for each share held.

     (d) Voting Rights for Directors.

          (i) In addition to any other rights to elect directors which the holders of shares of Series A Preferred Stock may have, from and after the Issuance Date, for as long as (1) the Initial Holders Beneficially Own in the aggregate shares of Common Stock that constitute at least 75% or more of their Initial Beneficial Ownership, the holders of shares of Series A Preferred Stock shall be entitled to nominate and elect, at a meeting of stockholders or by written consent in lieu thereof, such number of directors as shall constitute at least 60% of the members of the Board of Directors of the Corporation, (2) the Initial Holders Beneficially Own in the aggregate shares of Common Stock that constitute at least 65% but less than 75% of their Initial Beneficial Ownership, the holders of shares of Series A Preferred Stock shall be entitled to nominate and elect, at a meeting of stockholders or by written consent in lieu thereof, such number of directors as shall constitute at least 50% of the members of the Board of Directors of the Corporation, (3) the Initial Holders Beneficially Own in the aggregate shares of Common Stock that constitute at least 55% but less than 65% of their Initial Beneficial Ownership, the holders of shares of Series A Preferred Stock shall be entitled to nominate and elect, at a meeting of stockholders or by written consent in lieu thereof, such number of directors as shall constitute at least 40% of the members of the Board of Directors of the Corporation, (4) the Initial Holders Beneficially Own in the aggregate shares of Common Stock that constitute at least 40% but less than 55% of their Initial Beneficial Ownership, the holders of shares of Series A Preferred Stock shall be entitled to nominate and elect, at a meeting of stockholders or by written consent in lieu thereof, such number of directors as shall constitute at least 30% of the members of the Board of Directors of the Corporation, (5) the Initial Holders Beneficially Own in the aggregate shares of Common Stock that constitute at least 25% but less than 40% of their Initial Beneficial Ownership, the holders of shares of Series A Preferred Stock shall be entitled to nominate and elect, at a meeting of stockholders or by written consent in lieu thereof, such number of directors as shall constitute at least 20% of the members of the Board of Directors of the Corporation, or (6) the Initial Holders Beneficially Own in the aggregate shares of Common Stock that constitute at least 10% but less than 25% of their Initial Beneficial Ownership, the holders of shares of Series A Preferred Stock shall be entitled to nominate and elect, at a meeting of stockholders or by written consent in lieu thereof, at least one member of the Board of Directors of the Corporation. Unless prohibited by applicable law or by any applicable rules of any self regulatory organization that are binding on the Corporation (and, in such case, only to the extent permitted), for so long as the Initial Holders Beneficially Own in the aggregate shares of Common Stock that constitute at least 10% of their Initial Beneficial Ownership, each committee of the Board of Directors of the Corporation, the board of directors of any Subsidiary of the Corporation and each committee of any such Subsidiary's board of directors shall include a proportionate number of directors nominated and elected by the Designated Directors; provided, however, that the Designated Directors shall in no event constitute a majority of the Nominating Committee.

          (ii) Notwithstanding the provisions of Section 7(d)(i), the remaining members of the Board of Directors who are neither Designated Directors nor officers or employees of the Corporation or its subsidiaries (the "Independent Directors"), shall be nominated by the Nominating Committee and each holder of Series A Preferred Stock shall vote or cause to be voted all of its shares of Series A Preferred Stock in favor of or against any such nominees in the same proportion as the votes cast by or on behalf of the holders of the Voting Securities other than the holders of Series A Preferred Stock in respect of their shares of Series A Preferred Stock.

          (iii) For so long as the Initial Holders Beneficially Own, in the aggregate, shares of Common Stock that constitute either (x) 33% or more of their Initial Beneficial Ownership or (y) 15% or more of the combined voting power of the then outstanding Voting Securities, whichever is lower, the Corporation shall not, and shall not permit any of its Subsidiaries to, without the consent of the majority of the Designated Directors, effect, validate or enter into any agreement with respect to, any of the following:

               (1) any authorization, issuance or reclassification, of any of the Corporation's equity securities or any Convertible Securities, or any derivative or similar securities with respect to any of the foregoing other than the issuance of (w) Permitted Options, (x) shares of Common Stock upon the exercise of Permitted Options, (y) up to ________ shares of Common Stock upon the exercise of options, warrants and rights outstanding on the Issuance Date and (z) shares of Common Stock used as consideration in any transaction set forth in clause
          (5)(B) of this Section 7(d)(iii) for which consent of the Designated Directors is not required;

               (2) the authorization or creation of, or the increase in the authorized amount of, or the issuance of any shares of any class or series of (or the reclassification of any securities into), securities of the Corporation ranking senior to or on a par with the Series A Preferred Stock with respect to distributions or rights on liquidation, or any security convertible into or exercisable for or otherwise representing the right to acquire any such securities or any derivative or similar securities representing any of the foregoing;

               (3) any issuance or incurrence of (or agreement to issue or incur, including by way of an acquisition of any entity, or any merger, business combination or similar transaction or as a result of any amendment to any indenture, credit agreement or other similar instrument) Debt, other than any borrowing that does not cause the Corporation to have in excess of $50 million of Debt at any time outstanding and is made pursuant to and in accordance with the terms of (A) the Loan Agreement as in effect on the Issuance Date or (B) any other loan agreement approved by the Board of Directors, which approval shall include a majority of the Designated Directors; provided that (I) such Debt may only be increased to an amount greater than $40 million if, at the time of borrowing, the Corporation certifies to the Board that it reasonably believes that the Corporation will be able to comply for at least the next six months with its covenants under the agreements referred to in Clauses (A) and
          (B) after giving effect to such increase in borrowings and (II) the provisions of Clause (I) shall be similarly applicable to successive borrowings, repayments and reborrowings under such agreements.

               (4) the liquidation, dissolution, winding up or reorganization of the Corporation;

               (5) any transaction or series of related  transactions  involving
          (A) a Change of Control of the Corporation (without reference to the exceptions in clauses (1), (2) and (3) of paragraph (iii) of the definition of such term) or the sale of all or substantially all of the equity or assets of the Corporation, or (B) any acquisition, disposition or other business combination transaction (or series of transactions) involving consideration in an amount greater than $5 million, individually, or $15 million, in the aggregate in any 24 month period (including without limitation, in each case, (x) the purchase price paid or to be paid in connection with such transaction (whether pursuant to lump sum payments, future payments, earn-out payments or combinations thereof, with any potential future payments discounted to present value) and (y) any and all liabilities which are assumed or to be assumed in connection with such transaction);

               (6)  any   amendment   to  the   Corporation's   Certificate   of
          Incorporation or Bylaws; and

               (7) the removal or replacement of the Corporation's Chief Executive Officer.

     (e) Election Procedures.

          (i) The right of the holders of Series A Preferred Stock to elect directors as described in Section 7(d)(i) or Section 4(e), as applicable, may be exercised either at a special meeting of the holders of shares of Series A Preferred Stock, called as hereinafter provided in Section 7(e)(ii), at any annual meeting of stockholders held for the purpose of electing directors, or by the written consent of the holders of shares of Series A Preferred Stock acting without a meeting pursuant to Section 228 of the DGCL.

          (ii) The Secretary of the Corporation may, and upon the written request of the holders of record of at least 10% of the then outstanding shares of Series A Preferred Stock (addressed to the Secretary of the Corporation at the principal office of the Corporation) shall, call a special meeting of the holders of shares of Series A Preferred Stock for the election of the directors to be elected by them as provided in Section 7(d)(i) or Section 4(e), as applicable. Such call shall be made by the Corporation by notice to the holders of record of shares of Series A Preferred Stock by first-class mail, postage prepaid at their respective addresses as they appear in the stock register of the Corporation, and such notice shall be mailed at least 10 days but no more than 20 days before the date of the special meeting. Such meeting shall be held at the earliest practicable date upon the notice required for special meetings of stockholders at the place designated by the Secretary of the Corporation. If such meeting shall not be called by a proper officer of the Corporation within 5 days after receipt of such written request by the Secretary of the Corporation, then the holders of record of shares of Series A Preferred Stock of at least 10% of the then outstanding shares of Series A Preferred Stock may designate in writing a holder of shares of Series A Preferred Stock to call such meeting at the expense of the Corporation, and such meeting shall be called by such holder upon notice to the holders of record of the Series A Preferred Stock at least 10 days before the date of the special meeting and shall be held at the place designated by such stockholder in such notice. Any holder of shares of Series A Preferred Stock that would be entitled to vote at any such meeting shall have access to the stock register of the Corporation for the purpose of causing a meeting of holders of shares of Series A Preferred Stock to be called pursuant to the provisions of this Section 7(e)(ii).

          (iii) At any meeting held for the purpose of electing directors at which the holders of shares of Series A Preferred Stock shall have the right to elect directors as described in Section 7(d)(i) or Section 4(e), as applicable, the presence in person or by proxy of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof, (x) the absence of a quorum of the holders of shares of Series A Preferred Stock shall not prevent the election of directors, if any, other than the directors to be elected by the holders of shares of Series A Preferred Stock, and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of the directors to be elected by the holders of shares of Series A Preferred Stock, and (y) in the absence of a quorum of the holders of shares of Series A Preferred Stock, a majority of the holders of shares of Series A Preferred Stock present in person or by proxy shall have the power to adjourn the meeting for the election of directors which such holders are entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

          (iv) Except as otherwise provided for herein, the term of office of any director nominated and elected by the holders of Series A Preferred Stock pursuant to Section 7(d)(i) or Section 4(e), as applicable (the "Designated Directors"), in office at any time shall terminate upon the election of his or her successor at the annual meeting of stockholders held for the purpose of electing directors.

          (v) Any Designated Directors shall be entitled to all rights of voting and participation as are directors of the Corporation generally. The holders of shares of Series A Preferred Stock shall be entitled exclusively, by affirmative vote of holders of a majority of the total number of shares of Series A Preferred Stock then outstanding or by written consent in lieu thereof, at any time to remove any Designated Director. Any other provision of this Certificate of Designations or the Certificate of Incorporation or Bylaws of the Corporation notwithstanding, no Designated Director may be removed except in the manner provided for in Section 4(e) or this Section 7(e). Vacancies among the Designated Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled at any time, but only by the affirmative vote of holders of a majority of the total number of shares of Series A Preferred Stock cast, voting at a meeting together as a single class, or by a majority of the total number of shares of Series A Preferred Stock then outstanding acting by written consent in lieu thereof. Any director so chosen shall hold office for a term expiring on the date the term of office of the director such newly-elected director shall have replaced would have expired.

          (vi) So long as any Redemption Obligation shall be unsatisfied, other than to increase the size of the Board of Directors in accordance with
     Section 4(e), the size of the Board of Directors shall not otherwise be increased or decreased without the affirmative vote of at least a majority of the then outstanding shares of Series A Preferred Stock voting separately as a single class and to the exclusion of the holders of all other classes of stock of the Corporation.

                                    SECTION 8
                                   Conversion.

     (a) Any holder of shares of Series A Preferred Stock may, at any time after the Issuance Date, convert any or all shares of Series A Preferred Stock held by such holder, into a number of shares of Common Stock calculated by dividing, for each share of Series A Preferred Stock to be converted, (1) the Accrued Value, at the date upon which the conversion takes place, plus an amount equal to the aggregate of all unpaid dividends which have accrued and accumulated thereon pursuant to Section 3(a)(i) or (3)(a)(ii), as applicable, whether or not declared (and not previously included in Accrued Value), to the date upon which the conversion takes place by (2) $11.50, subject to adjustment as described in
Section 8(f) (the "Conversion Price"). If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same record holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

     (b) Conversion Procedures.

          (i) The holder of any shares of Series A Preferred Stock may exercise its right to convert such shares by surrendering for such purpose to the
     Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose (provided that the Corporation shall at all times maintain an office or agency in the City of New York or in Nassau County, New York for such purposes) a certificate or certificates, duly endorsed, representing the shares of Series A Preferred Stock to be converted, accompanied by a written notice stating (i) the number of shares of Series A Preferred Stock to be converted, (ii) the name or names in which such holder wishes the certificate or certificates representing shares of Common Stock to be issued and (iii) the date (the "Conversion Date") upon which such holder wants such conversion to take place, which shall be no earlier than three Business Days from the date of surrender of such certificates.

          (ii) The Corporation shall, prior to the Conversion Date, issue and deliver to or upon the order of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled (in the number(s) and denomination(s) designated by such holder). In the event that less than all of the shares of Series A Preferred Stock represented by any certificate are converted, a new certificate representing the unredeemed shares shall be promptly issued to the holder thereof without cost to such holder.

          (iii) Such conversion right with respect to any shares of Series A Preferred Stock shall be deemed to have been exercised on the Conversion Date and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of Common Stock upon such date; provided, however, that nothing in this sentence shall relieve the Corporation of its obligation to deliver to the person or persons entitled to receive the Common Stock issuable upon conversion certificates therefor and to make the payment required by Section 8(c), if applicable.

     (c) No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. Instead of any fractional share of Common Stock otherwise issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price of the Common Stock on the Conversion Date and, if the Closing Price is not available on such date, the Fair Market Value on such date.

     (d) If a holder converts shares of Series A Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon the conversion or due upon the issuance of a new certificate or certificates for any shares of Series A Preferred Stock not converted. The holder, however, shall pay any such tax that is due because any such shares of the Common Stock or of the Series A Preferred Stock are issued in a name other than the name of the holder.

     (e) The Corporation shall at all times keep reserved out of its authorized but unissued Common Stock, free from Liens and not subject to any preemptive or other similar rights, a sufficient number of shares of Common Stock to permit the conversion of all of the then outstanding shares of Series A Preferred Stock. For the purposes of this Section 8(e), the full number of shares of Common Stock then issuable upon the conversion of all then outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all outstanding shares of Series A Preferred Stock were held by a single holder. The Corporation shall from time to time, in accordance with the laws of the State of Delaware and its Certificate of Incorporation, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of Series A Preferred Stock at the time outstanding. All shares of Common Stock issued upon conversion of the shares of Series A Preferred Stock shall be issued without charge and shall be validly issued, fully paid, nonassessable and free and clear of (i) any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), restriction (other than restrictions on transfer imposed by federal or state securities laws) or other security interest of any kind or nature whatsoever (collectively, "Liens"), other than any such Liens imposed by the holder to whom such shares are issued or such Person's creditors and (ii) any preemptive or other similar rights. If a conversion of Series A Preferred Stock is to be made in connection with a Change of Control, Business Combination or a similar transaction affecting the Corporation (other than a tender or exchange offer), the conversion of any shares of Series A Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated. In connection with any tender or exchange offer for shares of Common Stock, holders of Series A Preferred Stock shall have the right to tender (or submit for exchange) shares of Series A Preferred Stock in such a manner so as to preserve the status of such shares as Series A Preferred Stock until immediately prior to such time as shares of Common Stock are to be purchased (or exchanged) pursuant to such offer, at which time that portion of the shares of Series A Preferred Stock so tendered which is convertible into the number of shares of Common Stock to be purchased (or exchanged) pursuant to such offer shall be deemed converted into the appropriate number of shares of Common Stock. Any shares of Series A Preferred Stock not so converted shall be returned to the holder as Series A Preferred Stock. The Corporation shall not close its books against the transfer of Series A Preferred Stock or of Common Stock issued or issuable upon conversion of Series A Preferred Stock in any manner which interferes with the timely conversion of Series A Preferred Stock.

     (f) The Conversion Price shall be subject to adjustment as follows:

          (i) In case the Corporation shall (A) subdivide the outstanding shares of any class of Common Stock into a greater number of shares, including by way of a stock dividend, or (B) combine the outstanding shares of any class of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted by multiplying the Conversion Price at which the shares of Series A Preferred Stock were theretofore convertible by a fraction of which the denominator shall be the number of shares of Common Stock outstanding immediately following such action and of which the numerator shall be the number of shares of Common Stock outstanding immediately prior thereto. Such adjustment shall be made whenever any event listed above shall occur and shall become effective retroactively immediately after the close of business on the record date in the case of a dividend and immediately after the close of business on the effective date in the case of a subdivision or combination.

          (ii) In case the Corporation at any time or from time to time after the Issuance Date shall issue or sell to any Person any Convertible Securities without consideration or for a consideration per share (or having a conversion, exchange or exercise price per share) less than the Conversion Price on the date of issuance, then the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price therefor shall be equal to the price determined by multiplying (A) the Conversion Price at which shares of Series A Preferred Stock were theretofore convertible by (B) a fraction of which (x) the denominator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of the Convertible Securities and
     (2) the number of additional shares of Common Stock that may be acquired upon conversion, exchange or exercise of such Convertible Securities, and
     (y) the numerator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of such Convertible Securities and (2) the number of additional shares of Common Stock which the aggregate offering price of the shares of Common Stock so offered would purchase at the Conversion Price on the date of issuance. Such adjustment shall be made whenever such Convertible Securities are issued or sold, and shall become effective immediately after the close of business on the date of issuance or sale of such Convertible Securities.

          (iii) In case the Corporation shall at any time or from time to time after the Issuance Date purchase, redeem or otherwise acquire any shares of Common Stock (excluding shares of Common Stock acquired pursuant to the tender offer contemplated in the Purchase Agreement) at a price per share greater than the Current Market Price on the date of such event, or in case the Corporation shall purchase, redeem or otherwise acquire Convertible Securities for a consideration per share of Common Stock into which such Convertible Security is exercisable for or convertible or exchangeable into greater than the Current Market Price on the date of such event, then the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price therefor shall be equal to the price determined by multiplying (A) the Conversion Price at which shares of Series A Preferred Stock were theretofore convertible by (B) a fraction of which (x) the denominator shall be the Current Market Price immediately prior to such event, and (y) the numerator shall be the result of dividing:
     (1) (x) the product of (aa) the number of shares of Common Stock outstanding and (bb) the Current Market Price immediately prior to such event, minus (y) the aggregate consideration paid by the Corporation in such event (plus, in the case of Convertible Securities, the aggregate additional consideration to be paid to the Corporation upon exercise, conversion or exchange), by (2) the number of shares of Common Stock outstanding immediately after such event. Such adjustment shall be made whenever such Common Stock is, or Convertible Securities are, purchased, redeemed or otherwise acquired, and shall become effective immediately after such purchase, redemption or other acquisition of such securities.

          (iv) In case the Corporation shall at any time or from time to time after the Issuance Date issue or sell any shares of Common Stock at a price per share that is less than the Conversion Price on the date the Corporation commits or agrees to such sale or issuance, then the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price therefor shall be equal to the price determined by multiplying (A) the Conversion Price at which shares of Series A Preferred Stock were theretofore convertible by (B) a fraction of which (x) the denominator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance or sale of such shares of Common Stock and (2) the number of additional shares of Common Stock offered for sale or subject to issuance, and (y) the numerator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance or sale of such shares of Common Stock and (2) the number of additional shares of Common Stock which the aggregate offering price of the number of shares of Common Stock so offered or issued would purchase at the Conversion Price in effect immediately prior to such issuance or sale. Such adjustment shall be made whenever such Common Stock is issued or sold, and shall become effective immediately after the issuance or sale of such securities; provided, however, that the provisions of this subparagraph shall not apply to shares of Common Stock issued pursuant to a dividend on, or a subdivision or a combination of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Price pursuant to Section 8(f)(i).

          (v) No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments that by reason of this Section 8(f)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8(f) shall be made to the nearest cent. Anything in Section 8(f) to the contrary notwithstanding, in no event shall the then current Conversion Price be increased as a result of any calculation made at any time pursuant to Sections 8(f)(ii) through 8(f)(iv).

          (vi) Whenever the Conversion Price is adjusted, as herein provided, the Corporation shall promptly file with the transfer agent for the Series A Preferred Stock, if any, a certificate of an officer of the Corporation setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof (each, a "Conversion Certificate") and promptly thereafter the Corporation shall cause a notice of the adjusted Conversion Price along with a Conversion Certificate to be mailed to each registered holder of shares of Series A Preferred Stock; provided that if there is no transfer agent for the Series A Preferred Stock, then the Corporation shall promptly send a copy of the Conversion Certificate to each holder of record by overnight courier or by certified mail, return receipt requested.

          (vii) In case of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by Sections 8(f)(i)-(v)), or in case of any consolidation or merger of the Corporation with or into another Person, or in case of any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the Corporation's assets, on a consolidated basis, in one transaction or a series of related transactions, to any Person (including any group that is deemed to be a Person)(each of the foregoing being referred to as a "Business Combination"), in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock or other securities or property (including cash) with respect to or in exchange for Common Stock, each share of Series A Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to the consummation of such Business Combination, the kind and amount of shares of stock and other securities and property (including cash) receivable upon the consummation of such Business Combination by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to the consummation of such Business Combination. In any such case, the Corporation or the Person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such rights and such rights shall be clearly provided for in the definitive transaction documents relating to such transaction, and the Corporation agrees that it will not be a party to or permit such Business Combination to occur unless such provisions are so made as a part of the terms thereof. The certificate or articles of incorporation or other constituent document shall provide for adjustments, which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8(f)(i). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 8 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property. The provisions of this Section 8(f)(vii) shall similarly apply to successive Business Combinations. The Corporation shall give written notice to the holders of Series A Preferred Stock at least 30 days prior to the date on which any Business Combination or similar transaction effecting the Corporation shall take place.

          (viii) Notwithstanding anything to the contrary herein, the Conversion Price shall not be adjusted pursuant to paragraph (ii) or (iv) of this
     Section 8(f) for the issuance of any Excluded Securities.

          (ix) For the purposes of any adjustment of the Conversion Price pursuant to paragraph (ii) or (iv) of this Section 8(f), the following provisions shall be applicable:

               (1) In the case of the issuance of Common Stock or Convertible Securities for cash in a public offering or private placement, the aggregate consideration shall be deemed to be the amount of cash paid before deducting any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

               (2) In the case of the issuance of Common Stock for consideration in whole or in part other than cash, such consideration shall be deemed to be the Fair Market Value thereof.

               (3) Subparagraph (2) above notwithstanding, in the case of the issuance of shares of Common Stock or Convertible Securities to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock or Convertible Securities, as the case may be.

               (4) If Common Stock is sold as a unit with other securities, the aggregate consideration received for such Common Stock shall be deemed to be net of the Fair Market Value of such other securities.

               (5) The  aggregate  maximum  number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent reduction of such number) deliverable upon conversion of or in exchange for, or upon the exercise of, such Convertible Securities and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration received by the Corporation for any such Convertible Securities, plus the minimum amount of consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent increase of consideration), if any, to be received by the Corporation upon the conversion, exercise or exchange of such Convertible Securities.

               (6) In the case of the issuance of Convertible Securities:

                    (A) With respect to any Convertible  Securities issued after the Issuance Date for which an adjustment to the Conversion Price previously has been made pursuant to Section 8(f)(ii), on any increase in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities other than a change resulting from the anti-dilution provisions thereof, the applicable Conversion Price shall forthwith be readjusted retroactively to give effect to such increase or decrease;

                    (B) With respect to any Convertible  Securities issued after the Issuance Date for which an adjustment to the Conversion Price has previously not been made pursuant to Section 8(f)(ii), if there is any increase in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities other than a change resulting from the anti-dilution provisions thereof, such Convertible Securities shall be treated as if they had been cancelled and reissued and an adjustment to the Conversion Price with respect to such deemed issuance shall be made pursuant to Section 8(f)(ii), if applicable;

                    (C) With respect to any Convertible  Securities issued prior to the Issuance Date, if there is any increase in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities other than a change resulting from the anti-dilution provisions thereof, such Convertible Securities shall be treated as if they had been cancelled and reissued and an adjustment to the Conversion Price with respect to such deemed issuance shall be made pursuant to Section 8(f)(ii), if applicable; and

                    (D) No further  adjustment of the Conversion  Price adjusted upon the issuance of any such Convertible Securities shall be made as a result of the actual issuance of Common Stock upon the exercise, conversion or exchange of any such Convertible Securities.

          (x) If any event occurs as to which the  foregoing  provisions of this
     Section 8(f) are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly protect the conversion rights of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Conversion Price, or otherwise adversely affect the holders of Series A Preferred Stock.

                                   SECTION 9
                                Status of Shares.

     All shares of the Series A Preferred Stock that are at any time redeemed pursuant to Sections 4 or 5 or converted pursuant to Section 8 and all shares of the Series A Preferred Stock that are otherwise reacquired by the Corporation shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series, subject to reissuance by the Board of Directors as shares of any one or more other classes or series.

                                   SECTION 10
                              General Provisions.

     (a) Headings. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

     (b) Enforcement. Any registered holder of shares of Series A Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce such rights, whether for the specific enforcement of any provision in this Certificate of Designations or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     (c) Notice of Certain Events. The holders of shares of the Series A Preferred Stock shall be entitled to receive written notice of any Liquidation or Change of Control and shall be given an opportunity to convert their Series A Preferred Stock immediately prior to any such Liquidation or Change of Control in the manner specified above, if so specified, or if not so specified, in such a manner as is reasonably likely to give the holders such an opportunity.

                                   SECTION 11
                                  Definitions.

   For the purposes of this Certificate of Designations:

     "Accrued Value" means, with respect to a share of Series A Preferred Stock, as at any date, the sum of (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Stock) (i) the Stated Value plus (ii) an amount equal to the aggregate of all unpaid dividends which (x) have accrued and accumulated on such share pursuant to Section 3(a)(i) or (3)(a)(ii), as applicable, whether or not declared, through and including such date and (y) have been added to Accrued Value (and not subsequently deducted) pursuant to Section 3(a)(iii).

     "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Exchange Act.

     "Beneficially Own" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Exchange Act, as in effect on the Issuance Date.

     "Board of Directors" has the meaning set forth in the Preamble above.

     "Business Combination" has the meaning set forth in Section 8(f)(vii).

     "Business Day" means any day other than a Saturday, Sunday, or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

     "Certificate of Incorporation" has the meaning set forth in the Preamble above.

     "Carrying Value" means, with respect to a share of Series A Preferred Stock, as at any date, the sum of (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Stock) (i) the value of such share of Series A Preferred Stock carried on the Corporation's consolidated balance sheet as of such date as prepared in accordance with GAAP plus (ii) an amount equal to the aggregate of all unpaid dividends which (x) have accrued and accumulated on the Accrued Value pursuant to Section 3(a)(i) or (3)(a)(ii), as applicable (and not previously included in the value of such share of Series A Preferred Stock carried on the Corporation's consolidated balance sheet referred to in clause (i) above), whether or not declared, through and including such date and (y) have been added to Accrued Value (and not subsequently deducted) pursuant to Section 3(a)(iii).

     "Change of Control" has the meaning set forth in Section 6(d).

     "Closing Price" per share of the Common Stock on any day means the last reported per share sale price, regular way, of the Common Stock on such day, or, in case no such sale takes place on such day, the average of the reported closing per share bid and asked prices, regular way, of the Common Stock on such day, in each case on the NASDAQ or, if the Common Stock is not quoted or admitted to trading on NASDAQ, on the principal national securities exchange or quotation system on which the Common Stock is listed or admitted to trading or quoted, or, if the Common Stock is not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing per share bid and asked prices of the Common Stock on such day in the over-the-counter market as reported by a generally accepted national quotation service.

     "Common Stock" means the common stock, par value $0.001 per share, of the Corporation.

     "Conversion  Certificate"  has the meaning  set forth in Section  8(f)(vi).

     "Conversion Date" has the meaning set forth in Section 8(b).

     "Conversion Price" has the meaning set forth in Section 8(a).

     "Convertible Securities" shall mean (i) any options or warrants to purchase or other rights to acquire Common Stock, (ii) any securities by their terms convertible into or exchangeable for Common Stock, and (iii) any options or warrants to purchase or other rights to acquire any such convertible or exchangeable securities.

     "Corporation" has the meaning set forth in the Preamble above.

     "Current Market Price" for a given date, with respect to any share of Common Stock, shall mean the average of the Closing Prices of such share (if available, as reported in The Wall Street Journal or other reputable financial news source) for the 20 consecutive Trading Days immediately preceding such date; provided, however, that with respect to options issued pursuant to duly adopted stock option or other plans of the Corporation under which options to purchase stock of the Corporation may be issued to employees or directors of the Corporation or of affiliates under the Corporation's control ("Corporation Option Plans"), each reference to "Current Market Price" in Section 8(f)(iii) shall be deemed to be a reference to the current market price or fair market value of the Common Stock or similar concept, if any, as such term or concept is used in the applicable Corporation Option Plan for determining the fair market value of such stock at the time of grant.

     "Debt" shall mean, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, and without duplication, (i) every obligation of such Person for money borrowed;
(ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services but excluding trade accounts payable; (v) every capital lease obligation of such Person; (vi) all indebtedness of such Person, whether incurred on or prior to the Issuance Date or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements;
(vii) every other liability or obligation of such Person but excluding trade accounts payable; and (viii) every obligation of the type referred to in clauses
(i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

     "Default Number" has the meaning set forth in Section 4(e).

     "Designated Director" has the meaning set forth in Section 7(e)(iv).

     "DGCL" has the meaning set forth in the Preamble.

     "Dividend Payment Date" means each of March 31, June 30, September 30 and December 31, except that if such date is not a Business Day then the Dividend Payment Date shall be the next day that is a Business Day.

     "Dividend Period" means each quarterly period from and including a Dividend Payment Date to the next following Dividend Payment Date (but without including such later Dividend Payment Date).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

     "Excluded Securities" means (1) stock options and restricted Common Stock awards issued to employees, consultants, officers or non-employee directors of the Corporation following the Issuance Date pursuant to any stock option, restricted stock, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors and the Compensation Committee of the Board of Directors not to exceed 200,000 in the aggregate for all such issuances, and any shares of Common Stock issuable upon the exercise of such stock options; (2) securities issued upon conversion of the Series A Preferred Stock; (3)
securities issuable as dividends or distributions on shares of the Series A Preferred Stock; (4) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Corporation by merger, purchase of substantially all the assets or other reorganization agreement if such issuance is approved by the Board of Directors, which approval shall include a majority of the Designated Directors; (5) up to ____ shares of Common Stock issuable upon exercise of rights, options and warrants outstanding on the Issuance Date; and (6) shares of Common Stock issuable in accordance with an earn-out provision in connection with an acquisition made by the Corporation prior to the Issuance Date.

     "Fair Market Value" with respect to any securities, assets or property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Independent Directors and acceptable to the holders of a majority of the outstanding shares of Series A Preferred Stock or, at the option of the holders of a majority of the outstanding shares of Series A Preferred Stock, as determined by the Independent Directors of the Corporation in good faith; provided, that, the value of any securities that trade on a national securities exchange or inter-dealer quotation system shall be the Closing Price thereof as of the date such value is determined.

     "Four Year Redemption Date" has the meaning set forth in Section 5(a).

     "GAAP" means United States generally accepted accounting principles.

     "Incumbent Board" has the meaning set forth in Section 6(d)(ii).

     "Independent Directors" has the meaning set forth in Section 7(d)(ii).

     "Initial Beneficial Ownership shall mean the aggregate number of shares of Common Stock which the holders of shares of Series A Preferred Stock would have been entitled to receive pursuant to Section 8 had all holders of shares of Series A Preferred Stock converted such shares into shares of Common Stock on the Issuance Date (as adjusted for any split, subdivision, combination, recapitalization or similar event from the Issuance Date until the date of determination).

     "Initial Holders" shall mean New Mountain Partners, L.P. and any Person to whom Series A Preferred Stock or shares of Common Stock issued upon conversion of the Series A Preferred Stock are transferred, other than a transfer in a public offering or in a sale pursuant to Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     "Issuance Date" means the Closing Date as such term is defined in the Purchase Agreement.

     "Junior Securities" shall mean the Corporation's Common Stock and all classes and series of capital stock of the Corporation now or hereafter authorized, issued or outstanding which by their terms expressly provide that they are junior to the Series A Preferred Stock, or which do not specify their rank, with respect to payment of dividends or distributions, or the distribution of assets upon Liquidation. This definition of Junior Securities shall include, without limitation, any Convertible Securities exercisable or exchangeable for or convertible into any Junior Securities.

     "Liens" has the meaning set forth in Section 8(e).

     "Liquidation" has the meaning set forth in Section 6(a).

     "Liquidation Preference" means the greater of (x) an amount in cash equal to the Accrued Value, at the date such Liquidation Preference is paid, of each share of Series A Preferred Stock, plus an amount equal to the aggregate of all unpaid dividends which have accrued and accumulated on the Accrued Value pursuant to Section 3(a)(i) or (3)(a)(ii), as applicable, whether or not declared (and not previously included in Accrued Value), to and including the date such Liquidation Preference is paid and (y) the amount that would be payable to such holder in the Liquidation in respect of Common Stock issuable upon conversion of such share of Series A Preferred Stock if all outstanding shares of Series A Preferred Stock were converted into Common Stock immediately prior to the Liquidation in accordance with Section 8.

     "Loan Agreement" means the Loan and Security Agreement, dated as of January 29, 2002, as amended on the date hereof, between NMHC Funding, LLC, a Delaware limited liability company, and HFG Healthco-4 LLC, a Delaware limited liability company.

     "NASDAQ" has the meaning set forth in Section 5(a).

     "Nominating Committee" means a committee of the Board of Directors a majority of the members of which is comprised of directors who are not Designated Directors or officers or employees of the Corporation or its Subsidiaries and which committee is empowered to act for the full Board of Directors to nominate individuals for election as Independent Directors.

     "NYSE" has the meaning set forth in Section 5(a).

     "Optional Redemption Date" has the meaning set forth in Section 4(b).

     "Optional Redemption Price" means the Accrued Value, at the Optional Redemption Date, of such share of Series A Preferred Stock, plus an amount equal to the aggregate of all unpaid dividends which have accrued and accumulated thereon pursuant to Section 3(a)(i) or (3)(a)(ii), as applicable, whether or not declared (and not previously included in Accrued Value), to and including the Optional Redemption Date.

     "Outstanding Common Stock" has the meaning set forth in Section 6(d)(i).

     "Outstanding  Voting  Securities"  has the  meaning  set  forth in  Section
6(d)(i).

     "Parity Securities" means each class or series of capital stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series will rank on a parity with the Series A Preferred Stock with respect to payment of dividends and distributions, and the distribution of assets upon Liquidation. This definition of Parity Securities shall include, without limitation, any Convertible Securities exercisable or exchangeable for or convertible into any Parity Securities.

     "Permitted Options" means options to acquire shares of Common Stock or restricted Common Stock, not to exceed in the aggregate in any fiscal year 2 1/2% of the shares of Common Stock outstanding at the end of the immediately preceding fiscal year (treating the Series A Preferred Stock for this purpose as having been converted into Common Stock), issued after the Issuance Date to employees, consultants, officers or non-employee directors of the Corporation pursuant to any stock option, restricted stock, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors, which approval shall include a majority of the Designated Directors.

     "Person" means an individual, partnership, corporation, limited liability company or partnership, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof, or other entity of any kind.

     "Purchase Agreement" means that certain Preferred Stock Purchase Agreement, dated October 30, 2003, by and among the Corporation and the other Persons that are a party thereto, as amended from time to time; a copy of the Purchase Agreement will be made available without charge to any stockholder of the Corporation upon request.

     "Receivables Purchase Agreement" means the Receivables Purchase and Transfer Agreement, dated as of January 29, 2002, as amended on the date hereof, among the Corporation, the other providers named therein and NMHC Funding, LLC, as purchaser.


     "Redemption Date" has the meaning set forth in Section 5(b).

     "Redemption Default Directors" has the meaning set forth in Section 4(e).

     "Redemption Obligation" means any obligation of the Corporation to redeem shares of Series A Preferred Stock pursuant to Section 4.

     "Redemption Record Date" has the meaning set forth in Section 5(c).

     "Required Vote of the Independent Directors" means the affirmative vote of at least a majority of the Independent Directors then in office.

     "Senior Securities" means each class or series of capital stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series will rank senior to the Series A Preferred Stock with respect to payment of dividends and distributions, and the distribution of assets upon Liquidation. This definition of Senior Securities shall include, without limitation, any Convertible Securities exercisable or exchangeable for or convertible into any Senior Securities.

     "Series A Preferred Stock" has the meaning set forth in Section 1.

     "Seven Year  Redemption  Date" has the  meaning set forth in Section  5(b).


"Stated Value" means, with respect to a share of Series A Preferred Stock, $11.50 (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Stock).


"Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     "13D Group" shall mean any group of Persons who, with respect to those acquiring, holding, voting or disposing of voting securities would, assuming ownership of the requisite percentage thereof, be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D or 13G with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act, or who would be considered a "person" for purposes of Section 13(g)(3) of the Exchange Act.

     "Trading Day" means a day on which securities are traded on the national securities exchange or quotation system or in the over-the-counter market used to determine Closing Prices for the Common Stock.

     "225% Date" has the meaning set forth in Section 5(a).

     "Voting Securities" mean any class or classes of stock, or securities convertible into or exchangeable for any class of stock, of the Corporation pursuant to which the holders thereof have the general power under ordinary circumstances to vote with respect to the election of the Board of Directors, irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of Series A Preferred Stock to be duly executed this ____ day of ___________, 2003.


                                      NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.



                                     By:
                                     ---------------------------------------
                                      Name:
                                      Title:

                                     FORM OF

                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.,

                           NEW MOUNTAIN PARTNERS, L.P.

                                       and

                         the other Persons named therein


                                   dated as of



                               __________ __, 2003

     REGISTRATION RIGHTS AGREEMENT, dated as of _________ __, 2003, by and among National Medical Health Card Systems, Inc., a Delaware corporation (the "Company"), New Mountain Partners, L.P., a Delaware limited partnership (the "Purchaser") and such other persons who become signatories hereto from time to time as provided for herein.

     WHEREAS, pursuant to the Preferred Stock Purchase Agreement, dated as of October 30, 2003 (the "Purchase Agreement"), by and between the Company and the Purchaser, upon the terms and subject to the conditions contained therein, the Company will issue and sell to the Purchaser 6,956,522 shares of Series A Preferred Stock, par value $0.10 per share, of the Company (the "Series A Preferred Stock");

     WHEREAS, to induce the Purchaser to execute and deliver the Purchase Agreement and as a condition to Purchaser consummating the transactions contemplated thereby, the Company has agreed to provide the Purchaser with the rights set forth in this Agreement.

     Accordingly, the parties hereto agree as follows:

     SECTION 1. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     1.1 "Affiliate" means with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

     1.2 "Assignee" has the meaning set forth in Section 4.2.

     1.3 "Board of Directors" means the board of directors of the Company.


     1.4 "Common Stock" means any shares of common stock, par value $0.001 per share, of the Company, now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Company or any successor thereof which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Common Stock pursuant to a merger, consolidation, stock split, reverse split, stock dividend, recapitalization of the Company or otherwise.

     1.5 "Company" shall mean National Medical Health Card Systems, Inc., a Delaware corporation, and shall include any successor thereto by merger, consolidation, acquisition of substantially all the assets thereof, or otherwise.

     1.6 "Convertible Securities" shall mean (i) any options or warrants to purchase or other rights to acquire Common Stock, (ii) any securities by their terms convertible into or exchangeable for Common Stock, and (iii) any options or warrants to purchase or other rights to acquire any such convertible or exchangeable securities.

     1.7 "Demand Exercise Notice" has the meaning set forth in Section 2.1(a).


     1.8 "Demand Registration" has the meaning set forth in Section 2.1(h).


     1.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar federal statute.

     1.10 "Form S-3" means a Form S-3 registration statement under the Securities Act, and any successor or similar form thereto.


     1.11 "Holder" means the Purchaser and any Assignee.


     1.12  "Holder  Demand"  has  the  meaning  set  forth  in  Section  2.1(a).


     1.13 "indemnified party" means any Person seeking indemnification pursuant to Section 2.6.

     1.14 "indemnifying party" means any Person from whom indemnification is sought pursuant to Section 2.6.

     1.15 "Indemnitees" has the meaning set forth in Section 2.6(a).

     1.16 "Initiating Holder" means the party or parties delivering a Holder Demand as provided for under Section 2.1(a).

     1.17 "Losses" has the meaning set forth in Section 2.6(a).

     1.18 "Majority Participating Holders" means, at any time, Participating Holders holding more than 50% of the Registrable Securities proposed to be included in any offering of Registrable Securities by such Participating Holders pursuant to Section 2.1 or Section 2.2.

     1.19 "NASD" means National Association of Securities Dealers, Inc.


     1.20 "Nasdaq" has the meaning set forth in Section 2.3(a)(x).

     1.21 "Participating Holders" means any Holder participating in any offering of Registrable Securities pursuant to Section 2.1 or Section 2.2.

     1.22 "Partner Distribution" has the meaning set forth in Section 2.1(a).

     1.23 "Person" means an individual, a corporation, a partnership, a limited liability company, a business, an association, a trust, an individual, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     1.24 "Postponement Period" has the meaning set forth in Section 2.1(j).

     1.25 "Purchase Agreement" has the meaning set forth in the recitals.

     1.26 "Purchaser" has the meaning set forth in the introduction.

     1.27  "Registrable  Securities"  means any of the following  when held by a
Holder: (i) any shares of Common Stock issued upon the conversion of the Series A Preferred Stock, (ii) any shares of Common Stock acquired by the Holders from the Company after the date hereof, including shares of Common Stock acquired upon exercise or conversion of Convertible Securities that are acquired by the Holders from the Company after the date hereof, and (iii) any shares of the Series A Preferred Stock. For purposes of this Agreement, a Person will be deemed to a Holder of Registrable Securities whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion, exercise or exchange of any Convertible Securities but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall not be required to convert, exercise or exchange such Convertible Security (or otherwise acquire such Registrable Security) to participate on any registered offering hereunder until the closing of such offering. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (b) when such securities shall have been sold pursuant to Rule 144 under the Securities Act or similar rule then in effect.

     1.28 "Registration Expenses" means all fees and expenses incurred in connection with the Company's performance of or compliance with Section 2 hereof, including, without limitation, (i) all registration, filing and applicable SEC fees, NASD fees, national securities exchange or inter-dealer quotation system fees, and fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel to the underwriters and the Participating Holders in connection with "blue sky" qualification of the Registrable Securities and determination of their eligibility for investment under the laws of the various jurisdictions), (ii) all printing (including printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and printing preliminary and final prospectuses), word processing, duplicating, telephone and facsimile expenses, and messenger and delivery expenses, (iii) all fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters or any special audits required by, or incident to, such registration, (iv) all reasonable fees and expenses of one law firm or other counsel selected by the Majority Participating Holders for the benefit of all of the Participating Holders, (v) all reasonable fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, (vi) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practices, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) reasonable fees and expenses of a Qualified Independent Underwriter (as such term is defined in Schedule E to the By-Laws of the NASD) and its counsel, (ix) all fees and disbursements of the underwriters (other than underwriting discounts and commissions but, including reasonable fees and disbursements of one counsel for such underwriters), (x) all transfer taxes, and (xi) all expenses incurred in connection with promotional efforts or "roadshows" (as negotiated by the Company with the underwriters); provided, however, that Registration Expenses shall exclude, and the Participating Holders shall pay ratably, underwriting discounts and commissions in respect of the Registrable Securities being registered for such Participating Holders.

     1.29 "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     1.30 "Section 2.2 Sale Amount" has the meaning set forth in Section 2.2(c).

     1.31 "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar federal statute.

     1.32 "Selected Courts" has the meaning set forth in Section 4.4(b).

     1.33 "Series A Preferred Stock" has the meaning set forth in the recitals.

     SECTION 2. Registration Under Securities Act.

         2.1 Registration on Demand.

     (a) Demand. At any time or from time to time, a Holder or Holders holding a majority of Registrable Securities then outstanding may require the Company to effect the registration under the Securities Act of all or part of their respective Registrable Securities, by delivering a written request (a "Holder Demand") therefor to the Company specifying the number of shares of Registrable Securities to be registered and the intended method of distribution thereof. As promptly as practicable, but no later than 10 days after receipt of a Holder Demand, the Company shall give written notice (the "Demand Exercise Notice") of the Holder Demand to all Holders of Registrable Securities. Such Holders shall have the option, within 20 days after the receipt of the Demand Exercise Notice (or, 10 days if, at the request of the Initiating Holder, the Company states in such written notice or gives telephonic notice to each Holder, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), to request, in writing, that the Company include in such registration any Registrable Securities held by such Holder (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder). The Company shall as expeditiously as possible use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by the Initiating Holder and any other Holders which have made such written request. The Company shall (i) use its best efforts to effect the registration of Registrable Securities for distribution in accordance with the intended method of distribution set forth in a written request delivered by the Majority
Participating  Holders,  which  may  include,  at the  option  of such  Majority
Participating Holders, a distribution to, and resale by, the partners of such Holder or Holders (a "Partner Distribution"), and (ii) if requested by the Majority Participating Holders, obtain acceleration of the effective date of the registration statement relating to such registration.

     (b) Partner Distributions. Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Participating Holder seeking to effect a Partner Distribution, file any prospectus supplement or post-effective amendments and shall otherwise take any action necessary to include such language, if such language was not included in the initial registration statement, or revise such language if deemed necessary by such Participating Holder, to effect such Partner Distribution.

     (c) Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate form of the SEC (i) as shall be selected by the Company and as shall be reasonably acceptable to the Majority Participating Holders and
(ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in such Participating Holders' requests for such registration, including, without limitation, a Partner Distribution or a continuous or delayed basis offering pursuant to Rule 415 under the Securities Act. The Company agrees to include in any such registration statement all information which, in the opinion of counsel to the Participating Holders and counsel to the Company, is necessary or desirable to be included therein.

     (d) Expenses. The Company shall pay, and shall be responsible for, all Registration Expenses in connection with any registration requested pursuant to this Section 2.1. Notwithstanding the foregoing, the provisions of this Section 2.1(d) shall be deemed amended to the extent necessary to cause these expense provisions to comply with "blue sky" laws of each state or the securities laws of any other jurisdiction in the United States and its territories in which the offering is made.

     (e) Effective Registration Statement. A registration requested pursuant to this Section 2.1 shall not be deemed a Demand Registration (including for purposes of Section 2.1(h)) unless a registration statement with respect thereto has become effective and has been kept continuously effective for the period set forth in Section 2.3(a)(i) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer. Should a Demand Registration not become effective due to the failure of a Participating Holder to perform its obligations under this Agreement, or in the event the Majority Participating Holders withdraw or do not pursue the request for the Demand Registration as provided for in Section 2.1(g) (in each of the foregoing cases, provided that at such time the Company is in compliance in all material respects with its obligations under this Agreement), then, such Demand Registration shall be deemed to have been effected (including for purposes of Section 2.1(h)); provided, that, if (i) the Demand Registration does not become effective because a material adverse change has occurred, or is reasonably likely to occur, in the condition (financial or otherwise), prospects, business, assets or results of operations of the Company and its subsidiaries taken as a whole subsequent to the date of the delivery of the Demand Exercise Notice, (ii) after the Demand Registration has become effective, such registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court, (iii) the Demand Registration is withdrawn at the request of the Majority Participating Holders due to the advice of the managing underwriter(s) that the Registrable Securities covered by the registration statement could not be sold in such offering within a price range acceptable to the Majority Participating Holders, (iv) the Demand Registration is withdrawn for any reason at any time during a Postponement Period or within ten days thereafter, or (v) the Participating Holders reimburse the Company for any and all Registration Expenses incurred by the Company in connection with such request for a Demand Registration that was withdrawn or not pursued, then the Demand Registration shall not be deemed to have been effected and will not count as a Demand Registration).

     (f) Selection of Underwriters. The underwriters of each underwritten offering of the Registrable Securities pursuant to this Section 2.1 shall be selected by the Majority Participating Holders, which underwriters shall be reasonably acceptable to the Company.

     (g) Right to Withdraw. Any Participating Holder shall have the right to withdraw its request for inclusion of Registrable Securities in any registration statement pursuant to this Section 2.1 at any time prior to the effective date of such registration statement (but in no event less than 24 hours prior to such date) by giving written notice to the Company of its request to withdraw. Upon receipt of notices from the Majority Participating Holders to such effect, the Company shall cease all efforts to obtain effectiveness of the applicable registration statement, and whether the Initiating Holder's request for registration pursuant to this Section 2.1 shall be counted as a Demand Registration for purposes of Section 2.1(h) shall be determined in accordance with Section 2.1(e) above.

     (h) Limitations on Registration on Demand. The Holders shall be entitled to require the Company to effect, and the Company shall be required to effect, four
(4) registrations in the aggregate pursuant to this Section 2.1 (each, a "Demand Registration"); provided, however, that the Company shall not be required to have a registration statement declared effective pursuant to a Demand Registration until at least 90 days after the effective date of any other registration statement filed by the Company pursuant to a previous Demand Registration. The aggregate offering value of the shares to be registered pursuant to any such registration shall be at least $5 million (determined as of the date the demand is made), unless the registration is of the balance of the Registrable Securities held by the Holders.

     (i) Priority in Registrations on Demand. Whenever the Company effects a registration pursuant to this Section 2.1 in connection with an underwritten offering by Holders, no securities other than Registrable Securities shall be included among the securities covered by such registration unless the Majority Participating Holders consent in writing to the inclusion therein of such other securities, which consent may be subject to terms and conditions determined by the Majority Participating Holders in their sole discretion. If any registration pursuant to a Holder Demand involves an underwritten offering and the managing underwriter(s) of such offering shall inform the Company in writing of its belief that the number of Registrable Securities requested to be included in such registration pursuant to this Section 2.1, when added to the number of any other securities to be offered in such registration, would materially adversely affect such offering, then the Participating Holders shall be entitled to participate on a pro rata basis based on the number of shares of Registrable Securities requested to be included in the offering by each such Participating Holder prior to the inclusion of any securities other than Registrable Securities.

     (j) Postponement. The Company shall be entitled once in any twelve-month period to postpone for a reasonable period of time (but not exceeding 90 days) (the "Postponement Period") the filing of any registration statement required to be prepared and filed by it pursuant to this Section 2.1 if the Company determines, in its reasonable judgment, upon advice of counsel, as authorized by a resolution of the Board of Directors, that such registration and offering would require premature disclosure of any material financing, material corporate reorganization or other material transaction involving the Company, and promptly gives the Participating Holders written notice of such determination, containing a specific statement of the reasons for such postponement and an approximation of the anticipated delay.

     2.2 Incidental Registration.

     (a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its equity securities under the Securities Act by registration on Form S-1, S-2 or S-3, or any successor or similar form(s) (except registrations (i) pursuant to Section 2.1, (ii) solely for registration of equity securities in connection with an employee benefit plan (as defined in 405 of the Securities Act) or dividend reinvestment plan on Form S-8 or any successor form thereto or (iii) in connection with any acquisition or merger on Form S-4 or any successor form thereto), whether or not for sale for its own account, it will each such time give prompt written notice (but in no event less than 30 days prior to the initial filing of a registration statement with respect thereto) to each of the Holders of its intention to do so and such notice shall offer the Holders of such Registrable Securities the opportunity to register under such registration statement such number of Registrable Securities as each such Holder may request in writing. Upon the written request of any of the Holders (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder), made as promptly as practicable and in any event within 20 days after the receipt of any such notice (or, 10 days if the Company states in such written notice or gives telephonic notice to each Holder, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), the Company shall include in such registration under the Securities Act all Registrable Securities which the Company has been so requested to register by each Holder; provided, however, that if, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company shall give written notice of such determination and its reasons therefor to the Holders and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith as provided for in Section 2.2(d)), without prejudice, however, to the rights of the Holders to request that such registration be effected as a registration under Section
2.1 and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1.

     (b) Right to Withdraw; Option to Participate in Shelf Takedowns. Any Holder shall have the right to withdraw its request for inclusion of Registrable Securities in any registration statement pursuant to this Section 2.2 at any time prior to the effective date of such registration statement (but in no event less than 24 hours prior to such date) by giving written notice to the Company of its request to withdraw. In the event that the Holder has requested inclusion of Registrable Securities in a shelf registration, the Holder shall have the right, but not the obligation, to participate in any offering of the Company's equity securities under such shelf registration.

     (c) Priority in Incidental Registrations. If any registration pursuant to this Section 2.2 involves an underwritten offering and the managing underwriter(s) of such offering shall inform the Company in writing of its belief that the number of Registrable Securities requested to be included in such registration or offering, when added to the number of other equity securities to be offered in such registration or offering, would materially adversely affect such offering, then the Company shall include in such registration or offering, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such registration or offering without so materially adversely affecting such registration or offering (the "Section 2.2 Sale Amount"), (i) all of the securities proposed by the Company to be sold for its own account; (ii) thereafter, to the extent the
Section 2.2 Sale Amount is not exceeded, the Registrable Securities requested by the Participating Holders (provided that if all of the Registrable Securities requested by the Participating Holders may not be included, the Participating Holders shall be entitled to participate on a pro rata basis based on the aggregate number of shares of Registrable Securities requested by the Participating Holders to be registered); and (iii) thereafter, to the extent the
Section 2.2 Sale Amount is not exceeded, any other securities of the Company requested to be included by Company stockholders holding other such registration rights.

     (d) Expenses. The Company shall pay, and shall be responsible for, all Registration Expenses in connection with any registration requested pursuant to this Section 2.2. Notwithstanding the foregoing, the provisions of this Section 2.2(d) shall be deemed amended to the extent necessary to cause these expense provisions to comply with "blue sky" laws of each state or the securities laws of any other jurisdiction in the United States and its territories in which the offering is made.

     (e) Selection of Underwriters. The underwriters of each underwritten offering of the Registrable Securities pursuant to this Section 2.2 shall be selected by the Company provided that the Majority Participating Holders shall have the right to select a co-managing underwriter.

     (f) Plan of Distribution; Partner Distributions. Any participation by Holders in a registration by the Company shall be in accordance with the Company's plan of distribution, which shall include, upon the written request of such Holder or Holders, a Partner Distribution. Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder seeking to effect a Partner Distribution, file any prospectus supplement or post-effective amendments and otherwise take any action necessary to include such language, if such language was not included in the initial registration statement, or revise such language if deemed reasonably necessary by such Holder to effect such Partner Distribution.

     (g) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.

     2.3 Registration Procedures.

     (a) If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act pursuant to either Section
2.1 or Section 2.2 hereof, the Company shall as expeditiously as possible:

          (i) prepare and file with the SEC as soon as practicable (and in the case of a demand pursuant to Section 2.1, within 30 days after receipt by the Company of a Demand Exercise Notice) a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof (including, without limitation, a Partner Distribution) which registration statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and thereafter use its best efforts to cause such registration statement to become and remain effective (A) with respect to an underwritten offering, for a period of at least 90 days or until all shares subject to such registration statement have been sold and (B) with respect to a shelf registration, until the earlier of (1) the sale of all Registrable Securities thereunder and (2) the earlier of the tenth anniversary of the date of this Agreement and the third anniversary of the effective date of such shelf registration;

          (ii) prepare and file with the SEC any amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the Participating Holders set forth in such registration statement for such period as provided for in Section 2.3(a)(i) above;

          (iii) furnish, without charge, to each Participating Holder and each underwriter such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Majority Participating Holders and such underwriters may request (it being understood that the Company consents to the use of such prospectus or any amendment or supplement thereto by each Participating Holder and the underwriters in connection with the offering and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto);

          (iv) use its best efforts (A) to register or qualify all Registrable Securities and other securities covered by such registration statement under such state securities or blue sky laws where an exemption is not available and as the Majority Participating Holders or any managing underwriter shall reasonably request, (B) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (C) to take any and all other actions which may be necessary or advisable to enable the Participating Holders or underwriters to consummate the disposition in such jurisdictions of the securities to be sold by the Participating Holders or underwriters, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 2.3(a)(iv), be obligated to be so qualified;

          (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Participating Holders to consummate the disposition of such Registrable Securities;

          (vi) furnish to each Participating Holder and each underwriter a signed counterpart of (A) an opinion of counsel for the Company and (B) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, in each case, addressed to each Participating Holder and each underwriter covering matters with respect to such registration statement (and the prospectus included therein) as such Majority Participating Holders and managing underwriter(s) shall request;

          (vii) promptly notify each Participating Holder and each managing underwriter (A) when such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective; (B) of the receipt by the Company of any comments from the SEC or receipt of any request by the SEC for additional information with respect to any registration statement or the prospectus related thereto or any request by the SEC for amending or supplementing the registration statement and the prospectus used in connection therewith; (C) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; and (E) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and in the case of this clause (E), promptly prepare and furnish, at the Company's expense, to each Participating Holder and each managing underwriter a number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and (F) at any time when the representations and warranties of the Company contemplated by Section 2.4(a) or (b) hereof cease to be true and correct;

          (viii) otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as practicable (and in any event within 16 months after the effective date of the registration statement), an earnings statement covering the period of at least twelve (12) consecutive months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

          (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

          (x) (A) use its best efforts to cause all Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (B) if no similar securities are then so listed, use its best efforts to (1) cause all such Registrable Securities to be listed on a national securities exchange or (2) secure designation of all such Registrable Securities as a National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") "national market system security" within the meaning of Rule 11Aa2-1 of the SEC or
     (3) failing that, to secure Nasdaq authorization for such shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such shares with the NASD;

          (xi) deliver promptly to counsel to the Participating Holders and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to such registration statement;

          (xii) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

          (xiii) provide a CUSIP number for all Registrable Securities, no later than the effective date of the registration statement and provide the applicable transfer agents with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company; and

          (xiv) cause its officers and employees to participate in, and to otherwise facilitate and cooperate with the preparation of the registration statement and prospectus and any amendments or supplements thereto (including participating in meetings, drafting sessions, due diligence sessions and the marketing of the Registrable Securities covered by the registration statement (including, without limitation, participation in "road shows") taking into account the Company's business needs;

          (xv) enter into and perform its obligations under such customary agreements (including, without limitation, if applicable, an underwriting agreement as provided for in Section 2.4 herein) and take such other actions as the Majority Participating Holders or managing underwriter(s) shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (xvi) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter(s) or Majority Participating Holders reasonably request to be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

          (xvii) cooperate with each Participating Holder and each underwriter, and their respective counsel in connection with any filings required to be made with the NASD, New York Stock Exchange, or any other securities exchange on which such Registrable Securities are traded or will be traded;

          (xviii) promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus contained therein (after the initial filing of such registration statement) provide copies of such document to counsel for the Participating Holders and to each managing underwriter, and make the Company's representatives available for discussion of such document and make such changes in such document concerning the Participating Holders prior to the filing thereof as counsel for such Participating Holders or underwriters may request;

          (xix) furnish to each Participating Holder and each managing underwriter(s), without charge, at least one signed (which may be a conforming signature) copy of the registration statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (xx) cooperate with the Participating Holders and the managing underwriter(s) to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders at least five business days prior to any sale of Registrable Securities and instruct any transfer agent or registrar of Registrable Securities to release any stop transfer orders in respect thereof;

          (xxi) to the extent required by the rules and regulations of the NASD, retain a Qualified Independent Underwriter, which shall be reasonably acceptable to the Majority Participating Holders; and

          (xxii) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable.

     (b) Each Participating Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(a)(vii)(C) or (E), each Participating Holder will, to the extent appropriate, discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until, in the case of Section 2.3(a)(vii)(E), its receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(a)(vii)(E) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in its possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. If the disposition by a Participating Holder of its securities is discontinued pursuant to the foregoing sentence, the Company shall extend the period of effectiveness of the registration statement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Participating Holder shall have received copies of the supplemented or amended prospectus contemplated by Section
2.3(a)(vii)(E); and, if the Company shall not so extend such period, the Participating Holder's request pursuant to which such registration statement was filed shall not be counted for purposes of the requests for registration to which the Participating Holder is entitled pursuant to Section 2.1 hereof. If for any other reason the effectiveness of any registration statement filed pursuant to Section 2.1 or Section 2.2 is suspended or interrupted prior to the expiration of the time period regarding the maintenance of the effectiveness of such Registration Statement required by Section 2.3(a)(i) so that Registrable Securities may not be sold pursuant thereto, the applicable time period shall be extended by the number of days equal to the number of days during the period beginning with the date of such suspension or interruption to and ending with the date when the sale of Registrable Securities pursuant to such registration statement may be resumed.

     (c) If any such registration statement or comparable statement under "blue sky" laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder.

     (d) Holders may seek to register different types of Registrable Securities simultaneously and the Company shall use its reasonable best efforts to effect such registration and sale in accordance with the intended method or methods of disposition specified by such holders.

     2.4 Underwritten Offerings.

     (a) Demanded Underwritten Offerings. If requested by the underwriters for any underwritten offering by the Participating Holders pursuant to a registration requested under Section 2.1, the Company shall enter into a customary underwriting agreement with the managing underwriter(s) selected by the Majority Participating Holders (in accordance with Section 2.1(f) hereto). Such underwriting agreement shall be reasonably satisfactory in form and substance to the Majority Participating Holders and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, customary provisions relating to indemnification and contribution which are no less favorable to the recipient than those provided in Section 2.6 hereof. Each Participating Holder shall be a party to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of each Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of each Participating Holder. No Participating Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, and its intended method of distribution; and any liability of any Participating Holder to any underwriter or other person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration.

     (b) Incidental Underwritten Offerings. In the case of a registration pursuant to Section 2.2 hereof, if the Company shall have determined to enter into an underwriting agreement in connection therewith, all of the Registrable Securities to be included in such registration shall be subject to such underwriting agreements. The Participating Holders may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Participating Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Participating Holders. None of the Participating Holders shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities and its intended method of distribution; and any liability of any Participating Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration.

     (c) Participation in Underwritten Registrations. In the case of an underwritten registration pursuant to Section 2.1 or Section 2.2 hereof, as the Company may from time to time reasonably request in writing, the Company may require the Participating Holders (i) to furnish the Company such information regarding such Participating Holders and the distribution of the Registrable Securities to enable the Company to comply with the requirements of applicable laws or regulations in connection with such registration and (ii) to complete and execute all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The Company shall not be obligated to effect the registration of any Registrable Securities of a particular Participating Holder unless such information and documents regarding such Participating Holder and the distribution of such Participating Holder's Registrable Securities is provided to the Company.

    2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Participating Holders, the managing underwriter(s), and their respective counsel, accountants and other representatives and agents the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto or comparable statements under securities or blue sky laws of any jurisdiction, and give each of the foregoing parties access to its books and records, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and such opportunities to discuss the business of the Company and its subsidiaries with their respective directors, officers and employees and the independent public accountants who have certified the Company and its subsidiaries' financial statements, and supply all other information and respond to all inquiries requested by such Participating Holders, managing underwriter(s), or their respective counsel, accountants or other representatives or agents in connection with such registration statement, as shall be necessary or appropriate, in the opinion of counsel to such Participating Holder or managing underwriter(s), to conduct a reasonable investigation within the meaning of the Securities Act, and the Company shall not file any registration statement or amendment thereto or any prospectus or supplement thereto to which the Majority Participating Holders or the managing underwriter(s) shall object.

2.6     Indemnification.

     (a) Indemnification by the Company. The Company agrees that in the event of any registration of any Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, (i) each of the Holders and their Affiliates, (ii) each of the Holders' and their Affiliates' respective Affiliates, officers, directors, successors, assigns, members, partners, shareholders, employees, advisors, representatives, and agents, (iii) each other Person who participates as an underwriter or Qualified Independent Underwriter in the offering or sale of such securities, (iv) each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of the Persons listed in clauses (i),
(ii), (iii) or (iv), and (v) any representative (legal or otherwise) of any of the Persons listed in clauses (i), (ii), (iii) or (iv) (collectively, the "Indemnitees"), from and against any losses, penalties, fines, liens, judgments, suits, claims, damages, liabilities, costs and expenses (including reasonable attorney's fees and any amounts paid in any settlement effected in compliance with Section 2.6(e)) or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof, and whether or not such Indemnitee is a party thereto) ("Losses"), to which such Indemnitee has become or may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, or any preliminary prospectus, final prospectus or summary prospectus contained therein, any amendment or supplement thereto, or any documents incorporated by reference therein, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company shall reimburse such Indemnitee for any reasonable legal or any other fees or expenses incurred by it in connection with investigating or defending any such Loss; provided that the Company shall not be liable to an Indemnitee to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, or document incorporated by reference, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnitee, which specifically states that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.

     (b) Indemnification by Participating Holders. As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking reasonably satisfactory to it from each Participating Holder so including any Registrable Securities to, severally and not jointly, to the fullest extent permitted by law, indemnify and hold harmless (i) the Company, each director and officer of the Company (including each officer of the Company that signed the registration statement), employees and agents and each other Person, if any, who controls the Company within the meaning of the Securities Act or Exchange Act and (ii) any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act), with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by such Participating Holder to the Company specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement and such Participating Holder shall reimburse such indemnified party for any reasonable legal or any other fees or expenses reasonably incurred by them in connection with investigating or defending any such Loss; provided, however, that the liability of such indemnifying party under this Section 2.6(b) shall be limited to the amount of proceeds (net of expenses and underwriting discounts and commissions) received by such indemnifying party in the offering giving rise to such liability. Each Participating Holder shall also indemnify and hold harmless all other prospective sellers and Participating Holders, their respective Affiliates, officers, directors, successors, assigns, members, partners, shareholders, employees, advisors, representatives, and agents, and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any such seller or Participating Holder to the same extent as provided above with respect to indemnification of the Company and underwriters.

     (c) Notices of Claims. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.6(a) or Section 2.6(b), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 2.6(a) or Section 2.6(b), except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 2.6.

     (d) Defense of Claims. In case any such action or proceeding is brought against an indemnified party, except as provided for in the next sentence, the indemnifying party shall be entitled to participate therein and assume the defense thereof, jointly with any other indemnifying party, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than costs of investigation and the indemnified party shall be entitled to participate in such defense at its own expense. If (i) the indemnifying party fails to notify the indemnified party in writing, within 15 days after the indemnified party has given notice of the action or proceeding, that the indemnifying party will indemnify the indemnified party from and against all Losses the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the claim, (ii) the indemnifying party fails to provide the indemnified party with evidence acceptable to the indemnified party that the indemnifying party will have the financial resources to defend against the claim or proceeding and fulfill its indemnification obligations hereunder, (iii) the indemnifying party fails to defend diligently the action or proceeding within 15 days after receiving notice of such failure from such indemnified party; (iv) such indemnified party reasonably shall have concluded (upon advice of its counsel) that there may be one or more legal defenses available to such indemnified party or other indemnified parties which are not available to the indemnifying party; or (v) if such indemnified party reasonably shall have concluded (upon advice of its counsel) that, with respect to such claims, the indemnified party and the indemnifying party may have different, conflicting, or adverse legal positions or interests then, in any such case, the indemnified party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any fees and expenses therefor.

     (e) Consent to Entry of Judgment and Settlements. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, provided, that, in the case where the indemnifying party shall have failed to take any of the actions listed in clauses (i), (ii) or (iii) of the last sentence of Section 2.6(d), the indemnified party shall have the right to compromise or settle such action on behalf of and for the account, expense, and risk of the indemnifying party and the indemnifying party will remain responsible for any Losses the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the action or proceeding to the fullest extent provided in this Section 2.6. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party and (C) does not require any action other than the payment of money by the indemnifying party.

     (f) Contribution. If for any reason the indemnification provided for in Sections 2.6(a), (b) or (g) is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then, in lieu of the amount paid or payable under Sections 2.6(a), (b) or (g), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, with respect to the statements or omissions which resulted in such Loss, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the allocation provided in this clause (ii) provides a greater amount to the indemnified party than clause (i) above, in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities covered by such registration statement as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.6(f) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentence of this
Section 2.6(f). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 2.6(a), (b) or (g) shall be deemed to include, subject to the limitations set forth in Sections 2.6(a), (b) and
(g), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding anything in this Section 2.6(f) to the contrary, no Participating Holder shall be required to contribute any amount in excess of the proceeds (net of expenses and underwriting discounts and commissions) received by such Participating Holder from the sale of the Registrable Securities in the offering to which the Losses of the indemnified parties relate.

     (g) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subsections of this Section 2.6 (with appropriate modifications) shall be given by the Company and the Participating Holders with respect to any required registration or other qualification of securities under state or blue sky law or regulation. The indemnification agreements contained in this Section 2.6 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnitee or other indemnified party and shall survive the transfer of any of the Registrable Securities by any such party.

     (h) Indemnification Payments. The indemnification and contribution required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or a Loss is incurred.

     2.7 Limitation on Sale of Securities.

     (a) For the Company and Others. If the Company receives a request for registration pursuant to an underwritten offering of Registrable Securities pursuant to Section 2.1 or 2.2 hereof, and if such a request is being implemented or has not been withdrawn or abandoned, the Company agrees that (i) the Company shall not effect any public or private offer, sale, distribution or other disposition of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company or effect any registration of any of such securities under the Securities Act (in each case, other than (x) option grants to employees pursuant to the Company's option plan, (y) as part of such registration and (z) as a registration using Form S-8 or any successor or similar form which is then in effect), whether or not for sale for its own account, during the period beginning on the date the Company receives such request until 90 days after the effective date of such registration (or such shorter period as the managing underwriter(s) may require) and (ii) the Company shall use its reasonable best efforts to obtain from each of its officers, directors and beneficial owners of 5% or more of Common Stock, an agreement not to effect any public or private offer, sale, distribution or other disposition of Common Stock, or any securities that are convertible or exchangeable or exercisable for Common Stock, during the period referred to in clause (i) of this paragraph, including, without limitation, a sale pursuant to Rule 144 under the Securities Act. The Company agrees to cause each holder of Common Stock, or any securities that are convertible or exchangeable or exercisable for Common Stock, purchased or otherwise acquired from the Company (other than in a public offering) at any time after the date of this Agreement to agree not to effect any public or private offer, sale, distribution or other disposition of any such securities during the period referred to in clause (i) of the preceding sentence, including, without limitation, a sale pursuant to Rule 144 under the Securities Act.

     (b) For the Holders. If the Company receives a request for registration pursuant to an underwritten offering of Registrable Securities pursuant to
Section 2.1 or 2.2 hereof, and if such a request is being implemented or has not been withdrawn or abandoned, each Holder agrees that, to the extent requested in writing by the managing underwriter(s), it will not effect any public or private offer, sale, distribution or other disposition of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such Registrable Securities (other than the conversion of shares of the Series A Preferred Stock), including, without limitation, any sale pursuant to Rule 144 under the Securities Act, during the 90-day period beginning on the effective date of such registration statement (or such shorter period as the managing underwriter(s) may require), provided, that each Holder has received the written notice required by Sections 2.1(a) and 2.2(a); and further, provided, that in connection with such underwritten offering each officer and director of the Company is subject to restrictions substantially equivalent to those imposed on the Holders.

     2.8 No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any of the Holders to sell any Registrable Securities pursuant to any effective registration statement.

     2.9 Rule 144; Rule 144A; Regulation S. The Company covenants that, at its own expense, it will file the reports required to be filed by it under the Securities Act and the Exchange Act, and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of a Holder, the Company, at its own expense, will promptly deliver to such Holder (i) a written statement as to whether it has complied with such requirements (and such Holder shall be entitled to rely upon the accuracy of such written statement), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents as such Holder may reasonably request in order to avail itself of any rule or regulation of the SEC allowing it to sell any Registrable Securities without registration.

     2.10 Adjustments. At the request of the Purchaser, in the event of any change in the capitalization of the Company as a result of any stock split, stock dividend, reverse split, combination, recapitalization, merger, consolidation, or otherwise, the provisions of this Section 2 shall be appropriately adjusted. The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the Holders to include any Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration. The Company agrees, upon obtaining necessary approval, that it will take all steps necessary to effect a combination or subdivision of shares if in the judgment of the Purchaser or managing underwriter(s) such combination or subdivision would enhance the marketability of the Registrable Securities.

SECTION 3.   Subsequent Registration Rights; No Inconsistent Agreements.

     3.1 Limitations on Subsequent Registration Rights. From and after the date of this Agreement until the Holders and their respective assigns shall no longer hold any Registrable Securities, without the prior written consent of the Purchaser, the Company shall not enter into an agreement that grants a holder or prospective holder of any securities of the Company demand or incidental registration rights that by their terms are not subordinate to the registration rights granted to the Holders in this Agreement. Notwithstanding the foregoing, if after the date of this Agreement the Company enters into any other agreement with respect to the registration of any of its equity securities, and the terms contained therein are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement (insofar as they are applicable) with respect to the Holders, then the terms of this Agreement shall immediately be deemed to have been amended without further action by the Company or the Holders so that the Holders shall be entitled to the benefit of any such more favorable or less restrictive terms or conditions.

     3.2 No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in Section 2 or otherwise conflicts with the provisions of Section 2, other than any customary lock-up agreement with the underwriters in connection with any offering effected hereunder, pursuant to which the Company shall agree not to register for sale, and the Company shall agree not to sell or otherwise dispose of, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a specified period (not to exceed 180 days) following such offering. Except as set forth on Schedule 3.6 of the Company Disclosure Schedules, the Company warrants that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound. Except as set forth on Schedule 3.6 the Company Disclosure Schedules, the Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person.

SECTION 4. Miscellaneous.

     4.1 Amendments and Waivers. This Agreement and any of the provisions hereof may be amended, waived (either generally or in a particular instance and either retroactively or prospectively), modified or supplemented, in whole or in part, only by written agreement of the Company (by an independent committee of the Board of Directors) and the Purchaser; provided, however, that any amendment, waiver, modification or supplement of Section 2.6 shall require the written agreement of the Company and all Holders; and provided, further, that the observance of any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The execution of a counterpart signature page to this Agreement after the date hereof by any Person as provided for herein shall not require consent of any party hereto and shall not be deemed an amendment to this Agreement.

     4.2 Assignment; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and any of their respective successors, personal representatives and permitted assigns who agree in writing to be bound by the terms hereof. The Company may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the Holders. Any Holder may, at its election and at any time or from time to time, assign its rights and delegate its duties under this Agreement, in whole or in part, to an Affiliate, to a partner of such Holder or Affiliate or to any Person to whom the Holder sells, assigns or otherwise transfers any of its Registrable Securities (an "Assignee"); provided that, no such assignment shall be binding upon or obligate the Company to any such Assignee unless and until the Assignee delivers to the Company (i) a written notice stating the name and address of the Assignee and identifying the securities with respect to which such rights are being assigned, if any, and (ii) a written instrument by which such Assignee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such Assignee were a party hereto (or executes and delivers to the Company a counterpart to this Agreement and agrees to be treated as a "Holder" for all purposes of this Agreement).

     4.3 Notice. Unless otherwise provided herein, all notices, requests, demands, claims and other communications provided for under the terms of this Agreement shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given if delivered personally or telecopied, on the date of such delivery, or if sent by reputable overnight courier, on the first business day following the date of such mailing, as follows:

                  (a) If to any of the Holders, to:

                           New Mountain Partners, L.P.
                           712 Fifth Avenue, 23rd Floor
                           New York, NY  10019
                           Facsimile:  (212) 582-2277
                           Attention:

                           With a copy to (which shall not constitute notice):

                           Fried, Frank, Harris, Shriver & Jacobson
                           One New York Plaza
                           New York, New York  10004
                           Facsimile: (212) 859-4000
                           Attention: Aviva F. Diamant, Esq.

                  (b) If to the Company, to:

                           National Medical Health Card Systems, Inc.
                           26 Harbor Park Drive
                           Port Washington, New York  11050
                           Facsimile:  (516) 626-8002
                           Attention:  Chief Financial Officer

                           With a copy to (which shall not constitute notice):

                           Fulbright & Jaworski L.L.P.
                           666 Fifth Avenue
                           New York, New York  10103
                           Facsimile: (212) 318-3400
                           Attention: Steven I. Suzzan, Esq.

     Any party may by notice given in accordance with this Section 4.3 designate another address or person for receipt of notices hereunder.

     4.4 Governing Law; Venue; Service of Process; Waiver of Jury Trials.

     (a) Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws except for ss.5-1401 and ss.5-1402 of the General Obligations Law Provisions of the State of New York.

     (b) Venue and Service of Process. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the courts of the State of New York in New York county and the United States District Court for the Southern District of New York (the "Selected Courts") for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and agrees not to commence any action or proceeding relating thereto except in the Selected Courts, provided, that, a party may commence any action or proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of any process, summons, notice or document in any action or proceeding by registered first-class mail, postage prepaid, return receipt requested or by nationally recognized courier guaranteeing overnight delivery in accordance with Section 4.3 hereof and agrees that such service of process shall be effective service of process for any action or proceeding brought against it in any such court, provided, that, nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; (iii) waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the Selected Courts; and (iv) waives and agrees not to plead or claim in any court that any such action or proceeding brought in any such Selected Court has been brought in an inconvenient forum.

     (c) Waiver of Jury Trial. With respect to any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each of the parties hereby irrevocably, to the extent not prohibited by applicable law that cannot be waived, waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any action arising in whole or in part under or in connection with this Agreement or the transactions contemplated hereby, whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise, and agrees that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any action or proceeding whatsoever between them relating to this Agreement or the transactions contemplated hereby. Such action or proceeding shall instead be tried in a Selected Court by a judge sitting without a jury.

     4.5 Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached and further agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance of the terms and provisions of this Agreement. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement (including the indemnification provisions thereof), or where any provision hereof is validly asserted as a defense, the successful party to such action or proceeding shall be entitled to recover, to the extent permitted by applicable law, attorneys' fees in addition to its costs and expenses and any other available remedy.

     4.6 Further Assurances. Each party hereto shall cooperate with each other party, shall do and perform or cause to be done and performed all further acts and things, and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     4.7 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     4.8 Entire Agreement. This Agreement, the Purchase Agreement and the documents referred to herein or therein or delivered pursuant hereto or thereto, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, the Purchase Agreement and the documents referred to herein or therein or delivered pursuant hereto or thereto, supersede all prior agreements and understandings between the parties with respect to such subject matter.

     4.9 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     4.10 Defaults. A default by any party to this Agreement in such party's compliance with any of the conditions or covenants hereof or performance of any of the obligations of such party hereunder shall not constitute a default by any other party.

     4.11 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof. Unless otherwise specified, the terms "hereof," "herein" and similar terms refer to this Agreement as a whole, and references herein to Sections refer to Sections of this Agreement. Words of inclusion shall not be construed as terms of limitation herein, so that references to "include", "includes" and "including" shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

                                     NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:



                                         NEW MOUNTAIN PARTNERS, L.P.

                                          By:  New Mountain Investments, L.P.,
                                                 its general partner



                                             By:  New Mountain GP, LLC,
                                                   its general partner

                                                 By:
                                                    --------------------------
                                                  Name:
                                                 Title:

                                                         ________ ___, 2003





TO:      New Mountain Partners, L.P.
         712 Fifth Avenue, 23rd Floor
         New York, New York 10019

     Re: Registration Rights Agreement to be entered into ("Agreement") by and between National Medical Health Card Systems, Inc., a Delaware corporation (the "Company") and New Mountain Partners, L.P., a Delaware limited partnership (the "Investor"), a form of which is attached as Exhibit H to the Purchase Agreement dated as October 30, 2003, by and between the Company and the Investor (the "Purchase Agreement").

     Ladies and Gentlemen: This letter agreement is being entered into in connection with the Agreement. Capitalized terms used but not otherwise defined in this letter agreement are defined in the Agreement.

     For good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties hereto hereby agree as follows:

     1. The Company and the Investor hereby acknowledge and agree that the registration rights granted at Closing (as defined in the Purchase Agreement) to the Investor, as a holder of Registrable Securities (as contemplated in Section 2 of the Agreement) under the Agreement, are being granted subject to certain registration rights that have been previously granted by the Company to other persons, as referred to on Schedule 3.6 of the Company Disclosure Schedule to the Purchase Agreement.

     2. The obligations of the Company to the Investor under the Agreement to register the Investor's Registrable Securities are subject to the underwriter cut-back provisions which are part of the previously granted registration rights, as described in Section 1.


     3. Except as modified hereby, the Agreement shall remain in full force and effect in accordance with its terms.


     4. The parties hereto agree that this letter shall be an operative agreement.



                  [REMAINDER OF THIS PAGE INTENTIONALLY BLANK]

     This letter agreement has been executed by the parties below effective as of the date first above written.

                                    NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

                                    By:_________________________________
                                        Name:  James J. Bigl
                                        Title: Chief Executive Officer



Agreed and accepted as of the
date first above written:

NEW MOUNTAIN PARTNERS, L.P.

By:_________________________________

Name:
Title:

                                                                    EXHIBIT 9.01

                                SUPPORT AGREEMENT

     AGREEMENT, dated as of October 30, 2003 by and among National Medical Health Card Systems, Inc., a Delaware corporation (the "Company"), the Persons listed as stockholders on Schedule A attached hereto (each a "Stockholder" and collectively, the "Stockholders"), and New Mountain Partners, L.P. (the "Purchaser").

     WHEREAS, simultaneously with the execution hereof, the Company and the Purchaser are entering into a Preferred Stock Purchase Agreement (as amended or supplemented from time to time, the "Purchase Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Purchase Agreement), pursuant to which, among other things, the Company agrees to sell and the Purchaser agrees to purchase, pursuant to the terms and subject to the conditions thereof, the Series A Preferred Stock;

     WHEREAS, as of the date hereof, each Stockholder owns of record the number of shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), options to purchase the number of shares of Common Stock, and warrants to purchase the number of shares of Common Stock, each as set forth opposite such Stockholder's name on Schedule A hereto;

     WHEREAS, the Company has advised the Purchaser that the Board of Directors and Special Committee of the Board of Directors of the Company have, prior to the execution of this Agreement, duly and validly approved, among other things, the execution and delivery of this Agreement and the Purchase Agreement, and the consummation of the Contemplated Transactions, and such approval has not been withdrawn;

     WHEREAS, approval of the Contemplated Transactions by the Company's stockholders is a condition to the consummation of the Purchase Agreement; and

     WHEREAS, as a condition to its entering into the Purchase Agreement, the Purchaser has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement and to make the undertakings contained herein.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        Agreement to Vote.

     (a) From and after the date hereof until the Termination Date (as defined in Section 1(b)), each Stockholder hereby agrees to attend the Stockholders Meeting (or any other meeting of stockholders of the Company at which the matters contemplated by the Purchase Agreement or this Agreement are to be presented to a vote of stockholders of the Company), in person or by proxy, and to vote (or cause to be voted) all shares of Common Stock and any other Voting Securities of the Company (including any such securities acquired hereafter but excluding any shares of Common Stock or other securities the Stockholder has the right to acquire but has not acquired) that such Stockholder owns or has the right to vote or direct the voting (collectively, the "Voting Shares" and, together with any securities of the Company that the Stockholder currently owns that are not Voting Securities, any other securities of the Company acquired hereafter, and any shares of Common Stock or other securities of the Company the Stockholder has the right to acquire but has not acquired, the "Covered Securities"), for authorization and approval of the Contemplated Transactions, including the approval of the Articles of Amendment, and against any action inconsistent therewith, such agreement to vote to apply also to any adjournment or adjournments or postponement or postponements of the Stockholders Meeting of the Company (or any such other meeting). Each Stockholder hereby further agrees that until the Termination Date, it shall, from time to time, in connection with any solicitation for a written consent, including to call a Stockholders Meeting relating to the Contemplated Transactions, timely execute and deliver (or cause to be timely executed and delivered) a written consent with respect to its Voting Shares in favor of the authorization and approval of the Contemplated Transactions. Notwithstanding any provision of this Agreement to the contrary, including without limitation this Section 1(a) and Sections 1(b), 4(a), 4(b) and 4(c), nothing in this Agreement shall limit or restrict any Stockholder from acting in such Stockholder's capacity as a director or officer of the Company (it being understood that this Agreement shall apply to the Stockholders solely in the Stockholders' capacity as stockholders of the Company). So long as the proxy granted under Section 1(d) is a valid uncontested proxy that is effective to deliver the votes of the Voting Shares covered thereby, the Stockholders shall be deemed to be fulfilling their obligations under this Section 1(a). If Purchaser believes that such proxy is not a valid proxy or if Purchaser otherwise does not wish to utilize the proxy, it will so notify the Stockholders so that the Stockholders will be able to perform their obligations under this
Section 1(a).

     (b) From and after the date hereof until the Termination Date, each Stockholder hereby agrees to vote (or cause to be voted) any Voting Shares owned by such Stockholder against (1) any Acquisition Proposal (other than the Contemplated Transactions) and any related action reasonably required in furtherance thereof, and (2) any motion to adjourn or postpone a meeting of the stockholders in which any matters contemplated by the Purchase Agreement or this Agreement are to be presented for a vote of the stockholders of the Company to a date that is later than April 30, 2004, at any meeting of stockholders of the Company (including any adjournments or postponements thereof). Each Stockholder further agrees that, until the Termination Date, in connection with any solicitation for a written consent relating to an Acquisition Proposal or to any adjournment or postponement of a meeting of stockholders in which any matters contemplated by the Purchase Agreement or this Agreement are to be presented for a vote, such Stockholder will withhold and not grant its written consent with respect to any Voting Shares for any Acquisition Proposal (other than the Contemplated Transactions) or adjournment or postponement of a meeting as contemplated by the immediately preceding sentence. For purposes hereof, the term "Termination Date" shall mean the date of termination of the Purchase Agreement in accordance with its terms.

     (c) If the Board of Directors of the Company makes a Change in the Board Recommendation, then the Stockholders shall not be bound by the provisions of this Agreement other than paragraph (f) of Section 3, Section 6 and Section 8.

     (d) Without in any way limiting the Stockholder's right to vote the Voting Shares in its sole discretion on any other matters that may be submitted to a stockholder vote, consent or other approval, each Stockholder hereby irrevocably grants to, and appoints, Purchaser and Steven B. Klinsky and Michael B. Ajouz, in their respective capacities as designees of Purchaser, and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder's Voting Shares, or grant or withdraw a consent or approval in respect of such Voting Shares, on the matters, in the manner and during the time periods specified in Sections 1(a) and 1(b). Such Stockholder represents that any proxies heretofore given with respect to such matters in respect of such Stockholder's Voting Shares are not irrevocable, and that all such proxies are hereby revoked. Such Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1(d) is given in connection with the execution by Purchaser of the Purchase Agreement and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under Sections 1(a) and 1(b) of this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy set forth in this Section 1(d) is coupled with an interest and as such shall survive the death, incapacity, mental illness or insanity of the Stockholder and may under no circumstances be revoked unless (x) the Board of Directors of the Company makes a Change in the Board Recommendation or (y) the Purchase Agreement or this Agreement is terminated in accordance with its terms, in which event this proxy shall automatically be revoked without any further action by any party. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue of the irrevocable proxy set forth in this Section 1(d). Such irrevocable proxy set forth in this Section 1(d) is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL.

SECTION 2.        Disposition of Shares.

     (a) Each Stockholder hereby agrees that from the date hereof until the earlier of the Closing or the Termination Date, except as otherwise provided in this Section 2(a), such Stockholder will not directly or indirectly sell, pledge, encumber, grant any proxy (except the proxy granted in Section 1(d)) or enter into any voting or similar agreement with respect to, transfer or otherwise  dispose  of  (collectively,  "Transfer"),  or  agree or  contract  to
Transfer, Covered Securities with respect to which a Stockholder directly or indirectly controls the right to Transfer, except pursuant to the Offer as provided in Section 2(b); provided, however, that (i) if a Stockholder is an individual, then the Stockholder may Transfer Covered Securities to the spouse, parent, sibling, child, step-child, grandchild, niece or nephew of such Stockholder, or the spouse thereof and any trust for the benefit of such
Stockholder, any of the foregoing or any other lineal descendants of such Stockholder, to the executor or administrator of such Stockholder's estate or, subject to the receipt by Purchaser and the Company of the legal opinion described below, to a charitable remainder trust (as defined in Sections 664(d)(1) and (2) of the Code) where all private interests are for the benefit of the Stockholders or any of the foregoing, to a charitable organization described in Section 170(c) of the Code or to a charitable foundation established by any Stockholder and (ii) if a Stockholder is a trust, then the Stockholder may Transfer Covered Securities to the beneficiaries of such trust or, subject to the receipt by Purchaser and the Company of the legal opinion described below, to a charitable foundation established by any Stockholder, provided that (x) as a condition to any Transfer described in clause (i) or
(ii), the transferee executes a counterpart to this Agreement pursuant to which such transferee represents to the Company and the Purchaser the matters set forth in Section 6 (as of the date of such Transfer) and agrees to be bound by this Agreement (other than Sections 3(b) and 3(c)) as a Stockholder and (y) in the case of a Transfer to a charitable remainder trust, a charitable organization or a charitable foundation, prior to such Transfer, the Company and Purchaser shall receive a written opinion of counsel in form and substance reasonably acceptable to, and from counsel reasonably acceptable to, the Company and the Purchaser to the effect that such trust, organization or foundation has the requisite power and authority to execute and become a party to this Agreement and that this Agreement will be a legal, valid and binding agreement of such trust, organization or foundation, as applicable. Notwithstanding the provisions of this paragraph 2(a), from the date hereof until the earlier of the Closing or the Termination Date, the Stockholders shall be permitted to grant to the Company or the Company's designees a proxy to vote such Stockholder's Voting Shares on matters, other than the matters covered by Section 1(d), so long as such Stockholder directs how such shares should be voted and such vote shall be in compliance with this Agreement. Notwithstanding anything to the contrary in this Section 2(a), if any Transfer prior to the Closing otherwise permitted under clause (i) or (ii) of this Section 2(a) would result in the loss or forfeiture of any of the rights of the Purchaser under Sections 1, 2(b) and 3(f) or the loss or forfeiture in any material respect of any of the other rights of the Purchaser under this Agreement, then such Transfer shall not be permitted.

     (b) Each Stockholder hereby agrees, from and after the date hereof until the Termination Date, to irrevocably tender into the Offer, upon commencement of the Offer and the request of the Purchaser (and agrees that it will not withdraw from the Offer except upon the request of the Purchaser or if the Offer is terminated), pursuant to and in accordance with the terms of the Purchase Agreement, the number of shares of Common Stock set forth opposite such Stockholder's name under the column entitled Tendered Shares on Schedule A hereto (the shares so required to be tendered, the "Tendered Shares"). Within two Business Days after commencement of the Offer and the request of the Purchaser, each Stockholder shall (x) deliver to the depositary for the Offer
(i) a completed and executed letter of transmittal in customary form with respect to the Tendered Shares complying with the terms of the Offer, (ii) certificates representing the Tendered Shares and (iii) any other documents or instruments required to be delivered pursuant to the terms of the Offer, and/or
(y) instruct its broker or such other Person who is the holder of record of any Tendered Shares beneficially owned by such Stockholder to irrevocably tender into the Offer such Tendered Shares for cash pursuant to the terms and conditions of the Offer.

     (c) Each Stockholder hereby agrees that, for so long as the Initial Holders (as defined in the Registration Rights Agreement) beneficially own 10% or more of the combined voting power of the then outstanding Voting Securities, during the Applicable Period, it shall not, without the prior written consent of the Board of Directors of the Company (including a majority of the Designated Directors (as defined in the Certificate of Designations), if any), Transfer any Covered Securities, other than any Transfer (i) which would be permitted by
Section  2(a) if it were  being  effected  during  the time  period set forth in
Section 2(a), (ii) in connection with the registration rights provided for in this Section 2(c), (iii) pursuant to and in compliance with Rule 144 under the Securities Act, provided that the number of Covered Securities in such Transfer complies with the volume limitations set forth in Rule 144(e) under the Securities Act, regardless of whether such volume limitations shall otherwise be applicable or (iv) in any tender offer, consolidation, share exchange or reclassification or merger or similar transaction that has been approved by the Board of Directors of the Company, including a majority of the Designated Directors, if any; provided, however, that Bert E. Brodsky ("BEB") may pledge up to 50% of the Covered Securities held by BEB as security for one or more loans from a financial institution if, but only if, the beneficiary of or counterparty to, such pledge agreement delivers a letter substantially in the form of Annex A to the Purchaser and the Company prior to such Transfer. In addition, each Stockholder may Transfer Covered Securities in a transaction that is exempt from or not subject to the registration requirements of the Securities Act; provided, that (x) prior to such Transfer by such Stockholder, the Company and Purchaser shall receive a written opinion of counsel in form and substance reasonably acceptable to, and from counsel reasonably acceptable to, the Company and the Purchaser to the effect that such Transfer is exempt from or not subject to the registration requirements of the Securities Act; (y) the number of Covered Securities in such Transfer by such Stockholder complies with the volume limitations set forth in Rule 144(e) under the Securities Act, as if such volume limitations had been applicable; and (z) the aggregate number of Covered Securities so Transferred by all Stockholders (whether in a single Transfer or in multiple Transfers) to a single transferee (and any Affiliates or Associates (as defined in the Exchange Act) of such transferee) represents less than 4% of the then outstanding Voting Securities. The parties agree that each of the Stockholders will have the same rights and obligations that the Purchaser has or is subject to under the Registration Rights Agreement in effect from time to time; provided, that no Stockholder shall have any right to be an Initiating Holder under the Registration Rights Agreement, and provided, further, that for so long as the Initial Holders continue to own 10% or more of the combined voting power of the outstanding Voting Securities, any amendment to the Registration Rights Agreement will be binding on the Stockholders so long as such amendment does not disproportionately affect the Stockholders relative to the Initial Holders. For the purposes of Section 2(a) and this Section 2(c) only, "Transfer" does not include the completion, execution or delivery of any proxy distributed by the Company in connection with the election of directors, a transaction or any other proposal to the extent such election, transaction or proposal has been approved or recommended by the Board of the Directors of the Company, including a majority of the Designated Directors, if any.

     (d) For the purposes of this Agreement, the "Applicable Period" means the period commencing on the Closing Date and ending on the later of (x) two years from the Closing Date and (y) one year from such Stockholder's last date of employment with or, if later, service as a director of the Company or any of its Subsidiaries.

SECTION 3.        Other Agreements.

     (a) Confidentiality. Each Stockholder hereby agrees that, from and after the date hereof until the later of (x) four years from the Closing and (y) four years from such Stockholder's last date of employment with or, if later, service as a director of the Company or any of its Subsidiaries, it shall hold in a fiduciary capacity for the benefit of the Company and its Subsidiaries all secret, confidential or proprietary information, knowledge or data relating to the Company or any such Subsidiary and their respective businesses that such Stockholder obtains or has obtained from the Company or such Subsidiary (including, in the case of BEB, during his employment with or service as a director of the Company or such Subsidiary) and that is not public knowledge (it being expressly understood that information disclosed as a result of such Stockholder's violation of this Section 3(a) is not information that is public knowledge) ("Confidential Information"). Each Stockholder hereby agrees that, from and after the date hereof until the later of (x) four years from the Closing and (y) four years from such Stockholder's last date of employment with or, if later, service as a director of the Company or any of its Subsidiaries, it shall not communicate, divulge or disseminate Confidential Information at any time to any person other than any director, officer or representative of the Company or any of its Subsidiaries, except (i) a Stockholder may disclose Confidential Information to its legal or financial advisor for the purposes of receiving legal or financial advice from such advisor (it being understood that such advisor will be informed by the Stockholder of the confidential nature of such information and shall be directed by the Stockholder to treat the information confidentially), (ii) with the prior written consent of the Purchaser and the Company, or (iii) as otherwise required by law or legal process.

     (b) Non-Solicitation. Each Stockholder hereby agrees that, from and after the date hereof until the later of (x) two years from the Closing and (y) two years from such Stockholder's last date of employment with or, if later, service as a director of the Company or any of its Subsidiaries, it will not, without the prior written consent of the Purchaser and the Company, directly or indirectly (through any controlled Affiliates) employ, or solicit (other than solicitation through general advertisement not directed to employees or officers of the Company or its Subsidiaries or any of their respective Affiliates) the employment of (whether as an employee, officer, director, agent, consultant or independent contractor), any person who was or is at any time during the six (6) months preceding such date of determination an employee or officer of the Company or any of its Subsidiaries. The provisions of this paragraph 3(b) shall only be applicable for so long as the Initial Holders beneficially own (x) 33% or more of the Series A Preferred Stock issued on the Closing Date (as adjusted for any split, subdivision, combination, recapitalization or similar event from the Closing Date until the date of determination) or (y) 15% or more of the combined voting power of the then outstanding Voting Securities, whichever is lower.

     (c) Competitive Activity. From and after the Closing until the later of (x) two years from the Closing and (y) two years from BEB's last date of employment with or, if later, service as a director of the Company or any of its Subsidiaries, BEB shall not, without the prior written consent of the Purchaser and the Company, engage in or become associated with a Competitive Activity. The parties hereto agree that the non-competition covenant in this Section 3(c) shall be in lieu of the non-competition covenant in BEB's employment agreement with the Company and the employment agreement non-competition covenant shall have no force and effect upon effectiveness of this Section 3(c). For purposes of this Agreement: (i) a "Competitive Activity" means any business or other endeavor, in any county of any state of the United States or a comparable jurisdiction in Canada or any other country, of a kind relating to pharmacy benefit management services, mail service pharmacies or specialty pharmacies; and (ii) such Stockholder only shall be considered to have "engaged in and become associated with a Competitive Activity" if he becomes directly or indirectly involved as an owner, principal, employee, officer, director, independent contractor, representative, stockholder, financial backer, agent, partner, advisor, lender, service provider, administration participant, or in any other individual or Representative Capacity with any individual, partnership, corporation or other organization that is principally engaged in a Competitive Activity; provided, that to the extent otherwise prohibited hereunder each Stockholder may make and retain passive investments of less than one percent of the outstanding equity of any entity engaged in a Competitive Activity, if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market.

     (d) Resignation. BEB agrees that he shall, effective as of the Closing Date and upon receipt by BEB of the payments that BEB is entitled to upon a termination by the Company without cause pursuant to his employment agreement with the Company (other than any severance and "gross up" payments that are provided for in his employment agreement, which shall be paid in accordance with the letter agreement between the Company and BEB dated as of October 30, 2003), resign his positions as (i) Chairman of the Board of Directors of the Company and member of any committee of such Board of Directors and (ii) officer and/or member of the board of directors (and any committees thereof) of any Subsidiary of the Company.

     (e) Severability. With respect to any provision of this Section 3 finally determined by a court of competent jurisdiction to be unenforceable, the Stockholders and the Company hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. If any of the covenants of this Section 3 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company's right to enforce any such covenant in any other jurisdiction.

     (f)  Additional Consideration.

          (i) If a Trigger Event (as defined below) has occurred, each Stockholder shall severally pay to the Purchaser, at the time and on the terms described below, an amount equal to such Stockholder's Third Party Acquisition Proposal Profit (as defined below) earned (as set out below) by such Stockholder from any Acquisition Proposal that is entered into or consummated within twelve months after the Termination Date. A "Trigger Event" means (x) an event which causes the Purchase Agreement to become terminable pursuant to Section 10.1(a)(ii) or 10.1(a)(v) of the Purchase Agreement (regardless of whether the Purchase Agreement is actually terminated) or (y) a breach by a Stockholder of its obligations pursuant to
     Section 1(a), 1(b), 2(a) or 2(b) of this Agreement. For purposes of Section 3(f)(i), the "Third Party Acquisition Proposal Profit" earned by a Stockholder from the consummation of any Acquisition Proposal shall equal
     (x) the total consideration received by such Stockholder for all Tendered Shares of such Stockholder disposed of by such Stockholder pursuant to such Acquisition Proposal, valuing any non-cash consideration at its Fair Market Value (as defined below) on the date of the consummation of the Acquisition Proposal, minus the product of (A) $11.00 multiplied by (B) the number of Tendered Shares disposed of by such Stockholder pursuant to such Acquisition Proposal, plus (y) subject to Section 3(f)(v), the Fair Market Value, determined as of the date of disposition, of all Tendered Shares of such Stockholder disposed of after the occurrence of a Trigger Event other than pursuant to such Acquisition Proposal (provided, that so long as such Stockholder participated in the Acquisition Proposal with respect to its Tendered Shares to the fullest extent permitted by the terms of such Acquisition Proposal, then only those Tendered Shares that were disposed of prior to the later of twelve months following the Termination Date and four months following consummation of the Acquisition Proposal shall be included in the calculation made pursuant to (y) above), minus the product of (A)
     $11.00 multiplied by (B) the number of Tendered Shares so disposed of by such Stockholder. Notwithstanding the foregoing, for purposes of calculating the Third Party Acquisition Proposal Profit earned by a Stockholder, shares of Common Stock that are Transferred to (x) an Affiliate or an Associate (as defined in the Exchange Act) of a Stockholder, (y) a trust or other entity for the economic benefit of an Affiliate or an Associate or (z) a charitable organization or entity shall not be deemed to be "disposed of" and the Third Party Acquisition Proposal Profit shall be calculated assuming such shares had been retained by the Stockholder and disposed of pursuant to the Acquisition Proposal; provided that, if the Transfer was permitted by and effected in accordance with
     Section 2(a), then the transferor Stockholder's obligation to pay any Third Party Acquisition Proposal Profit to Purchaser under this Section 3(f)(i) in respect of such shares shall be reduced by the amount of Third Party Acquisition Proposal Profit paid by the transferee to Purchaser in respect of such shares.

          (ii) In the event that the Purchaser or any of its Affiliates, within twelve months after the date hereof or the Termination Date, as applicable, proposes or consummates a transaction that would have constituted an Acquisition Proposal, if it had been proposed by any Person other than the Purchaser or any of its Affiliates including, for the avoidance of doubt, amendments to the Contemplated Transactions (a "Purchaser Acquisition Proposal"), each Stockholder hereby agrees that (x) it will not be entitled to receive, and hereby waives all right to, any Purchaser Acquisition Proposal Profit (as defined below) that such Stockholder would have otherwise received on the Tendered Shares disposed of by such Stockholder in such Purchaser Acquisition Proposal and such Stockholder understands and agrees that the full amount of any such Purchaser Acquisition Proposal Profit shall be payable only to those Persons who own capital stock of the Company other than the Stockholders and to the Stockholders with respect to their shares other than their Tendered Shares (and if any Purchaser Acquisition Proposal Profit is received by such Stockholder it shall pay any such Profit over to the Purchaser) and (y) subject to Section 3(f)(v), if such Stockholder disposed of any Tendered Shares other than pursuant to such Purchaser Acquisition Proposal, such Stockholder severally agrees that it will pay to the Purchaser any Transfer Profit (as defined below) earned (as set out below) by such Stockholder from such disposition. For purposes of Section 3(f)(ii)(x), the "Purchaser Acquisition Proposal Profit" of a Stockholder from the consummation of any Purchaser Acquisition Proposal shall equal (x) the total consideration that such Stockholder would have otherwise (but for this paragraph 3(f)(ii)) received for all Tendered Shares of such Stockholder disposed of by such Stockholder pursuant to such Purchaser Acquisition Proposal minus (y) the product of (A) $11.00 multiplied by (B) the number of Tendered Shares disposed of by such Stockholder pursuant to such Purchaser Acquisition Proposal. For purposes of Section 3(f)(ii)(y), the "Transfer Profit" earned by such Stockholder from any disposition of Tendered Shares shall equal (x) the Fair Market Value, determined as of date of disposition, of all Tendered Shares of such Stockholder disposed of after the occurrence of a Trigger Event other than pursuant to such Purchaser Acquisition Proposal (provided, that so long as such Stockholder participated in the Purchaser Acquisition Proposal with respect to its Tendered Shares to the fullest extent permitted by the terms of such Purchaser Acquisition Proposal, then only those Tendered Shares that were disposed of prior to the later of (1) twelve months from the date hereof or the Termination Date, as applicable, and (2) four months following consummation of the Purchaser Acquisition Proposal shall be included in the calculation made pursuant to this clause (x)), minus (y) the product of (A) $11.00 multiplied by (B) the number of Tendered Shares so disposed of by such Stockholder. Notwithstanding the foregoing, for purposes of calculating the Purchaser Acquisition Proposal Profit of a
     Stockholder, shares of Common Stock that are Transferred to (x) an Affiliate or an associate of a Stockholder, (y) a trust or other entity for the economic benefit of an Affiliate or an associate or (z) a charitable organization or entity shall not be deemed to be "disposed of" and the Purchaser Acquisition Proposal Profit shall be calculated assuming such shares had been retained by the Stockholder and disposed of pursuant to the Purchaser Acquisition Proposal; provided that, if the Transfer was permitted by and effected in accordance with Section 2(a), then the transferor Stockholder's obligation to pay any Purchaser Acquisition Proposal Profit or Transfer Profit to Purchaser under this Section 3(f)(ii) in respect of such shares shall be reduced by the amount of Purchaser Acquisition Proposal Profit or Transfer Profit paid by the transferee to Purchaser in respect of such shares.

          For the purpose of clauses (i) and (ii) of this Section 3(f), provided that the Purchaser has previously been advised in writing of the name and address of any transferee of Tendered Shares which received its shares in a Transfer pursuant to Section 2(a), then, after any Profit becomes payable hereunder, the Purchaser will send a written request for payment to such transferee at the address so provided and if payment is not received from such transferee within five Business Days of such request, then the applicable Stockholder shall promptly make such payments to the Purchaser.

          (iii) For purposes of this Section 3(f), the Fair Market Value of any non-cash consideration consisting of:

               (1) securities listed on a national securities exchange or traded on the NASDAQ shall be equal to the average closing price per share of such security as reported on such exchange or the NASDAQ (the "Closing Price") for the ten trading days prior to the date of determination multiplied by the number of securities comprising such non-cash consideration; and

               (2)  consideration  which is other  than  securities  of the form specified in clause (1) of this Section 3(f)(iii) shall be determined by a nationally recognized independent investment banking firm mutually agreed upon by the parties within ten Business Days of the event requiring selection of such banking firm; provided, however, that if the parties are unable to agree within two Business Days after the date of such event as to the investment banking firm, then the parties shall each select one firm, and those firms shall select a third investment banking firm, which third firm shall make such determination; provided further, that the fees and expenses of such investment banking firm shall be borne equally by the Purchaser, on the one hand, and the Stockholders, on the other hand. The determination of the investment banking firm shall be binding upon the parties.

          (iv) For purposes of this Section 3(f), the Fair Market Value of any Tendered Share, if such disposition represented a bona fide transfer for value to a third party other than an Affiliate or an Associate of a Stockholder (and the Stockholder provides the Purchaser with a signed letter representing and warranting to the Purchaser that the only consideration in such disposition is as set forth in such letter) or was executed on the NASDAQ, shall be equal to amount received in such Transfer and otherwise shall be equal to the Closing Price of such share.

          (v) To the extent payable by a Stockholder, any payment of any Third Party Acquisition Proposal Profit, Purchaser Acquisition Proposal Profit or Transfer Profit (collectively, "Profit") required to be paid under this
     Section 3(f) (a "Profit Payment") shall be paid in the same form as the consideration received by the Stockholder (and on the same terms and conditions) (and, if the consideration received by the Stockholder was in more than one form, in the same proportion as the forms of consideration received), and to the extent paid in cash, shall be paid by wire transfer of same day funds to an account designated by the Purchaser and to the extent paid through a transfer of securities, shall be paid through delivery of such securities, suitably endorsed for transfer. If the securities to be delivered are subject to securities laws restrictions, the Purchaser agrees that it will provide a customary letter representing as to the Purchaser's investor status and agreeing only to Transfer such securities in compliance with applicable securities laws; provided, that the Purchaser shall be entitled to benefit pro rata from all registration rights granted to such Stockholder with respect to such securities. Such Profit Payment shall be made (x) if such payment is of Third Party Acquisition Proposal Profit or Purchaser Acquisition Proposal Profit, no later than the fourth Business Day after the Stockholder has received the payment giving rise to the Stockholder's obligation under Section 3(f) and
     (y) if such payment is of Transfer Profit, no later than the fourth Business Day after the Purchaser Acquisition Proposal has been consummated (or if later, four Business Days after the Stockholder has received the payment giving rise to the Stockholder's obligation under Section 3(f)) or if such Transfer is made after the consummation of the Purchaser Acquisition Proposal in accordance with Section 3(f)(ii), no later than the fourth Business Day after the Stockholder has received the payment giving rise to the Stockholder's obligation under Section 3(f). Notwithstanding anything in this Section 3(f) to the contrary, the Stockholders shall not be liable to the Purchaser for any Profit on Transfers of up to an aggregate of 1,500,000 shares of Common Stock after a Trigger Event and prior to the Company's entering into any agreement with respect to, or consummating, an Acquisition Proposal or Purchaser Acquisition Proposal if, and only if, on the date of any such Transfer, BEB has provided the Purchaser with a signed letter representing and warranting to the Purchaser that as of the date of such Transfer to BEB's knowledge the Company has not received an Acquisition Proposal that is then outstanding and to BEB's knowledge there is no Acquisition Proposal or Purchaser Acquisition Proposal pending or contemplated.

          (vi) The Purchaser agrees that it will indemnify each Stockholder for any net additional federal, state and local tax liability of the Stockholder (and interest and penalties attributable thereto), resulting from receipt by the Stockholder of the funds comprising any Profit Payment (and from the receipt of any indemnity payment hereunder), with the amount of any such additional tax liability to be determined only after giving effect to the benefit to the Stockholder of any loss or deduction available to the Stockholder as a result of making any Profit Payment. In the event the Purchaser makes an indemnification payment to a Stockholder for any such additional tax liability for a given year and in a subsequent year the Stockholder actually realizes a net tax benefit as a result of a loss or deduction attributable to the Profit Payment (or any payments made by the Stockholder hereunder to the Purchaser), then the Stockholder will pay over to the Purchaser the amount of such benefits when and to the extent actually realized by the Stockholder. Each Stockholder agrees that it will treat the Profit Payment to Purchaser as giving rise to a capital loss, under section 1234A of the Code, in the amount of the Profit Payment, at the time the Profit Payment is made (unless advised by reputable counsel that there is no reasonable basis for claiming the loss as a capital loss) and will take no position inconsistent with such treatment and accordingly that no indemnity shall be payable (at least with respect to federal income taxes) in the event that both (i) the Profit Payment is made in the same taxable year of the Stockholder as the realization of the income corresponding to the Profit Payment and (ii) the Profit Payment gives rise to a capital loss in the amount of the Profit Payment under section 1234A or otherwise. The Purchaser shall have the right to control at Purchaser's own cost the conduct of any audit, litigation or other proceeding with respect to the tax character of loss resulting from the Profit Payment (a "Tax Dispute"), and the Stockholder shall not settle or compromise any such Tax Dispute without the Purchaser's consent, which consent shall not be unreasonably withheld or delayed. The Stockholder may participate in the Tax Dispute at its own cost. Payments under this clause (vi) of Section 3(f) shall be made promptly after the end of the taxable year in which the benefit or detriment giving rise to the payment is realized and, in the case of indemnity payments made by the Purchaser, delivery by the Stockholder of a written calculation showing the amount owing.

          Each Stockholder agrees to use its reasonable efforts and to act in good faith to seek to cause the taxable income arising from a sale or disposition resulting in a Profit Payment to be recognized in the same taxable year as any deduction or loss resulting from such Profit Payment; provided, however, that the foregoing shall not require a Stockholder to take any action, or forego taking any action, that would cause the Stockholder to suffer an economic detriment in excess of $25,000.

          (vii) The parties agree that if the Contemplated Transactions are consummated, the provisions of this Section 3(f) shall have no further force and effect; provided, however, that if the Offer Consideration is increased above $11.00 the provisions of Section 3(f)(ii) to the extent applicable shall continue to apply in accordance with their terms.

     (g) Closing of the Offer. Prior to consummation of the Contemplated Transactions the Company will have irrevocably accepted for payment all of the shares of Common Stock, including the Stockholders' shares validly tendered into the Offer and not withdrawn, not to exceed the Maximum Number. Promptly following the Closing, the Company shall pay the Offer Consideration for all Shares accepted for payment, subject to the provisions of Section 3(f)(ii) to the extent applicable.

SECTION 4.        Acquisition Proposals; Voting of Excess Shares.

     (a) Without limiting the Stockholders' other obligations under this Agreement, each Stockholder hereby agrees that, from the date hereof until the earlier of the Termination Date and the Closing, neither such Stockholder nor any of its controlled Affiliates shall (and both such Stockholder and its controlled Affiliates shall use reasonable best efforts to cause their agents and representatives, including any investment banker, attorney or accountant retained by such Stockholder or Affiliates, not to), directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any Acquisition Proposal or otherwise make any Acquisition Proposal, (ii) have any discussion with or provide any Confidential Information to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal, (v) acquire, offer, agree or propose to acquire, beneficial ownership of any of the securities, assets or businesses of the Company or any of its Subsidiaries (other than the exercise of options or warrants for shares of Common Stock held by such Stockholder on the date hereof or issued to such Stockholder by the Company after the date hereof in compliance with the terms of the Purchase Agreement) or (vi) request permission for any waiver or amendment of the terms of this Section 4(a) or disclose any intention, plan or arrangement inconsistent with any of the foregoing. Each Stockholder agrees that (i) it will promptly keep the Purchaser informed of the status and terms of any Acquisition Proposal that such Stockholder is aware of by any Person (whether written or oral), including the identity of the parties involved and (ii) it will, and will cause its controlled Affiliates to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any Persons (other than the Purchaser and its respective Affiliates) conducted heretofore with respect to any Acquisition Proposal. Notwithstanding anything to the contrary contained in this Agreement, in the event that the Company or any of its Subsidiaries receives a Qualified Acquisition Proposal, then the Stockholders may engage in negotiations and discussions with the Special Committee of the Board of Directors of the Company with respect to such Qualified Acquisition Proposal.

     (b) Each Stockholder hereby agrees that, from the Closing until the later of (x) two years from the Closing and (y) two years from such Stockholder's last date of employment with or, if later, service as a director of the Company or any of its Subsidiaries, it will not, and it will not permit any of its controlled Affiliates or Associates to, directly or indirectly, make any Acquisition Proposal, or acquire, offer, agree or propose to acquire, beneficial ownership of any of the securities, assets or businesses of the Company or any of its Subsidiaries (other than the exercise of options or warrants for shares of Common Stock held by such Stockholder on the date hereof or issued to such Stockholder by the Company after the date hereof in compliance with the Purchase Agreement and the Certificate of Designations, to the extent applicable); participate in any solicitation of proxies (except on behalf of the Company) with respect to any securities of the Company or any of its Subsidiaries; seek to advise, encourage or influence (except on behalf of the Company) any Person (except, in the case of BEB only, members of his immediate family that are Stockholders hereunder) with respect to the voting of any securities of the Company or any of its Subsidiaries; make any proposal (except in such Stockholder's position as a member of the Board of Directors of the Company or any of its Subsidiaries) to the Board of Directors of the Company or the board of directors of any of the Company's Subsidiaries; seek or propose to influence or control the management or policies of the Company or any of its Subsidiaries (except in such Stockholder's position as a member of the Board of Directors of the Company or any of its Subsidiaries); make any public statement with respect to the Company or any of its Subsidiaries (except in such Stockholder's position as a member of the Board of Directors of the Company or any of its Subsidiaries) or otherwise act to disparage the Company or any of its Subsidiaries; take any action which is reasonably likely to require the Company or any of its Subsidiaries to make any public disclosure (except in such Stockholder's position as a member of the Board of Directors of the Company or any of its Subsidiaries); enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing matters (except in such Stockholder's position as a member of the Board of Directors of the Company or any of its Subsidiaries); assist or encourage others to do any of the foregoing activities (except in such Stockholder's position as a member of the Board of Directors of the Company or any of its Subsidiaries); request permission for any waiver or amendment of the terms of this Section 4(b) or disclose any intention, plan or arrangement inconsistent with any of the foregoing (except in such Stockholder's position as a member of the Board of Directors of the Company or any of its Subsidiaries). Notwithstanding the foregoing, from the Closing until the later of (x) two years from the Closing and (y) two years from BEB's last date of employment with or, if later, service as a director of the Company or any of its Subsidiaries, BEB and his Affiliates may acquire shares of Common Stock to increase their aggregate ownership to not more than 9.5% of the then outstanding Voting Securities and may request that the Board of Directors of the Company consent to permitting such Stockholder to acquire shares of Common Stock in excess of such amount, which consent will be effective if approved by the Board of Directors, including a majority of the Designated Directors, if any.

     (c) BEB hereby agrees that, from the Closing until the later of (x) two years from the Closing and (y) two years from BEB's last date of employment with or, if later, service as a director of the Company or any of its Subsidiaries, if at any time BEB and his Affiliates and Associates beneficially own in the aggregate more than 9.5% of the then outstanding Voting Securities (the number of shares of Common Stock above such 9.5% amount, the "Excess Shares"), BEB will cause the Company to vote (including by executing a proxy authorizing designees of the Company to vote) the Excess Shares at any meeting of the stockholders of the Company (including any adjournments or postponements thereof) in favor of or against each proposal voted upon at such meeting in the same proportion as the votes cast in respect of all the Voting Securities excluding the Excess Shares on such proposal.

     (d) For purposes of this Section 4 and Section 5, the Company and its Subsidiaries shall not be treated as an "Affiliate" of any of the Stockholders, it being understood that the restrictions applicable to the Company and its Subsidiaries are set forth in the Purchase Agreement.

     SECTION 5. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement. Each Stockholder agrees to (and to cause such Stockholder's Affiliates and Associates to) cooperate with the Company and the Purchaser in connection with any filings required to be made by the Company or the Purchaser in connection with this Agreement, the Purchase Agreement or the Contemplated Transactions.

SECTION 6.        Representations and Warranties of the Stockholders.

     As of the date hereof, each Stockholder, severally and not jointly, represents and warrants to the Company and the Purchaser, as follows:

     (a) Such Stockholder (i) if an individual, has all requisite legal capacity and authority, (ii) if a trust, has all requisite trust power and authority and
(iii) if another form of Person, has all requisite power and authority, in each case, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including without limitation, all power and authority to vote, or execute a consent with respect to, all Voting Shares, to grant the irrevocable proxy provided for in Section 1(d), to tender all Tendered Shares, to waive all Profit to the extent required herein, to pay all Profit to the Purchaser to the extent required herein and to take all actions that are contemplated to be taken hereby by such Stockholder. This Agreement has been duly authorized, executed and delivered by such Stockholder. This Agreement constitutes the valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms subject to Equitable Principles. If such Stockholder is married and the Covered Securities of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding with respect to such Covered Securities, this Agreement has been duly executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such spouse in accordance with its terms subject to Equitable Principles. If such Stockholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (b) Such Stockholder is the record and beneficial owner of, or is a trust that is the record holder of and whose beneficiaries are the beneficial owners of, and has good title to, the Covered Securities set forth opposite such Stockholder's name on Schedule A hereto, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever ("Liens") other than (i) Liens imposed by this Agreement and (ii) Liens imposed by federal or state securities laws. As of the date hereof, such Stockholder does not own, of record or beneficially, any shares of capital stock of the Company or securities by their terms convertible into or exchangeable for capital stock of the Company other than the Covered Securities set forth opposite such Stockholder's name on Schedule A hereto. Such Stockholder has the sole right to vote, or to dispose, of such Covered Securities, and none of such Covered Securities is subject to any agreement, arrangement or restriction with respect to the voting of such Covered Securities, except as contemplated by this Agreement. Except as described on Schedule A hereto, there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Stockholder to Transfer, or cause to be Transferred, any of the Covered Securities, and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Covered Securities.

     (c) The execution and delivery by each Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not violate, breach, or result in a breach, or constitute a default (with or without due notice of lapse of time or both) under any provision of any judgment, order, decree, contract, instrument, agreement, or arrangement to which such Stockholder is a party or by which such Stockholder or such Stockholder's property or assets is bound.

     (d) Except as set forth on Schedule 6(d), the execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except
(i) for any filings by one or more Stockholders pursuant to Rules 13d-1, 13d-2 and 16a-3 promulgated by the Commission under the Exchange Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay the performance by such Stockholder of any of its obligations under this Agreement.

     SECTION 7. Effectiveness. It is a condition precedent to the effectiveness of this Agreement that the Purchase Agreement shall have been duly executed and delivered by the Company and the Purchaser.

SECTION 8.        Miscellaneous.

     (a) Notices, Etc. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given if delivered personally or telecopied, on the date of such delivery, or if sent by reputable overnight courier, on the first Business Day following the date of such mailing, as follows:

         If to the Company:

                  National Medical Health Card Systems, Inc.
                  26 Harbor Park Drive
                  Port Washington, New York  11050
                  Attn:  Chief Financial Officer
                  Telecopy:  (516) 626-8002

         with a copy to:

                  Fulbright & Jaworski L.L.P.
                  666 Fifth Avenue
                  New York, New York  10103
                  Attn:  Steven I. Suzzan, Esq.
                  Telecopy:  (212) 318-3400

         If to the Stockholders, to their address as set forth in the records of the Company with a copy to:

                  Hughes Hubbard & Reed LLP
                  One Battery Park Plaza
                  New York, New York  10004
                  Attn:  Kenneth A. Lefkowitz, Esq.
                  Telecopy:  (212) 422-4726

         If to the Purchaser:

                  New Mountain Partners, L.P.
                  712 Fifth Avenue, 23rd Floor
                  New York, New York  10019
                  Attn:  Mr. Steven B. Klinsky
                  Telecopy:  (212) 582-2277

         With a copy to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, New York  10004
                  Attn:  Aviva F. Diamant, Esq.
                  Telecopy:  (212) 859-4000

     Any party may by notice given in accordance with this Section 8(a) designate another address or Person for receipt of notices hereunder.

     (b) Amendments, Waivers, Etc. (i) This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by each of the parties hereto.

          (ii) If there shall occur a Fundamental Amendment of the Purchase Agreement, then, BEB on his own behalf and on behalf of the other Stockholders shall have the right to terminate this Agreement with no liability to any party but only by written notice to the Company and the Purchaser no later than two Business Days following receipt by BEB of written notice from the Company or the Purchaser of the occurrence of a Fundamental Amendment. The Company and the Purchaser agree to provide BEB with a copy of a Fundamental Amendment promptly upon its execution.
     "Fundamental Amendment" means the execution by the Company and the Purchaser of an amendment to or waiver by the Company or the Purchaser of any provision of the Purchase Agreement that

               (1) reduces the amount or changes the form of the Offer Consideration or has any other economic detriment to the Stockholders,

               (2) extends the date set forth in Section 10.1(a)(i)(A) of the Purchase Agreement,

               (3) modifies  Section  10.1(a)(ii)  or 10.1(a)(v) of the Purchase
          Agreement or any defined term used in any such Section in a manner that adversely affects the Stockholders, or

               (4) otherwise affects a Stockholder in a materially adverse manner.

     If BEB does not exercise the termination right described above, then this Agreement shall give effect to any modified terms incorporated from the Purchase Agreement and, except as so modified, shall continue in full force and effect.

     (c) Entire Agreement. This Agreement and the Purchase Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, in respect of the subject matter contained herein and therein other than those set forth or referred to herein or therein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

     (d) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof and provided that in the event any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith in an attempt to agree to another
provision  (in  lieu  of  the  term  or  application   held  to  be  invalid  or
unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

     (e) Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

     (f) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (h) Assignment, No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement shall not be assignable or otherwise Transferable by a party without the prior consent of the other parties, and any attempt to so assign or otherwise Transfer this Agreement without such consent shall be void and of no effect; provided that Purchaser may, in its sole discretion, assign or Transfer all or any of its rights, interests and obligations under this Agreement to any Affiliate of Purchaser. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto and as set forth in Section 2(a). Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

     (i) Jurisdiction; Waiver of Trial by Jury. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any Action arising out of or relating to this Agreement and the Contemplated Transactions (and agrees not to commence any Action relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement, or such other address as may be given by one or more parties to the other parties in accordance with the notice provisions of Section 8(a) shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any and all rights to trial by jury in connection with any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     (j) Rule 144. The Company agrees to file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the BEB may reasonably request, all to the extent required to enable the Stockholders to sell the Covered Securities pursuant to and in accordance with Rule 144. Such action shall include, but not be limited to, making available adequate current public information meeting the requirements of paragraph (c) of Rule 144.

     (k) No Recourse. The Company and the Purchaser agree that they shall have no recourse against any of the Stockholders with respect to any claims, losses, damages, liabilities, indemnities or other obligations arising from any breach by the Company of any of its obligations or representations or warranties under the Purchase Agreement.

     (l) Governing Law. This Agreement shall be governed by and construed in accordance with the Requirements of Law of the State of New York without giving effect to the principles of conflict of laws except for ss.5-1401 and ss.5-1402 of the General Obligations Law Provisions of the State of New York.

     (m) Name, Captions, Gender. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

     (n) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

     (o) Expenses. Each Stockholder shall bear its own expenses incurred in connection with this Agreement and the Purchase Agreement and the transactions contemplated hereby and thereby.

     (p) Certain Definitions. For purposes of this Agreement, "Representative Capacity" means as a proxy, an executor or administrator of any estate, a trustee of any trust or in any other fiduciary or representative capacity (other than as trustee or administrator of any employee benefit plan) if such Person, in such capacity, directly or indirectly possesses the power to vote or dispose or direct the voting of any shares of Common Stock.

     For purposes of this Agreement only, BEB and his Affiliates shall not be deemed to have made an Acquisition Proposal solely by reason of the acquisition of shares of Common Stock through the exercise of options or warrants issued by the Company.

     For purposes of this Agreement, it is agreed that, with respect to any time periods that are determined based on a Stockholder's employment with or service as a director of the Company or any of its Subsidiaries, such determination will be made by reference to the Person that is the Stockholder at the time of determination and therefore such time period may be different for each Stockholder.

     (q) Attorney-in-Fact. Upon execution of this Agreement, each Stockholder hereby irrevocably makes, constitutes and appoints BEB as its true and lawful agent and attorney-in-fact, with full powers of substitution, to act in such Stockholder's name, place and stead for all purposes of this Agreement including
(i) to execute and deliver on behalf of such Stockholder any consent, amendment or waiver hereto, provided, that such consent, amendment or waiver does not treat such Stockholder differently than any of the other Stockholders; (ii) to take all other actions to be taken by or on behalf of such Stockholder in connection herewith; (iii) to negotiate, settle, compromise and otherwise handle all claims of the Purchaser or the Company hereunder; (iv) to terminate this Agreement in accordance with its terms; and (v) to do each and every act and exercise any and all rights which such Stockholder or the Stockholders collectively are permitted or required to do or exercise under this Agreement. Each Stockholder hereby ratifies and confirms all that BEB shall do or cause to be done by virtue of his appointment as such Stockholder's agent and attorney-in-fact. The appointment of BEB shall be deemed coupled with an interest and as such shall be irrevocable and shall survive the death, incompetency, mental illness or insanity of the Stockholder, and any person dealing with BEB may conclusively and absolutely rely, without inquiry, upon any act of BEB as the act of the Stockholder in all matters referred to in this
Section 8(q).

                     SIGNATURE PAGE TO THE SUPPORT AGREEMENT


     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.



                                   By:     /s/James J. Bigl
                                       ----------------------------------------
                                       Name:  James J. Bigl
                                       Title: President and CEO



                                  PURCHASER:

                                  NEW MOUNTAIN PARTNERS, L.P.

                                  By:  New Mountain Investments, L.P.,
                                        its general partner

                                    By: New Mountain GP, LLC,
                                        its general partner



                                    By: /s/ Steven Klinsky
                                       ----------------------------------------
                                      Name: Steven Klinsky
                                     Title: Chief Executive Officer

                     SIGNATURE PAGE TO THE SUPPORT AGREEMENT




                                            P.W. CAPITAL CORP.



                                            By   /s/Bert E. Brodsky
                                                 ------------------------------
                                               Name:Bert E. Brodsky
                                              Title:President




                                              /s/Bert E. Brodsky
                                              ---------------------------------
                                                 Bert E. Brodsky



                                              /s/Lee Jared Brodsky
                                              ---------------------------------
                                                 Lee Jared Brodsky



                                             /s/David C. Brodsky
                                             ----------------------------------
                                                David C. Brodsky



                                              /s/Jeffrey H. Brodsky
                                             ----------------------------------
                                                 Jeffrey H. Brodsky



                                             /s/Jessica Brodsky Miller
                                             ----------------------------------
                                                Jessica Brodsky Miller

                     SIGNATURE PAGE TO THE SUPPORT AGREEMENT


                                         /s/Muriel M. Brodsky
                                            -----------------------------------
                                            MURIEL M. BRODSKY, not individually,
                                            but solely as the sole trustee of:

                                                 (i) That certain Trust created
                                                 pursuant to an Agreement by and
                                                 between Bert E. Brodsky, as
                                                 Grantor, and Muriel M. Brodsky,
                                                 as Trustee, dated May 24, 1999

                                                 (ii) That certain Trust created
                                                 pursuant to an Agreement by and
                                                 between Lee Jared Brodsky, as
                                                 Settlor, and Muriel M. Brodsky,
                                                 as Trustee, dated January 1,
                                                 2002

                                                 (iii) That certain Trust
                                                 created pursuant to an
                                                 Agreement by and between David
                                                 Craig Brodsky, as Settlor, and
                                                 Muriel M. Brodsky, as Trustee,
                                                 dated February 1, 2001

                                                 (iv) That certain Trust created
                                                 pursuant to an Agreement by and
                                                 between Jeffrey Holden Brodsky,
                                                 as Settlor, and Muriel M.
                                                 Brodsky, as Trustee, dated
                                                 February 1, 2001

                                                 (v) That certain Trust created
                                                 pursuant to an Agreement by and
                                                 between Jessica Brodsky Miller
                                                 f/k/a Jessica Heather Brodsky,
                                                 as Settlor, and Muriel M.
                                                 Brodsky, as Trustee, dated
                                                 February 1, 2001

                                   Schedule A
                        Ownership of Covered Securities


                                 Total Shares of        Total            Total              Total            Tendered
  Stockholder                     Common Stock        Options          Warrants      Covered Securities       Shares

Bert E. Brodsky                     2,993,070          300,000           30,000           3,323,070         2,990,763
Bert E. Brodsky Revocable             100,000            - 0 -            - 0 -             100,000            90,000
Trust dated May 24, 1999
P.W. Capital Corp.                      1,725            - 0 -            - 0 -               1,725             1,553
Lee Jared Brodsky                     369,461            - 0 -            - 0 -             369,461           332,515
The Irrevocable Trust of Lee           10,144            - 0 -            - 0 -              10,144             9,130
Jared Brodsky dated January 1,
2002
David Craig Brodsky                   369,462            - 0 -            - 0 -             369,462           332,516
The Irrevocable Trust of David         10,145            - 0 -            - 0 -              10,145             9,131
Craig Brodsky dated February
1, 2001
Jeffrey Holden Brodsky                369,461            - 0 -            - 0 -             369,461           332,515
The Irrevocable Trust of               10,145            - 0 -            - 0 -              10,145             9,131
Jeffrey Holden Brodsky dated
February 1, 2001
Jessica Brodsky Miller                369,461            - 0 -            - 0 -             369,461           332,515
The Irrevocable Trust of               10,145            - 0 -            - 0 -              10,145             9,131
Jessica Brodsky Miller dated
February 1, 2001

       Total                        4,613,219          300,000           30,000           4,943,219         4,448,900


The following trust agreements contain obligations on the Stockholder to Transfer the Covered Securities in accordance with the terms of such trust agreements:
-------------------------------------------------------------------------------

     That certain Trust created pursuant to an Agreement by and between Bert E. Brodsky, as Grantor, and Muriel M. Brodsky, as
     Trustee, dated May 24, 1999

     That certain Trust created pursuant to an Agreement by and between Lee Jared Brodsky, as Settlor, and Muriel M. Brodsky, as Trustee, dated January 1, 2002

     That certain Trust created pursuant to an Agreement by and between David Craig Brodsky, as Settlor, and Muriel M. Brodsky, as Trustee, dated February 1, 2001

     That certain Trust created pursuant to an Agreement by and between Jeffrey Holden Brodsky, as Settlor, and Muriel M. Brodsky, as Trustee, dated February 1, 2001

     That certain Trust created pursuant to an Agreement by and between Jessica Brodsky Miller f/k/a Jessica Heather Brodsky, as Settlor, and Muriel M. Brodsky, as Trustee, dated February 1, 2001

                                   Schedule B

The Stockholders will file applications under the HSR Act if required by law.

                                     Annex A

                                [Bank Letterhead]

                                                           [Date]


Health, Inc.


Attention:  Chief Financial Officer

The Stockholders Listed on Schedule A Hereto

New Mountain Partners, L.P.
712 Fifth Avenue, 23rd Floor
New York, NY  10019

Attention:  [___________]

Dear Sir or Madam:

     Reference is made to the Support Agreement, dated as of October 30, 2003, by and among Health, Inc. (the "Company"), certain other stockholders of the Company as set forth therein (each, a "Stockholder"), and New Mountain Partners, L.P. (the "Support Agreement"), a copy of which has been provided to [Bank] ("Bank"). Bank hereby agrees that effective as of any foreclosure with respect to any of the shares of common stock of the Company pledged by _______ (the "Pledged Shares") pursuant to the [pledge security agreement, the loan agreement related to the pledge security agreement, and any other agreement to which Bank and ______ is a party] (collectively, the "Bank Agreements"), this letter agreement will constitute a counterpart to the Support Agreement pursuant to which Bank (a) represents and warrants to the Company and the Purchaser as to the matters set forth in Section 6 of the Support Agreement (such representations to be made as of date of the foreclosure) and (b) agrees to be bound, with respect to the Pledged Shares, by all sections of the Support Agreement other than Sections 3(b)[Non-Solicitation], 3(c)[Competitive Activity] and 3[(d)][Resignation] to the same extent as a Stockholder thereunder.

     This letter may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument.

                                              [BANK]


                                            By:
                                               --------------------------------
                                              Name:
                                             Title:

Acknowledged and agreed:

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.



By:
     --------------------------------------
     Name:
     Title:

NEW MOUNTAIN PARTNERS, L.P.

By:    New Mountain Investments, L.P.,
       its general partner

       By:    New Mountain GP, LLC,
              its general partner



        By:
           --------------------------------------------
           Name:
          Title:




[Insert signature block for appropriate Stockholder]